Exhibit 10.22
Execution Version

SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

OF

NEXPOINT STORAGE PARTNERS OPERATING COMPANY, LLC

THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION, UNLESS IN THE OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THE PROPOSED SALE, TRANSFER OR OTHER DISPOSITION MAY BE EFFECTED WITHOUT REGISTRATION UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES OR “BLUE SKY” LAWS.
Dated as of December 8, 2022
AmericasActive:17820717.17

i
AmericasActive:17820717.17

AmericasActive:17820717.17

List of Exhibits:

Exhibit A —    Form of Member Registry

Exhibit B —    Capital Account Maintenance

Exhibit C —    Special Allocation Rules

Exhibit D —    Notice of Redemption

Exhibit E —    Form of DRO Registry

Exhibit F —    Notice of Election by Member to Convert LTIP Units into Class A Units

Exhibit G —    Notice of Election by Company to Force Conversion of LTIP Units into Class A Units

AmericasActive:17820717.17

List of Schedules

Schedule 1.1 —    SAFStor Assets

AmericasActive:17820717.17

SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT
OF
NEXPOINT STORAGE PARTNERS OPERATING COMPANY, LLC
THIS SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT of NexPoint Storage Partners Operating Company, LLC (the “Company”), dated as of December 8, 2022 (the “Agreement”), is entered into by and among NexPoint Storage Partners, Inc., a Maryland corporation, as the “Managing Member” of the Company, together with any other Persons who become Members of the Company as provided herein.
WHEREAS, on March 5, 2015, the Managing Member formed the Company, as a limited partnership pursuant to Delaware law by the filing of the Certificate of Limited Partnership with the Delaware Secretary of State;
WHEREAS on December 30, 2015, the Company converted to a limited liability company pursuant to section 18-214 of the Delaware Limited Liability Company Act, as amended from time to time, and any successor to such statute (the “Act”), and section 17-219 of the Delaware Revised Uniform Limited Partnership Act, as amended, by the simultaneous filing of the Certificate of Formation and the Certificate of Conversion;
WHEREAS, the Company was previously governed by that certain Amended and Restated Limited Liability Company Agreement of the Company (as amended through the Effective Date, the “Prior Agreement”) dated as of November 6, 2020, which was ratified, confirmed and approved by the Managing Member and the other Members of the Company; and
WHEREAS, the Managing Member and the other Members now wish to enter into this Agreement, which, for the avoidance of doubt, replaces the Prior Agreement in its entirety.
NOW, THEREFORE, in consideration of the mutual covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree to enter into the Agreement and agree to continue the Company as a limited liability company under the Delaware Act, as follows:
ARTICLE I

DEFINED TERMS
The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement.
“Act” has the meaning set forth in the Recitals.
“Additional Member” means a Person admitted to the Company as a Member pursuant to Section 12.2 and who is shown as a Member in the Member Registry.
“Adjusted Capital Account” means the Capital Account maintained for each Member as of the end of each Fiscal Year (i) increased by any amounts which such Member is obligated to restore pursuant to any provision of this Agreement or is deemed to be obligated to restore pursuant to the penultimate sentences of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5) and (ii) decreased by the items described in Regulations Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) and 1.704-1(b)(2)(ii)(d)(6). The foregoing definition of Adjusted Capital Account is intended to comply with the provisions of Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

“Adjusted Capital Account Deficit” means, with respect to any Member, the deficit balance, if any, in such Member’s Adjusted Capital Account as of the end of the relevant Fiscal Year.
“Adjusted Property” means any property the Carrying Value of which has been adjusted pursuant to Exhibit B.
“Adjustment Event” has the meaning set forth in Section 4.6.A(i).
“Affiliate” means, with respect to any Person, (i) any Person directly or indirectly controlling, controlled by or under common control with such Person, (ii) any Person owning or controlling ten percent (10%) or more of the outstanding voting interests of such Person, (iii) any Person of which such Person owns or controls ten percent (10%) or more of the voting interests or (iv) any officer, director, general partner or trustee of such Person or any Person referred to in clauses (i), (ii), and (iii) above. For purposes of this definition, “control,” when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.
“Aggregate DRO Amount” means the aggregate balances of the DRO Amounts, if any, of all DRO Members, if any, as determined on the date in question.
“Agreed Value” means (i) in the case of any Contributed Property, the Section 704(c) Value of such property as of the time of its contribution to the Company, reduced by any liabilities either assumed by the Company upon such contribution or to which such property is subject when contributed as determined under Section 752 of the Code and the Regulations thereunder; and (ii) in the case of any property distributed to a Member by the Company, the Company’s Carrying Value of such property at the time such property is distributed, reduced by any indebtedness either assumed by such Member upon such distribution or to which such property is subject at the time of distribution as determined under Section 752 of the Code and the Regulations thereunder.
“Agreement” means this Second Amended and Restated Limited Liability Company Agreement, as it may be amended, supplemented or restated from time to time.
“Assignee” means a Person to whom one or more Units have been transferred in a manner permitted under this Agreement, but who has not become a Substituted Member, and who has the rights set forth in Section 11.5.
“Available Cash” means, with respect to any period for which such calculation is being made:
(a) all cash revenues and other funds received by the Company from whatever source (including proceeds from any sale or financing or refinancing of assets but excluding the proceeds of any Capital Contribution, unless otherwise determined by the Managing Member in its reasonable discretion) plus the amount of any reduction (including, without limitation, a reduction resulting because the Managing Member determines such amounts are no longer necessary) in reserves of the Company, which reserves are referred to in clause (b)(iv) below;
(b) less the sum of the following (except to the extent made with the proceeds of any Capital Contribution):
(i) all interest, principal and other debt-related payments made during such period by the Company,

(ii) all cash expenditures (including capital expenditures) made by the Company during such period,
(iii) investments in any entity (including loans made thereto) to the extent that such investments are permitted under this Agreement and are not otherwise described in clauses (b)(i) or (ii), and
(iv) the amount of any increase in reserves established during such period which the Managing Member determines is necessary or appropriate in its reasonable discretion (including any reserves that may be necessary or appropriate to account for distributions required with respect to Units having a preference over other classes, series or sub-series of Units); and
(c) with any other adjustments as determined by the Managing Member, in its reasonable discretion.
Notwithstanding the foregoing, after commencement of the dissolution and liquidation of the Company, Available Cash shall not include any cash received from or reductions in reserves and shall not take into account any disbursements made or reserves established.
“Book-Tax Disparities” means, with respect to any item of Contributed Property or Adjusted Property, as of the date of any determination, the difference between the Carrying Value of such Contributed Property or Adjusted Property and the adjusted basis thereof for U.S. federal income tax purposes as of such date. A Member’s share of the Company’s Book-Tax Disparities in all of its Contributed Property and Adjusted Property will be reflected by the difference between such Member’s Capital Account balance as maintained pursuant to Exhibit B and the hypothetical balance of such Member’s Capital Account computed as if it had been maintained strictly in accordance with U.S. federal income tax accounting principles.
“Budget Act” has the meaning set forth in Section 10.3.A(i).
“Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close.
“Capital Account” means the Capital Account maintained for a Member pursuant to Exhibit B.
“Capital Account Limitation” has the meaning set forth in Section 4.7.B.
“Capital Contribution” means, with respect to any Member, any cash and the Agreed Value of Contributed Property which such Member contributes or is deemed to contribute to the Company.
“Carrying Value” means (i) with respect to a Contributed Property or Adjusted Property, the Section 704(c) Value of such property reduced (but not below zero) by all Depreciation with respect to such Contributed Property or Adjusted Property, as the case may be, charged to the Members’ Capital Accounts and (ii) with respect to any other Company property, the adjusted basis of such property for U.S. federal income tax purposes, all as of the time of determination. The Carrying Value of any property shall be adjusted from time to time in accordance with Exhibit B, and to reflect changes, additions (including capital improvements thereto) or other adjustments to the Carrying Value for dispositions and acquisitions of Company properties, as deemed appropriate by the Managing Member.
“Cash Amount” means an amount of cash equal to the Value on the Valuation Date of the Shares Amount.

“Certificate of Conversion” means the Certificate of Conversion relating to the Company filed in the office of the Delaware Secretary of State, as amended from time to time in accordance with the terms hereof and the Act.
“Certificate of Formation” means the Certificate of Formation relating to the Company filed in the office of the Delaware Secretary of State, as amended from time to time in accordance with the terms hereof and the Act.
“Change of Control” has the meaning set forth in the Series D Articles Supplementary.
“Charter” means the charter of the Managing Member, within the meaning of Section 1-101(f) of the Maryland General Corporation Law.
“Class A Unit” means any Common Unit designated as a Class A Unit or any other Common Unit that is not specifically designated by the Managing Member as being a Class B Unit or another specified class of Units.
“Class A Unit Distribution” has the meaning set forth in Section 4.6.A(ii).
“Class A Unit Economic Balance” has the meaning set forth in Section 6.1.E.
“Class A Unit Transaction” means any financing, reorganization, acquisition, merger, consolidation, unit exchange, self-tender offer for all or substantially all Class A Units or other business combination or reorganization, or sale of all or substantially all of the Company’s assets.
“Class B Available Cash” means Available Cash primarily attributable to, directly or indirectly, the SAFStor Assets.
“Class B Unit” means any Common Unit designated as a Class B Unit.
“Class B Unit Transaction” means any financing, reorganization, acquisition, merger, consolidation, unit exchange, self-tender offer for all or substantially all Class B Units or other business combination or reorganization, or sale of all or substantially all of the Company’s assets.
“Code” means the Internal Revenue Code of 1986, as amended and in effect from time to time, as interpreted by the applicable regulations thereunder. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of future law.
“Common Unit” means a Unit of Interest without any preference with respect to the amount and timing of any distribution from the Company as set forth in this Agreement and attachments hereto, and generally designated or referred to as such by the Managing Member in this Agreement, including all Class A Units, Class B Units and LTIP Units. The Company may have one or more classes of Common Units. As used in this Agreement, unless specifically mentioned otherwise, Common Units of the various classes then outstanding will be referred to as “Common Units” in the aggregate.
“Common Unit Transaction” means any Class A Unit Transaction, Class B Unit Transaction or any other financing, reorganization, acquisition, merger, consolidation, unit exchange, self-tender offer for all or substantially all Common Units or other business combination or reorganization, or sale of all or substantially all of the Company’s assets.

“Company” means NexPoint Storage Partners Operating Company, LLC, the limited liability company formed under the Act pursuant to the terms and conditions set forth in this Agreement.
“Company Record Date” means the record date established by the Managing Member either (i) for the distribution of Available Cash pursuant to Section 5.1, which record date shall be the same as the record date established by the Managing Member Entity for a distribution to its stockholders of some or all of its portion of such distribution, or (ii) if applicable, for determining the Members entitled to vote on or Consent to any proposed action for which the Consent or approval of the Members is sought pursuant to Section 14.2.
“Consent” means the consent or approval of a proposed action by a Member given in accordance with this Agreement.
“Consent of the Non-Managing Members” means the Consent of the Non-Managing Members (excluding for this purpose (i) any Interests held by the Managing Member, (ii) any Person of which the Managing Member directly or indirectly owns or controls more than fifty percent (50%) of the voting interests and (iii) any Person directly or indirectly owning or controlling more than fifty percent (50%) of the outstanding voting interests of the Managing Member or the Managing Member Entity) holding Interests representing more than fifty percent (50%) of the Percentage Interest of the Common Units of all Non-Managing Members who are not excluded pursuant to (i), (ii) and (iii) above.
“Constituent Person” has the meaning set forth in Section 4.7.F.
“Contributed Property” means each property or other asset contributed to the Company, in such form as may be permitted by the Act, but excluding cash contributed or deemed contributed to the Company. Once the Carrying Value of a Contributed Property is adjusted pursuant to Exhibit B, such property shall no longer constitute a Contributed Property for purposes of Exhibit B, but shall be deemed an Adjusted Property for such purposes.
“Conversion Date” has the meaning set forth in Section 4.7.B.
“Conversion Factor” means 1.0; provided, however, that, if the Managing Member Entity (i) declares or pays a dividend on its outstanding Shares in Shares or makes a distribution to all holders of its outstanding Shares in Shares and does not make a corresponding distribution on Common Units in Common Units corresponding to such class thereof, (ii) subdivides its outstanding Shares, or (iii) combines its outstanding Shares into a smaller number of Shares, the Conversion Factor shall be adjusted by multiplying the Conversion Factor by a fraction, the numerator of which shall be the number of Shares issued and outstanding on the record date for such dividend, distribution, subdivision or combination (assuming for such purposes that such dividend, distribution, subdivision or combination has occurred as of such time) and the denominator of which shall be the actual number of Shares (determined without the above assumption) issued and outstanding on the record date for such dividend, distribution, subdivision or combination; and provided further that if an entity other than an Affiliate of the Managing Member or the Managing Member Entity shall become the Managing Member pursuant to any merger, consolidation or combination of the Managing Member or the Managing Member Entity with or into another entity (the “Successor Entity”), the Conversion Factor shall be adjusted by multiplying the Conversion Factor by the number of shares of the Successor Entity into which one Share is converted pursuant to such merger, consolidation or combination, determined as of the date of such merger, consolidation or combination. Any adjustment to the Conversion Factor shall become effective immediately after the effective date of the event retroactive to the record date, if any, for the event giving rise thereto, it being intended that (x) adjustments to the Conversion Factor are to be made to avoid unintended dilution or anti-dilution as a result of transactions in which Shares are issued, redeemed or exchanged without a corresponding issuance, redemption or exchange of Units and (y) if a Specified Redemption Date shall fall between the record date and the effective date of any event of the type described above, that the Conversion Factor applicable to such redemption shall be adjusted to take into account such event.
“Conversion Notice” has the meaning set forth in Section 4.7.B.
“Conversion Right” has the meaning set forth in Section 4.7.A.
“Convertible Funding Debt” has the meaning set forth in Section 7.5.F.
“Debt” means, as to any Person, as of any date of determination, (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services, (ii) all amounts owed by such Person to banks or other Persons in respect of reimbursement obligations under letters of credit, surety bonds and other similar instruments guaranteeing payment or other performance of obligations by such Person, (iii) all indebtedness for borrowed money or for the deferred purchase price of property or services secured by any lien on any property owned by such Person, to the extent attributable to such Person’s interest in such property, even though such Person has not assumed or become liable for the payment thereof, and (iv) obligations of such Person incurred in connection with entering into a lease which, in accordance with generally accepted accounting principles, should be capitalized.
“Depreciation” means, for each Fiscal Year, an amount equal to the U.S. federal income tax depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such year, except that if the Carrying Value of an asset differs from its adjusted basis for U.S. federal income tax purposes at the beginning of such year or other period, Depreciation shall be an amount which bears the same ratio to such beginning Carrying Value as the U.S. federal income tax depreciation, amortization, or other cost recovery deduction for such year bears to such beginning adjusted tax basis; provided, however, that if the U.S. federal income tax depreciation, amortization, or other cost recovery deduction for such year is zero, Depreciation shall be determined with reference to such beginning Carrying Value using any reasonable method selected by the Managing Member.
“DRO Amount” means the amount specified in the DRO Registry with respect to any DRO Member, as such DRO Registry may be amended from time to time.
“DRO Member” means a Member who has agreed in writing to be a DRO Member and has agreed and is obligated to make certain contributions, not in excess of such DRO Member’s DRO Amount, to the Company with respect to any deficit balance in such Member’s Capital Account upon the occurrence of certain events. A DRO Member who is obligated to make any such contribution only upon liquidation of the Company shall be designated in the DRO Registry as a Part I DRO Member and a DRO Member who is obligated to make any such contribution to the Company either upon liquidation of the Company or upon liquidation of such DRO Member’s Interest shall be designated in the DRO Registry as a Part II DRO Member.
“DRO Registry” means the DRO Registry maintained by the Managing Member in the books and records of the Company containing substantially the same information as would be necessary to complete the Form of DRO Registry attached hereto as Exhibit E.
“Economic Capital Account Balances” has the meaning set forth in Section 6.1.E.
“Effective Date” shall mean the date of this Agreement.

“Equity Incentive Plan” means any equity incentive plan of the Managing Member, the Managing Member Entity, the Company and/or any Affiliate of the Company.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Fiscal Year” means the fiscal year of the Company, which shall be the calendar year as provided in Section 9.2.
“Forced Conversion” has the meaning set forth in Section 4.7.C.
“Forced Conversion Notice” has the meaning set forth in Section 4.7.C.
“Funding Debt” means any Debt incurred for the purpose of providing funds to the Company by or on behalf of the Managing Member or the Managing Member Entity or any wholly owned subsidiary of either the Managing Member or the Managing Member Entity.
“Immediate Family” means, with respect to any natural Person, such natural Person’s spouse, parents, descendants, nephews, nieces, brothers, and sisters.
“Incapacity” or “Incapacitated” means, (i) as to any individual who is a Member, death, total physical disability or entry by a court of competent jurisdiction adjudicating such Member incompetent to manage his or her Member or estate, (ii) as to any corporation which is a Member, the filing of a certificate of dissolution, or its equivalent, for the corporation or the revocation of its charter, (iii) as to any partnership or limited liability company which is a Member, the dissolution and commencement of winding up of the Company or limited liability company, (iv) as to any estate which is a Member, the distribution by the fiduciary of the estate’s entire interest in the Company, (v) as to any trustee of a trust which is a Member, the termination of the trust (but not the substitution of a new trustee) or (vi) as to any Member, the bankruptcy of such Member. For purposes of this definition, bankruptcy of a Member shall be deemed to have occurred when (a) the Member commences a voluntary proceeding seeking liquidation, reorganization or other relief under any bankruptcy, insolvency or other similar law now or hereafter in effect, (b) the Member is adjudged as bankrupt or insolvent, or a final and nonappealable order for relief under any bankruptcy, insolvency or similar law now or hereafter in effect has been entered against the Member, (c) the Member executes and delivers a general assignment for the benefit of the Member’s creditors, (d) the Member files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the Member in any proceeding of the nature described in clause (b) above, (e) the Member seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator for the Member or for all or any substantial part of the Member’s properties, (f) any proceeding seeking liquidation, reorganization or other relief under any bankruptcy, insolvency or other similar law now or hereafter in effect has not been dismissed within one hundred twenty (120) days after the commencement thereof, (g) the appointment without the Member’s consent or acquiescence of a trustee, receiver or liquidator has not been vacated or stayed within ninety (90) days of such appointment or (h) an appointment referred to in clause (g) is not vacated within ninety (90) days after the expiration of any such stay.
“Indemnitee” means (i) any Person made a party to a proceeding by reason of its status as (A) a Managing Member, (B) the Managing Member Entity, (C) a Non-Managing Member or (D) a trustee, director, shareholder, partner, member, employee, representative, agent or officer of the Company, the Managing Member or the Managing Member Entity and (ii) such other Persons (including Affiliates of either a Member or the Company) as the Managing Member may designate from time to time (whether before or after the event giving rise to potential liability), in its sole and absolute discretion.
“Interest” means an Interest of a Member in the Company representing a fractional part of the ownership interest in the Company and includes any and all benefits to which the holder of such an Interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement. An Interest may be expressed as a number of Units.
“Invested Capital” means an initial value for the Class A Units of $172,856,846.80, which, for the avoidance of doubt, is equal to the aggregate initial Capital Contribution of the Managing Member attributable to the common stock (or other comparable equity interest) of the Managing Member, minus the total amount of all dividends and other distributions paid on the Class A Units and/or Shares from time to time.
“IRS” means the Internal Revenue Service, which administers the internal revenue laws of the United States.
“Junior Securities” has the meaning set forth in Section 4.8.B.
“Liquidating Event” has the meaning set forth in Section 13.1.
“Liquidating Gains” has the meaning set forth in Section 6.1.E.
“Liquidation” has the meaning set forth in the Series D Articles Supplementary.
“Liquidator” has the meaning set forth in Section 13.2.A.
“LTIP Unitholder” means a Member that holds LTIP Units.
“LTIP Units” means a Unit which is designated as an LTIP Unit and which has the rights, preferences and other privileges designated in Section 4.6 and elsewhere in this Agreement in respect of holders of LTIP Units. The allocation of LTIP Units among the Members shall be set forth in the Member Registry, as it may be amended or restated from time to time.
“LV Safe Harbor” “LV Safe Harbor Election” and “LV Safe Harbor Interest” each has the meaning set forth in Section 10.3.B.
“Managing Member” means NexPoint Storage Partners, Inc., a Maryland corporation, or its successor, as managing member of the Company.
“Managing Member Entity” means the Managing Member, or its successor, as managing member of the Company.
“Material Event Redemption” has the meaning set forth in Series D Articles Supplementary.
“Member” means any Person named as a Member, including the Managing Member or a Non-Managing Member, in the Member Registry or any Substituted Member or Additional Member, in such Person’s capacity as a Member of the Company.

“Member Registry” means the Member Registry maintained by the Managing Member in the books and records of the Company containing substantially the same information as would be necessary to complete the form of Member Registry attached hereto as Exhibit A.
“Net Income” means, for any taxable period, the excess, if any, of the Company’s items of income and gain for such taxable period over the Company’s items of loss and deduction for such taxable period. The items included in the calculation of Net Income shall be determined in accordance with Exhibit B. If an item of income, gain, loss or deduction that has been included in the initial computation of Net Income is subjected to the special allocation rules in Exhibit C, Net Income or the resulting Net Loss, whichever the case may be, shall be recomputed without regard to such item.
“Net Loss” means, for any taxable period, the excess, if any, of the Company’s items of loss and deduction for such taxable period over the Company’s items of income and gain for such taxable period. The items included in the calculation of Net Loss shall be determined in accordance with Exhibit B. If an item of income, gain, loss or deduction that has been included in the initial computation of Net Loss is subjected to the special allocation rules in Exhibit C, Net Loss or the resulting Net Income, whichever the case may be, shall be recomputed without regard to such item.
“New Securities” means (i) any rights, options, warrants or convertible or exchangeable securities having the right to subscribe for or purchase Shares, excluding grants under any Equity Incentive Plan, or (ii) any Debt issued by the Managing Member Entity that provides any of the rights described in clause (i).
“Non-Managing Member” means any Person named in the Member Registry other than the Managing Member.
“Nonrecourse Built-in Gain” means, with respect to any Contributed Properties or Adjusted Properties that are subject to a mortgage or negative pledge securing a Nonrecourse Liability, the amount of any taxable gain that would be allocated to the Members pursuant to Section 2.B of Exhibit C if such properties were disposed of in a taxable transaction in full satisfaction of such liabilities and for no other consideration.
“Nonrecourse Deductions” has the meaning set forth in Regulations Section 1.704-2(b)(1), and the amount of Nonrecourse Deductions for a Fiscal Year shall be determined in accordance with the rules of Regulations Section 1.704-2(c).
“Nonrecourse Liability” has the meaning set forth in Regulations Section 1.752-1(a)(2).
“Notice of Redemption” means a Notice of Redemption substantially in the form of Exhibit D.
“Operating Entity” has the meaning set forth in Section 7.4.F.
“Parent Entity” has the meaning set forth in Section 7.4.F.
“Partner Minimum Gain” means an amount, with respect to each Partner Nonrecourse Debt, equal to the Company Minimum Gain that would result if such Partner Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Regulations Section 1.704-2(i)(3).
“Partner Nonrecourse Debt” has the meaning set forth in Regulations Section 1.704-2(b)(4).

“Partner Nonrecourse Deductions” has the meaning set forth in Regulations Section 1.704-2(i), and the amount of Partner Nonrecourse Deductions with respect to a Partner Nonrecourse Debt for a Fiscal Year shall be determined in accordance with the rules of Regulations Section 1.704-2(i)(2).
“Partnership Minimum Gain” has the meaning set forth in Regulations Section 1.704-2(b)(2), and the amount of Partnership Minimum Gain, as well as any net increase or decrease in Partnership Minimum Gain, for a Fiscal Year shall be determined in accordance with the rules of Regulations Section 1.704-2(d).
“Percentage Interest” means, as to a Member holding a class or series of Units, its interest in such class, determined by dividing the Units of such class or series owned by such Member by the total number of Units of such class or series then outstanding.
“Permitted DST Transaction” has the meaning set forth in the Series D Articles Supplementary.
“Permitted Intercompany Loans” means, as of any particular time, one or more loans from the Company, or any Subsidiary of the Company that does not own, directly or indirectly, any SAFStor Assets, on the one hand, to any Subsidiary of the Company that owns, directly or indirectly, any SAFStor Assets, on the other hand, in exchange for cash on customary arm’s length terms; provided, that the aggregate principal amount of all such loans does not exceed, individually or in the aggregate, $15,000,000.
“Person” means a natural person, partnership (whether general or limited), trust, estate, association, corporation, limited liability company, unincorporated organization, custodian, nominee or any other individual or entity in its own or any representative capacity.
“Predecessor Entity” has the meaning set forth in the definition of “Conversion Factor” herein.
“Prior Agreement” has the meaning set forth in the Recitals.
“Publicly Traded” means listed or admitted to trading on the New York Stock Exchange, the NYSE American, the NASDAQ Stock Market or any successor to any of the foregoing.
“Qualified Assets” means any of the following assets: (i) interests, rights, options, warrants or convertible or exchangeable securities of the Company; (ii) Debt issued by the Company or any Subsidiary thereof in connection with the incurrence of Funding Debt; (iii) equity interests in Qualified REIT Subsidiaries and limited liability companies (or other entities disregarded from their sole owner for U.S. federal income tax purposes, including wholly owned grantor trusts) whose assets consist solely of Qualified Assets; (iv) up to a one percent (1%) equity interest in any partnership or limited liability company at least ninety-nine percent (99%) of the equity of which is owned, directly or indirectly, by the Company; (v) cash held for payment of administrative expenses or pending distribution to security holders of the Managing Member Entity or any wholly owned Subsidiary thereof or pending contribution to the Company; and (vi) other tangible and intangible assets that, taken as a whole, are de minimis in relation to the net assets of the Company and its Subsidiaries.
“Qualified REIT Subsidiary” means any Subsidiary of the Managing Member Entity that is a “qualified REIT subsidiary” within the meaning of Section 856(i) of the Code.

“Recapture Income” means any gain recognized by the Company (computed without regard to any adjustment pursuant to Section 754 of the Code) upon the disposition of any property or asset of the Company, which gain is characterized either as ordinary income or as “unrecaptured Section 1250 gain” (as defined in Section 1(h)(6) of the Code) because it represents the recapture of depreciation deductions previously taken with respect to such property or asset.
“Recourse Liabilities” means the amount of liabilities owed by the Company (other than Nonrecourse Liabilities and liabilities to which Partner Nonrecourse Deductions are attributable in accordance with Section 1.704-(2)(i) of the Regulations).
“Redeeming Member” has the meaning set forth in Section 8.6.A.
“Redemption Amount” means either the Cash Amount or the Shares Amount, as determined by the Managing Member, in its sole and absolute discretion; provided, however, that if the Shares are not Publicly Traded at the time a Redeeming Member exercises its Redemption Right, the Redemption Amount shall be paid only in the form of the Cash Amount unless the Redeeming Member, in its sole and absolute discretion, consents to payment of the Redemption Amount in the form of the Shares Amount. A Redeeming Member shall have no right, without the Managing Member’s consent, in its sole and absolute discretion, to receive the Redemption Amount in the form of the Shares Amount.
“Redemption Right” has the meaning set forth in Section 8.6.A.
“Regulations” means the Treasury Regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).
“REIT” means an entity that qualifies as a real estate investment trust under the Code.
“REIT Non-Compliance” has the meaning set forth in Section 4.8.E(ii).
“REIT Non-Compliance Determination” has the meaning set forth in Section 4.8.E(ii).
“REIT Preferred Units” means the Series C Preferred Units and any other series of Units that is authorized and approved by the Managing Member and issued solely in connection with the Managing Member’s issuance(s) of Shares in accordance with the Charter to the extent required in order for the Managing Member to comply with the requirements of Sections 856(a)(5) and 856(b) of the Code.
“REIT Requirements” has the meaning set forth in Section 5.1.A.
“Remaining Liquidation Cash” means all cash available for distribution, after (i) payment in full of all obligations under Section 13.2.A(1)-(6) and (ii) payment in full of the Invested Capital to the holders of Common Units and/or Shares.
“Residual Gain” or “Residual Loss” means any item of gain or loss, as the case may be, of the Company recognized for U.S. federal income tax purposes resulting from a sale, exchange or other disposition of Contributed Property or Adjusted Property, to the extent such item of gain or loss is not allocated pursuant to Section 2.B.1(a) or 2.B.2(a) of Exhibit C to eliminate Book-Tax Disparities.
“Safe Harbor” has the meaning set forth in Section 11.6.F.

“SAFStor Assets” means, initially, the SAFStor Entities, together with their direct and indirect subsidiaries and all properties owned, directly or indirectly, by such entities at the closing of the SAFStor Transaction, as set forth on Schedule 1.1, and all other assets owned by such SAFStor Entities at such time, together with any proceeds, properties, assets or other interests primarily relating thereto, including, without limitation, in connection with any sale, assignment, pledge, encumbrance, hypothecation, mortgage, exchange or any other disposition by law or otherwise, whether pursuant to a financing, reorganization, merger, consolidation, exchange, tender offer, redemption or other business combination or reorganization, or sale, of all or any portion of the assets, properties or equity interests owned by, directly or indirectly, such SAFStor Entities, together with any proceeds, properties, assets or other interests received therefrom, in each case, as reasonably determined by the Managing Member.
“SAFStor Entities” means those certain entities set forth on Schedule 1.1.
“SAFStor Transaction” means the acquisition by the Company, directly or indirectly of all of the issued and outstanding equity interests of the SAFStor Entities pursuant to (a) those certain Membership Interest Purchase Agreements, each dated on or about the date hereof, by and among the Company and the respective managing member of each SAFStor Entity and (b) that certain Contribution Agreement, dated on or about the date hereof, by and among the Company and the respective non-managing member of each SAFStor Entity.
“SAFStor Valuation” has the meaning set forth in Section 7.14.
“SDAT” means the State Department of Assessments and Taxation of the State of Maryland.
“Section 704(c) Value” of any Contributed Property or Adjusted Property means the fair market value of such property at the time of contribution or adjustment, as the case may be, as determined by the Managing Member using such reasonable method of valuation as it may adopt; provided, however, subject to Exhibit B, the Managing Member shall, in its sole and absolute discretion, use such method as it deems reasonable and appropriate to allocate the aggregate of the Section 704(c) Value of Contributed Properties or Adjusted Properties in a single or integrated transaction among each separate property on a basis proportional to its fair market values.
“Securities Act” means the Securities Act of 1933, as amended.
“Series C Preferred Articles Supplementary” means the Articles Supplementary of NexPoint Storage Partners, Inc., filed with the SDAT on December 1, 2020, designating the terms, rights and preferences of the Series C Preferred Stock.
“Series C Preferred Distribution Payment Date” has the meaning set forth in Section 4.9.C(i).
“Series C Preferred Distribution Record Date” has the meaning set forth in Section 4.9.C(i).
“Series C Preferred Liquidation Event” has the meaning set forth in Section 4.9.D(i).
“Series C Preferred Liquidation Preference” has the meaning set forth in Section 4.9.D(i).
“Series C Preferred Original Issue Date” has the meaning set forth in Section 4.9.C(i).

“Series C Preferred Redemption Premium” has the meaning set forth in Section 4.9.E(i).
“Series C Preferred Stock” means the 12.0% Series C Cumulative Non-Voting Preferred Stock, par value $0.01 per share, of the Managing Member.
“Series C Preferred Units” has the meaning set forth in Section 4.9.A.
“Series C Units” has the meaning set forth in Section 4.10.C.
“Series C Units Distribution Amount” means (a) 10% of the fair market value (as determined by the Managing Member in its reasonable discretion) of the total of the kind and amount of consideration payable in connection with any distribution on Common Units (other than Class B Units) pursuant to Article V, paid pro rata based on the number of Series C Units then outstanding (for the avoidance of doubt, without reference to the number of Common Units then outstanding) and (b) to the extent applicable, the Series C Units Participation Amount; provided, however, if shares of Series D Preferred Stock are outstanding and the holder or holders thereof receive payment of the Participating Dividend Amount (as defined in the Series D Articles Supplementary) on the same payment date as any distribution on Common Units, the Series C Units Distribution Amount shall be reduced on a dollar-for-dollar basis by the amount of such Participating Dividend Amount paid by the Managing Member. For the avoidance of doubt, except to the extent attributable to the Series C Units Participation Amount, the Series C Units Distribution Amount expressly excludes Class B Available Cash.
“Series C Units Participation Amount” means all amounts distributable to the Series C Units pursuant to Section 13.2.A(5), up to an aggregate maximum amount in respect of such distributions equal to the Series C Units Participation Cap.
“Series C Units Participation Cap” means $8,421,021.90.
“Series D Accrued Distributions” has the meaning set forth in Section 4.8.C(iii).
“Series D Accrued Minimum Cash Distribution” has the meaning set forth in Section 4.8.C(iii).
“Series D Accrued Regular Distributions” has the meaning set forth in Section 4.8.C(i).
“Series D Articles Supplementary” means the Articles Supplementary of NexPoint Storage Partners, Inc., filed with the SDAT on December 8, 2022, designating the terms, rights and preferences of the Series D Preferred Stock.
“Series D Cash Distribution” has the meaning set forth in Section 4.8.C(i).
“Series D Distribution Payment Date” has the meaning set forth in Section 4.8.C(iv).
“Series D Distribution Rate” means a rate expressed as a percentage per annum of the Series D Liquidation Amount payable in Series D Cash Distributions or Series D Non-Cash Distributions as set forth below.
Anniversary of Series D             Series D Cash         Series D Non-Cash
First Issuance Date                Distributions        Distributions

First Issuance Date – 1st Anniversary        7.0%            1.5%
1st Anniversary – 2nd Anniversary        7.5%            1.0%

2nd Anniversary – 6th Anniversary        8.5%            0.0%
6th Anniversary – 7th Anniversary        9.5%            0.0%
7th Anniversary – Thereafter            10.5%            0.0%

“Series D First Issuance Date” means the date that the first Series D Preferred Unit is issued.
“Series D First Repurchase Date” has the meaning set forth in the definition of “Series D Make-Whole Amount” herein.
“Series D Liquidation Amount” means $1,000.00 per Series D Preferred Unit, subject to adjustment in the event of a Unit Event, distribution (other than Series D Accrued Distributions), or other proportionate reduction or increase to the Series D Preferred Unit.
“Series D Liquidation Preference” has the meaning set forth in Section 4.8.D(i).
“Series D Make-Whole Amount” means, with respect to any redemption of any Series D Preferred Unit as of any Series D Redemption Date prior to the third anniversary of the Series D First Issuance Date (the “Series D First Repurchase Date”), an amount equal to (a) the present value (calculated as provided below) as of such Series D Redemption Date of the sum of (i) the remaining distributions that would accrue on such Series D Preferred Unit being redeemed from such Series D Redemption Date to the applicable Series D First Repurchase Date (including, for the avoidance of doubt, any distributions that would accrue from the Series D Distribution Payment Date immediately prior to the applicable Series D First Repurchase Date through the applicable Series D First Repurchase Date), plus (ii) the Series D Redemption Price as of the applicable Series D First Repurchase Date of such Series D Preferred Unit being redeemed (i.e., 105% of the applicable Series D Liquidation Preference), assuming that, for purposes of calculating clauses (i) and (ii), such Series D Preferred Unit were to remain outstanding through the Series D First Repurchase Date, and then be redeemed on the Series D First Repurchase Date at such Series D Redemption Price described above, and with the present value of such sum being computed using an annual discount rate (applied quarterly) equal to the interest rate on U.S. Treasury notes with a maturity closest to the Series D First Repurchase Date at such Series D Redemption Date plus 50 basis points, less (b) the applicable Series D Liquidation Preference of such Series D Preferred Unit being redeemed as of such Series D Redemption Date.
“Series D Mandatory Redemption” has the meaning set forth in Section 4.8.E(iii).
“Series D Maturity Date” means the Series D Sixth Anniversary, subject to two one-year extension options at the election of the Managing Member.
“Series D Minimum Cash Distribution” has the meaning set forth in Section 4.8.C(iii).
“Series D Minimum Cash Distribution Payment Date” has the meaning set forth in Section 4.8.C(iv).
“Series D Minimum Cash Distribution Rate” means a rate expressed as a percentage per annum of the Series D Liquidation Amount payable in Series D Minimum Cash Distributions as set forth below:

Anniversary of Series D First Issuance Date	Cash Portion of the Series D Minimum Cash Distribution Rate	Non-Cash Portion of the Series D Minimum Cash Distribution Rate
First Issuance Date – 18-month Anniversary	0.0%	1.1%
18-month Anniversary – Thereafter	1.1%	0.0%

“Series D Optional Redemption” has the meaning set forth in Section 4.8.E(iv).
“Series D Participating Dividend” has the meaning set forth in the definition of “Participating Dividend” in the Series D Articles Supplementary.
“Series D Preferred Stock” means the Series D Preferred Stock, par value $0.01 per share, of the Managing Member.
“Series D Preferred Units” has the meaning set forth in Section 4.8.A.
“Series D Redemption Date” means the date set for redemption by the Managing Member of shares of Series D Preferred Stock, as provided for in the definition of “Redemption Date” in the Series D Articles Supplementary.
“Series D Redemption Price” means:
    (a)    in respect of any redemption pursuant to Section 4.8.E(i), Section 4.8.E(ii) or any Series D Mandatory Redemption, for a Series D Redemption Date (i) prior to the third anniversary of the Series D First Issuance Date, the applicable Series D Liquidation Preference of the Series D Preferred Units to be redeemed plus the applicable Series D Make-Whole Amount, (ii) on or after the third anniversary of the Series D First Issuance Date and prior to the fourth anniversary of the Series D First Issuance Date, 105% of the applicable Series D Liquidation Preference, (iii) on or after the fourth anniversary of the Series D First Issuance Date and prior to the Series D Sixth Anniversary Date, 103% of the applicable Series D Liquidation Preference and (iv) on or after the Series D Sixth Anniversary Date, 100% of the applicable Series D Liquidation Preference; and
    (b)     in respect of any Series D Optional Redemption, for a Series D Redemption Date (i) prior to the third anniversary of the Series D First Issuance Date, the sum of the applicable Series D Liquidation Amount of, plus any Series D Accrued Distributions on, the Series D Preferred Units to be redeemed, plus the applicable Series D Make-Whole Amount, (ii) on or after the third anniversary of the Series D First Issuance Date and prior to the fourth anniversary of the Series D First Issuance Date, 105% of the sum of the applicable Series D Liquidation Amount of, plus any Series D Accrued Distributions on, the Series D Preferred Units to be redeemed, (iii) on or after the fourth anniversary of the Series D First Issuance Date and prior to the Series D Sixth Anniversary Date, 103% of the sum of the applicable Series D Liquidation Amount of, plus any Series D Accrued Distributions on, the shares of Series D Preferred Stock to be redeemed, and (iv) on or after the Series D Sixth Anniversary Date, 100% of the sum of the applicable Series D Liquidation Amount of, plus any Series D Accrued Distributions on, the Series D Preferred Units to be redeemed.
“Series D Regular Distribution Date” has the meaning set forth in Section 4.8.C(ii).

“Series D Sixth Anniversary” means the sixth anniversary of the Series D First Issuance Date.
“Share” means a share of common stock (or other comparable equity interest) of the Managing Member Entity (or the Successor Entity, as the case may be). Shares may be issued in one or more classes or series in accordance with the terms of the Charter (or, if the Managing Member Entity is not the Managing Member, the organizational documents of the Managing Member Entity). Shares issued in lieu of the Cash Amount by the Company or the Managing Member may be either registered or unregistered Shares at the option of the Managing Member or Company. If there is more than one class or series of Shares, the term “Shares” shall, as the context requires, be deemed to refer to the class or series of Shares that corresponds to the class or series of interests for which the reference to Shares is made. When used with reference to Class A Units or Class B Units, the term “Shares” refers to shares of common stock (or other comparable equity interest) of the Managing Member.
“Shares Amount” means a number of Shares equal to the product of the number of Units offered for redemption by a Redeeming Member times the Conversion Factor; provided, however, that, if the Managing Member Entity issues to holders of Shares securities, rights, options, warrants or convertible or exchangeable securities entitling such holders to subscribe for or purchase Shares or any other securities or property (collectively, the “rights”), then the Shares Amount shall also include such rights that a holder of that number of Shares would be entitled to receive unless the Company issues corresponding rights to holders of Units.
“Specified Redemption Date” means the tenth Business Day after the Valuation Date or such shorter period as the Managing Member, in its sole and absolute discretion, may determine; provided, however, that, if the Shares are not Publicly Traded, the Specified Redemption Date means the thirtieth Business Day after receipt by the Managing Member of a Notice of Redemption.
“Subsidiary” means, with respect to any Person, any corporation, limited liability company, trust, partnership or joint venture, or other entity of which a majority of (i) the voting power of the voting equity securities or (ii) the outstanding equity interests is owned, directly or indirectly, by such Person.
“Substituted Member” means a Person who is admitted as a Member to the Company pursuant to Section 11.4 and who is shown as a Member in the Member Registry.
“Successor Entity” has the meaning set forth in the definition of “Conversion Factor” herein.
“Termination Transaction” has the meaning set forth in Section 11.2.B.
“Unit” means a fractional, undivided share of the Interests of all Members issued pursuant to Section 4.1 and Section 4.2, and includes Class A Units, Class B Units, LTIP Units and any other classes of Common Units or other Units established after the date hereof. For purposes of determining the Percentage Interest of the Common Units, all classes of Common Units then outstanding shall be treated as one class. The number of Units outstanding and the Percentage Interests of the class of the Interests represented by such Units are as set forth in the Member Registry. Fractional Units may be issued by the Company.
“Unit Event” means a unit split, unit combination, reclassification, recapitalization or other similar transaction of such character that the shares of Common Units shall be changed into or become exchangeable for a larger or smaller number of units.

“Unrealized Gain” attributable to any item of Company property means, as of any date of determination, the excess, if any, of (i) the fair market value of such property (as determined under Exhibit B) as of such date, over (ii) the Carrying Value of such property (prior to any adjustment to be made pursuant to Exhibit B) as of such date.
“Unrealized Loss” attributable to any item of Company property means, as of any date of determination, the excess, if any, of (i) the Carrying Value of such property (prior to any adjustment to be made pursuant to Exhibit B) as of such date, over (ii) the fair market value of such property (as determined under Exhibit B) as of such date.
“Unvested LTIP Units” has the meaning set forth in Section 4.6.C.
“Valuation Date” means the date of receipt by the Managing Member of a Notice of Redemption or, if such date is not a Business Day, the first Business Day thereafter.
“Value” means, with respect to one Share of a class of outstanding Shares of the Managing Member Entity that are Publicly Traded, the average of the daily market price for the ten consecutive trading days immediately preceding the date with respect to which value must be determined. The market price for each such trading day shall be the closing price, regular way, on such day, or if no such sale takes place on such day, the average of the closing bid and asked prices on such day. If the outstanding Shares of the Managing Member Entity are Publicly Traded and the Shares Amount includes, in addition to the Shares, rights or interests that a holder of Shares has received or would be entitled to receive, then the Value of such rights shall be determined by the Managing Member acting in good faith on the basis of such quotations and other information as it considers, in its reasonable judgment, appropriate. If the Shares of the Managing Member Entity are not Publicly Traded, the Value of the Shares Amount per Unit tendered for redemption (which will be the Cash Amount per Unit offered for redemption payable pursuant to Section 8.6.A) means the amount that a holder of one Unit would receive if each of the assets of the Company were to be sold for its fair market value on the Specified Redemption Date, the Company were to pay all of its outstanding liabilities, and the remaining proceeds were to be distributed to the Members in accordance with the terms of this Agreement. Such Value shall be determined by the Managing Member, acting in good faith and based upon a commercially reasonable estimate of the amount that would be realized by the Company if each asset of the Company (and each asset of each partnership, limited liability company, trust, joint venture or other entity in which the Company owns a direct or indirect interest) were sold to an unrelated purchaser in an arm’s-length transaction where neither the purchaser nor the seller were under economic compulsion to enter into the transaction (without regard to any discount in value as a result of the Company’s minority interest in any property or any illiquidity of the Company’s interest in any property).
“Vested LTIP Units” has the meaning set forth in Section 4.6.C.
“Vesting Agreement” means each or any, as the context implies, agreement or instrument entered into by a holder of LTIP Units upon acceptance of an award of LTIP Units under an Equity Incentive Plan.
ARTICLE II

ORGANIZATIONAL MATTERS
Section 2.1    Organization
ARTICLE IOrganization, Status and Rights. The Company is a limited liability company organized pursuant to the provisions of the Act and upon the terms and conditions set forth in this Agreement. The Members hereby confirm and agree to their status as members of the Company and to continue the business of the Company on the terms set forth in this Agreement. Except as expressly provided herein, the rights and obligations of the Members and the administration and termination of the Company shall be governed by the Act. The Interest of each Member shall be personal property for all purposes.
A.Qualification of Company. The Members (i) agree that if the laws of any jurisdiction in which the Company transacts business so require, the Managing Member, the appropriate officers or other authorized representatives of the Company shall file, or shall cause to be filed, with the appropriate office in that jurisdiction, any documents necessary for the Company to qualify to transact business under such laws; and (ii) agree and obligate themselves to execute, acknowledge and cause to be filed for record, in the place or places and manner prescribed by law, any amendments to the Certificate of Formation as may be required, either by the Act, by the laws of any jurisdiction in which the Company transacts business, or by this Agreement, to reflect changes in the information contained therein or otherwise to comply with the requirements of law for the continuation, preservation and operation of the Company as a limited liability company under the Act.
B.Representations. Each Member represents and warrants that such Member is duly authorized to execute, deliver and perform its obligations under this Agreement and that the Person, if any, executing this Agreement on behalf of such Member is duly authorized to do so and that this Agreement is binding on and enforceable against such Member in accordance with its terms.
Section 2.2    Name
The name of the Company is NexPoint Storage Partners Operating Company, LLC. The Company’s business may be conducted under any other name or names deemed advisable by the Managing Member, including the name of any of the Managing Member or any Affiliate thereof. The words “Limited Liability Company,” L.L.C.,” “LLC” or similar words or letters shall be included in the Company’s name where necessary for the purposes of complying with the laws of any jurisdiction that so requires. The Managing Member in its sole and absolute discretion may change the name of the Company at any time and from time to time and shall notify the Non-Managing Members of such change in the next regular communication to the Non-Managing Members.
Section 2.3    Registered Office and Agent; Principal Office
The address of the registered office of the Company in the State of Delaware is located at 251 Little Falls Drive, Wilmington, County of New Castle, Delaware 19808 and the registered agent for service of process on the Company in the State of Delaware at such registered office is Corporation Service Company. The principal office of the Company is 300 Crescent Court, Suite 700, Dallas, TX 75201, or shall be such other place as the Managing Member may from time to time designate by notice to the Non-Managing Members. The Company may maintain offices at such other place or places within or outside the State of Delaware as the Managing Member deems advisable.
Section 2.4    Term
The term of the Company commenced on March 5, 2015 and shall continue until dissolved pursuant to the provisions of Article XIII or as otherwise provided by law.
Section 2.5    Interests as Securities

All Interests shall be securities within the meaning of, and governed by, (i) Article 8 of the Delaware Uniform Commercial Code and (ii) Article 8 of the Uniform Commercial Code of any other applicable jurisdiction.
Section 2.6    Certificates Describing Units
The Managing Member shall have the authority to issue certificates evidencing the Interests in accordance with Section 18-702(c) of the Act. Any such certificate (i) shall be in form and substance as approved by the Managing Member, (ii) shall not be negotiable and (iii) shall bear a legend to the following effect:
THIS CERTIFICATE IS NOT NEGOTIABLE. THE UNITS REPRESENTED BY THIS CERTIFICATE ARE GOVERNED BY AND TRANSFERABLE ONLY IN ACCORDANCE WITH (A) THE PROVISIONS OF THE SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF NEXPOINT STORAGE PARTNERS OPERATING COMPANY, LLC, AS AMENDED, SUPPLEMENTED OR RESTATED FROM TIME TO TIME AND (B) ANY APPLICABLE FEDERAL OR STATE SECURITIES OR BLUE SKY LAWS.
ARTICLE III

PURPOSE
Section 3.1    Purpose and Business
The purpose and nature of the business to be conducted by the Company is (i) to conduct any business that may be lawfully conducted by a limited liability company organized pursuant to the Act; (ii) to enter into any corporation, partnership, joint venture, trust, limited liability company or other similar arrangement to engage in any of the foregoing or the ownership of interests in any entity engaged, directly or indirectly, in any of the foregoing; and (iii) to do anything necessary or incidental to the foregoing; provided, however, that any business shall be limited to and conducted in such a manner as to permit the Managing Member and, if different, the Managing Member Entity, at all times to be classified as a REIT, unless the Managing Member or Managing Member Entity, as applicable, in its sole and absolute discretion has chosen to cease to qualify as a REIT or has chosen not to attempt to qualify as a REIT for any reason or reasons whether or not related to the business conducted by the Company. In connection with the foregoing, and without limiting the Managing Member’s or the Managing Member Entity’s right, in its sole and absolute discretion, to cease qualifying as a REIT, the Members acknowledge that the status of the Managing Member as a REIT inures to the benefit of all the Members and not solely to the Managing Member, the Managing Member Entity or their Affiliates.
Section 3.2    Powers
The Company is empowered to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the purposes and business described herein and for the protection and benefit of the Company, including, without limitation, full power and authority, directly or through its ownership interest in other entities, to enter into, perform and carry out contracts of any kind, borrow money and issue evidences of indebtedness, whether or not secured by mortgage, deed of trust, pledge or other lien, acquire, own, manage, improve and develop real property, and lease, sell, transfer and dispose of real property; provided, however, that the Company shall not take, or shall refrain from taking, any action which, in the judgment of the Managing Member, in its sole and absolute discretion, (i) could adversely affect the ability of the Managing Member Entity to qualify or continue to qualify as a REIT (unless the Managing Member has decided to terminate or revoke its election to be taxed as a REIT), (ii) could subject the Managing Member Entity to any taxes under Sections 857 or 4981 of the Code, or (iii) could violate any law or regulation of any governmental body or agency having jurisdiction over the Managing Member or the Managing Member Entity, or their securities, unless such action (or inaction) shall have been specifically consented to by the Managing Member in writing.
SECTION IV

CAPITAL CONTRIBUTIONS AND ISSUANCES OF INTERESTS
Section 4.1    Capital Contributions of the Members
A.Capital Contributions. Prior to or concurrently with the execution of this Agreement, the Members have made the Capital Contributions as set forth in the Member Registry. On the date hereof, the Members own Units in the amounts set forth in the Member Registry and have Percentage Interests in the Company as set forth in the Member Registry. The number of Units and Percentage Interest shall be adjusted in the Member Registry from time to time by the Managing Member to the extent necessary to reflect accurately exchanges, redemptions, Capital Contributions, the issuance of additional Units or similar events having an effect on a Member’s Percentage Interest occurring after the Effective Date and in accordance with the terms of this Agreement.
B.Except as provided in Sections 7.5, 10.5, and 13.3, the Members shall have no obligation to make any additional Capital Contributions or provide any additional funding to the Company (whether in the form of loans, repayments of loans or otherwise). Except as otherwise set forth in Section 13.3, no Member shall have any obligation to restore any deficit that may exist in its Capital Account, either upon a liquidation of the Company or otherwise.
Section 4.2    Issuances of Interests
A.General. The Managing Member is hereby authorized to cause the Company from time to time to issue to Members (including the Managing Member and its Affiliates) or other Persons (including, without limitation, in connection with the contribution of property to the Company or any of its Subsidiaries) Units or other Interests in one or more classes, or in one or more series of any of such classes, with such designations, preferences and relative, participating, optional or other special rights, powers and duties, including rights, powers and duties senior to one or more other classes of Interests, all as shall be determined, subject to applicable Delaware law, by the Managing Member in its sole and absolute discretion, including, without limitation, (i) the allocations of items of Company income, gain, loss, deduction and credit to each such class or series of Interests, (ii) the right of each such class or series of Interests to share in Company distributions, (iii) the rights of each such class or series of Interests upon dissolution and liquidation of the Company, (iv) the rights, if any, of each such class to vote on matters that require the vote or Consent of the Members, and (v) the consideration, if any, to be received by the Company; provided that no such Units or other Interests shall be issued to the Managing Member unless either (a) the Interests are issued in connection with the grant, award or issuance of Shares or other equity interests in the Managing Member Entity (including a transaction described in Section 7.4.F) having designations, preferences and other rights such that the economic interests attributable to such Shares or other equity interests are substantially similar to the designations, preferences and other rights (except voting rights) of the Interests issued to the Managing Member in accordance with this Section 4.2.A, and the Managing Member contributes to the Company the proceeds (if any) from the issuance of Shares or equity received by the Managing Member as required pursuant to Section 7.5.D, (b) the Managing Member makes an additional Capital Contribution to the Company, (c) the additional Interests are issued to all Members holding Interests in the same class in proportion to their respective Percentage Interests in such class or (d) the additional Interests are 154,431.44 Class B Units issued on or following the Effective Date in connection with the SAFStor Transaction. If the Company issues Interests pursuant to this Section 4.2.A, the Managing Member shall make such revisions to this Agreement (including but not limited to the revisions described in Section 5.4, Section 6.2 and Section 8.6) as it deems necessary to reflect the issuance of such Interests. The designation of any newly issued class or series of Interests may provide a formula for treating such Interests solely for purposes of voting on or consenting to any matter that requires the vote or Consent of the Members as set forth in one or more of Sections 7.1, 7.5.A, 7.11, 13.1(i), 13.1(v), 14.1.A, 14.1.C, 14.2.A, and 14.2.B of this Agreement as the equivalent of a specified number (including any fraction thereof) of Class A Units, Class B Units or other Common Units. Nothing in this Agreement shall prohibit the Managing Member from issuing Units for less than fair market value if the Managing Member concludes in good faith that such issuance is in the best interests of the Company.
B.Classes of Units. On the Effective Date, the Company shall have six authorized classes of Units, entitled “Class A Units,” “Class B Units,” “LTIP Units,” “Series C Preferred Units,” “Series D Preferred Units” and “Series C Units” and, thereafter, such additional classes of Units as may be created by the Managing Member pursuant to Section 4.2.A and this Section 4.2.B. Class A Units, Class B Units or a class of Interests created pursuant to Section 4.2.A or this Section 4.2.B, at the election of the Managing Member, in its sole and absolute discretion, may be issued to newly admitted Members in exchange for the contribution by such Members of cash, real estate interests, stock, notes or other assets or consideration; provided, however, that any Unit that is not specifically designated by the Managing Member as being of a particular class shall be deemed to be a Class A Unit. The issuance and terms of any LTIP Units shall be in accordance with Section 4.6. As of the Effective Date, each of the Members set forth on Exhibit A owns the number of Units set forth opposite such Member’s name on Exhibit A.
Section 4.3    No Preemptive Rights
Except to the extent expressly granted by the Company pursuant to another agreement, no Person shall have any preemptive, preferential or other similar right with respect to (i) additional Capital Contributions or loans to the Company or (ii) issuance or sale of any Units or other Interests.
Section 4.4    Other Contribution Provisions
A.General. If any Member is admitted to the Company and is given a Capital Account in exchange for services rendered to the Company, such transaction shall be treated by the Company and the affected Member (and set forth in the Member Registry) as if the Company had compensated such Member in cash, and the Company had made a Capital Contribution of such cash to the capital of the Company.
B.Mergers. To the extent the Company acquires any property (or an indirect interest therein) by the merger of any other Person into the Company or with or into a Subsidiary of the Company, Persons who receive Interests in exchange for their interest in the Person merging into the Company or with or into a Subsidiary of the Company shall be deemed to have been admitted as Additional Members pursuant to Section 12.2 and shall be deemed to have made Capital Contributions as provided in the applicable merger agreement (or if not so provided, as determined by the Managing Member in its sole and absolute discretion) and as set forth in the Member Registry.
Section 4.5    No Interest on Capital

No Member shall be entitled to interest on its Capital Contributions or its Capital Account.
Section 4.6    LTIP Units
A.Issuance of LTIP Units. The Managing Member may from time to time, for such consideration as the Managing Member may determine to be appropriate, issue LTIP Units to Persons who provide services to the Company or the Managing Member and admit such Persons as Members. Subject to the following provisions of this Section 4.6 and the special provisions of Sections 4.7 and 6.1.E, LTIP Units shall, at the discretion of the Managing Member, be treated as Class A Units, with all of the rights, privileges and obligations attendant thereto. For purposes of computing the Members’ Percentage Interests, holders of LTIP Units shall be treated as Class A Unit holders and LTIP Units shall be treated as Class A Units, in each case, as determined by the Managing Member in its sole discretion. In particular, the Company shall maintain at all times a one-to-one correspondence between LTIP Units and Common Units for conversion, distribution and other purposes, including, without limitation, complying with the following procedures:
(i)If an Adjustment Event (as defined below) occurs, then the Managing Member shall make a corresponding adjustment to the LTIP Units to maintain a one-for-one conversion and economic equivalence ratio between Common Units and LTIP Units. The following shall be “Adjustment Events”: (A) the Company makes a distribution on all outstanding Common Units in Units, (B) the Company subdivides the outstanding Common Units into a greater number of units or combines the outstanding Common Units into a smaller number of units, or (C) the Company issues any Units in exchange for its outstanding Common Units by way of a reclassification or recapitalization of its Common Units. If more than one Adjustment Event occurs, the adjustment to the LTIP Units need be made only once using a single formula that takes into account each and every Adjustment Event as if all Adjustment Events occurred simultaneously. For the avoidance of doubt, the following shall not be Adjustment Events: (x) the issuance of Units in a financing, reorganization, acquisition or other similar business Common Unit Transaction, (y) the issuance of Units pursuant to any employee benefit or compensation plan or distribution reinvestment plan or (z) the issuance of any Units to the Managing Member in respect of a capital contribution to the Company. If the Company takes an action affecting the Common Units other than actions specifically described above as “Adjustment Events” and in the opinion of the Managing Member such action would require an adjustment to the LTIP Units to maintain the one-to-one correspondence described above, the Managing Member shall have the right to make such adjustment to the LTIP Units, to the extent permitted by law and by any Equity Incentive Plan, in such manner and at such time as the Managing Member, in its sole discretion, may determine to be appropriate under the circumstances. If an adjustment is made to the LTIP Units, as herein provided, the Company shall promptly file in the books statement and records of the Company an officer’s certificate setting forth such adjustment and a brief of the facts requiring such adjustment, which certificate shall be conclusive evidence of the correctness of such adjustment absent manifest error. Promptly after filing of such certificate, the Company shall mail a notice to each LTIP Unitholder setting forth the adjustment to his or her LTIP Units and the effective date of such adjustment; and
(ii)The LTIP Unitholders that hold LTIP Units designated as Class A Units shall, when, as and if authorized and declared by the Managing Member out of assets legally available for that purpose, be entitled to receive distributions in an amount per LTIP Unit equal to the distributions per Class A Unit (excluding, for the avoidance of doubt, any Series C Units Distribution Amount) (the “Class A Unit Distribution”), paid to holders of Class A Units on such Company Record Date established by the Managing Member with respect to such distribution.

B.Priority. Subject to the provisions of this Section 4.6 and the special provisions of Sections 4.7 and 5.1.C, the LTIP Units shall rank pari passu with the Class A Units as to the payment of regular and special periodic or other distributions and distribution of assets upon liquidation, dissolution or winding up. As to the payment of distributions and as to distribution of assets upon liquidation, dissolution or winding up, any class or series of Units which by its terms specifies that it shall rank junior to, on a parity with, or senior to the Class A Units shall also rank junior to, or pari passu with, or senior to, as the case may be, the LTIP Units. Subject to the terms of any Vesting Agreement, an LTIP Unitholder shall be entitled to transfer his or her LTIP Units to the same extent, and subject to the same restrictions as holders of Class A Units, are entitled to transfer their Class A Units pursuant to Article XI.
C.Special Provisions. LTIP Units shall be subject to the following special provisions:
(i)Vesting Agreements. LTIP Units may, in the sole discretion of the Managing Member, be issued subject to vesting, forfeiture and additional restrictions on transfer pursuant to the terms of a Vesting Agreement. The terms of any Vesting Agreement may be modified by the Managing Member from time to time in its sole discretion, subject to any restrictions on amendment imposed by the relevant Vesting Agreement or by the Equity Incentive Plan, if applicable. LTIP Units that have vested under the terms of a Vesting Agreement are referred to as “Vested LTIP Units;” all other LTIP Units shall be treated as “Unvested LTIP Units.”
(ii)Forfeiture. Unless otherwise specified in the Vesting Agreement, upon the occurrence of any event specified in a Vesting Agreement as resulting in either the right of the Company or the Managing Member to repurchase LTIP Units at a specified purchase price or some other forfeiture of any LTIP Units, then if the Company or the Managing Member exercises such right to repurchase or forfeiture in accordance with the applicable Vesting Agreement, the relevant LTIP Units shall immediately, and without any further action, be treated as cancelled and no longer outstanding for any purpose. Unless otherwise specified in the Vesting Agreement, no consideration or other payment shall be due with respect to any LTIP Units that have been forfeited, other than any distributions declared with respect to a Company Record Date prior to the effective date of the forfeiture. In connection with any repurchase or forfeiture of LTIP Units, the balance of the portion of the Capital Account of the LTIP Unitholder that is attributable to all of his or her LTIP Units shall be reduced by the amount, if any, by which it exceeds the target balance contemplated by Section 6.1.E, calculated with respect to the LTIP Unitholder’s remaining LTIP Units, if any.
(iii)Allocations. LTIP Unitholders shall be entitled to certain special allocations of gain under Section 6.1.E.
(iv)Redemption. The Redemption Right provided to the holders of Common Units under Section 8.6 shall not apply with respect to LTIP Units unless and until they are converted to Class A Units as provided in clause (v) below and Section 4.7.
(v)Conversion to Common Units. Vested LTIP Units that are designated as Class A Units are eligible to be converted into Class A Units in accordance with Section 4.7.
D.Voting. LTIP Unitholders shall (a) have the same voting rights as the Class A Unitholders based on the designation of such LTIP Unit, with the LTIP Units voting as a single class with the Class A Units and having one vote per LTIP Unit; and (b) have the additional voting rights that are expressly set forth below. So long as any LTIP Units remain outstanding, the Company shall not, without the affirmative vote of the holders of a majority of the LTIP Units outstanding at the time, given in person or by proxy, either in writing or at a meeting (voting separately as a class), amend, alter or repeal, whether by merger, consolidation or otherwise, the provisions of this Agreement applicable to LTIP Units so as to materially and adversely affect any right, privilege or voting power of the LTIP Units or the LTIP Unitholders as such, unless such amendment, alteration, or repeal affects equally, ratably and proportionately the rights, privileges and voting powers of all of Class A Units (including the Class A Units held by the Managing Member) with respect to such LTIP Unit; but subject, in any event, to the following provisions:
(i)With respect to any Common Unit Transaction, so long as the LTIP Units are treated in accordance with Section 4.7, the consummation of such Common Unit Transaction shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers of the LTIP Units or the LTIP Unitholders as such; and
(ii)Any creation or issuance of any Units or of any class or series of Interest in accordance with the terms of this Agreement, including, without limitation, additional Class A Units, Class B Units or LTIP Units, whether ranking senior to, junior to, or on a parity with the LTIP Units with respect to distributions and the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers of the LTIP Units or the LTIP Unitholders as such.
The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required will be effected, all outstanding LTIP Units shall have been converted into Common Units.
Section 4.7    Conversion of LTIP Units.
A.Conversion Right. An LTIP Unitholder shall have the right (the “Conversion Right”), at his or her option, at any time to convert all or a portion of his or her Vested LTIP Units into Class A Units. LTIP Unitholders shall not have the right to convert Unvested LTIP Units into Class A Units until they become Vested LTIP Units; provided, however, that when an LTIP Unitholder is notified of the expected occurrence of an event that will cause his or her Unvested LTIP Units to become Vested LTIP Units, such LTIP Unitholder may give the Company a Conversion Notice conditioned upon and effective as of the time of vesting and such Conversion Notice, unless subsequently revoked by the LTIP Unitholder, shall be accepted by the Company subject to such condition. The Managing Member shall have the right at any time to cause a conversion of Vested LTIP Units into Class A Units. In all cases, the conversion of any LTIP Units into Class A Units shall be subject to the conditions and procedures set forth in this Section 4.7.
B.Exercise by an LTIP Unitholder. A holder of Vested LTIP Units may convert such LTIP Units into an equal number of fully paid and non-assessable Class A Units, if such Vested LTIP Unit was designated as a Class A Unit, giving effect to all adjustments (if any) made pursuant to Section 4.6. Notwithstanding the foregoing, in no event may a holder of Vested LTIP Units convert a number of Vested LTIP Units that exceeds (x) the Economic Capital Account Balance of such Non-Managing Member, to the extent attributable to its ownership of LTIP Units, divided by the Class A Unit Economic Balance as determined as of the effective date of conversion (the “Capital Account Limitation”). In order to exercise his or her Conversion Right, an LTIP Unitholder shall deliver a notice (a “Conversion Notice”) in the form attached as Exhibit F to this Agreement to the Company (with a copy to the Managing Member) not less than ten nor more than 60 days prior to a date (the “Conversion Date”)

specified in such Conversion Notice; provided, however, that if the Managing Member has not given to the LTIP Unitholders notice of a proposed or upcoming Common Unit Transaction at least 30 days prior to the effective date of such Common Unit Transaction, then LTIP Unitholders shall have the right to deliver a Conversion Notice until the earlier of (x) the tenth day after such notice from the Managing Member of a Common Unit Transaction or (y) the third business day immediately preceding the effective date of such Common Unit Transaction. A Conversion Notice shall be provided in the manner provided in Section 15.1. Each LTIP Unitholder covenants and agrees with the Company that all Vested LTIP Units to be converted pursuant to this Section 4.7.B shall be free and clear of all liens and encumbrances. Notwithstanding anything herein to the contrary, a holder of LTIP Units may deliver a Notice of Redemption pursuant to Section 8.6 relating to those Class A Units that will be issued to such holder upon conversion of such LTIP Units into Class A Units in advance of the Conversion Date; provided, however, that the redemption of such Class A Units by the Company shall in no event take place until after the Conversion Date. For clarity, it is noted that the objective of this paragraph is to put an LTIP Unitholder in a position where, if he or she so wishes, the Class A Units into which his or her Vested LTIP Units will be converted can be redeemed by the Company simultaneously with such conversion, with the further consequence that, if the Managing Member elects to cause the Managing Member Entity to assume and perform the Company’s redemption obligation with respect to such Class A Units under Section 8.6 by delivering to such holder Shares rather than cash, then such holder can have such Shares issued to him or her simultaneously with the conversion of his or her Vested LTIP Units into Class A Units. The Managing Member and LTIP Unitholder shall reasonably cooperate with each other to coordinate the timing of the events described in the foregoing sentence.
C.Forced Conversion. The Company, at any time at the election of the Managing Member, may cause any number of Vested LTIP Units held by an LTIP Unitholder to be converted (a “Forced Conversion”) into an equal number of Class A Units, giving effect to all adjustments (if any) made pursuant to Section 4.6; provided, however, that the Company may not cause a Forced Conversion of any LTIP Units that would not at the time be eligible for conversion at the option of such LTIP Unitholder pursuant to Section 4.7.B. In order to exercise its right of Forced Conversion, the Company shall deliver a notice (a “Forced Conversion Notice”) in the form attached as Exhibit G to this Agreement to the applicable LTIP Unitholder not less than ten nor more than 60 days prior to the Conversion Date specified in such Forced Conversion Notice. A Forced Conversion Notice shall be provided in the manner provided in Section 15.1.
D.Completion of Conversion. A conversion of Vested LTIP Units for which the holder thereof has given a Conversion Notice or the Company has given a Forced Conversion Notice shall occur automatically after the close of business on the applicable Conversion Date without any action on the part of such LTIP Unitholder, as of which time such LTIP Unitholder shall be credited on the books and records of the Company with the issuance as of the opening of business on the next day of the number of Class A Units issuable upon such conversion. After the conversion of LTIP Units as aforesaid, the Company shall deliver to such LTIP Unitholder, upon his or her written request, a certificate of the Managing Member certifying the number of Class A Units and remaining LTIP Units, if any, held by such person immediately after such conversion. The Assignee of any Non-Managing Member pursuant to Article XI may exercise the rights of such Non-Managing Member pursuant to this Section 4.7 and such Non-Managing Member shall be bound by the exercise of such rights by the Assignee.
E.Impact of Conversions for Purposes of Section 6.1.E. For purposes of making future allocations under Section 6.1.E and applying the Capital Account Limitation, the portion of the Economic Capital Account Balance of the applicable LTIP Unitholder that is treated as attributable to his or her LTIP Units shall be reduced, as of the date of conversion, by the product of the number of such LTIP Units designated as Class A Units converted and the Class A Unit Economic Balance.
Section 4.8    Series D Preferred Units
A.Designation and Number. There shall be a series of Units designated as the “Series D Preferred Units” (the “Series D Preferred Units”). The number of authorized Series D Preferred Units is 300,000.
B.Rank. The Series D Preferred Units will, with respect to distribution rights and rights upon liquidation, dissolution or winding up of the Company, rank (a) senior to the Common Units (including any LTIP Units), the Series C Units and to any other class or series of equity securities of the Company now or hereafter issued and outstanding (other than the REIT Preferred Units) (collectively, the “Junior Securities”) and (b) junior to the REIT Preferred Units.
C.Distributions.
(i)Each holder of the then-outstanding Series D Preferred Units shall be entitled to receive, when, as and if authorized by the Managing Member and declared by the Company, out of funds legally available for the payment of distribution, cumulative preferential distributions per Series D Preferred Unit at the Series D Distribution Rate. Such distributions shall accrue at the Series D Distribution Rate on the then-applicable Series D Liquidation Amount of, plus the amount of previously accrued and unpaid distributions that have accumulated for all distribution periods ending prior to such date in accordance with this Section 4.8.C(i) on, such Series D Preferred Unit (the “Series D Accrued Regular Distributions”) on a daily basis and be compounded quarterly on each Series D Regular Distribution Payment Date, whether or not declared, and be cumulative from the Series D First Issuance Date. Each distribution payment under this Section 4.8.C(i) shall be paid (A) in cash (a “Series D Cash Distribution”) and (B) by adding the dollar amount of the non-cash distribution (the “Series D Non-Cash Distribution”), effective immediately before the close of business on the related Series D Regular Distribution Payment Date, to the amount of Series D Accrued Regular Distributions on such Series D Preferred Unit, in each case at the applicable rate set forth in the definition of “Series D Distribution Rate.” If the Company fails to declare and pay pursuant to this Section 4.8.C(i) a full distribution on the Series D Preferred Units on any Series D Regular Distribution Payment Date, then the amount of such unpaid distribution shall automatically be added to the amount of Series D Accrued Regular Distributions on such unit on the applicable Series D Regular Distribution Payment Date without any action on the part of the Company or any other person. The Company shall be entitled to declare and pay all or any part of the Series D Accrued Regular Distributions relating to distribution that were accrued but not paid in full on subsequent Series D Regular Distribution Payment Dates, and, following such payment, such Series D Accrued Regular Distributions shall no longer be deemed Series D Accrued Regular Distributions hereunder solely to the extent of such payment.
(ii)Distributions payable under Section 4.8.C(i) on each outstanding Series D Preferred Unit shall be payable in arrears for the prior calendar quarter on or before the 15th day of March, June, September and December of each year (each a “Series D Regular Distribution Payment Date”); provided, however, that if any Series D Regular Distribution Payment Date is not a Business Day, then the distribution which would otherwise have been payable on such Series D Regular Distribution Payment Date may be paid on the preceding Business Day or the following Business Day with the same force and effect as if paid on such Series D Regular Distribution Payment Date.

(iii)In addition to the distribution described in Section 4.8.C(i), whether or not full cumulative preferential distributions are declared and paid on each Series D Preferred Unit, but only if full cumulative Series D Cash Distributions have been declared and paid on each Series D Preferred Unit, each holder of the then-outstanding Series D Preferred Units shall be entitled to receive, when, as and if authorized by the Managing Member and declared by the Company, out of funds legally available for the payment of distribution, cumulative preferential Series D Cash Distributions per Series D Preferred Unit at the Series D Minimum Cash Distribution Rate (such distribution, the “Series D Minimum Cash Distribution”). Such distributions shall accrue at the Series D Minimum Cash Distribution Rate on the then-applicable Series D Liquidation Amount of, plus the amount of previously accrued and unpaid Series D Minimum Cash Distributions that have accumulated for all distribution periods ending prior to such date in accordance with this Section 4.8.C(iii) on, such Series D Preferred Unit (the “Series D Accrued Minimum Cash Distribution” and, together with the Series D Accrued Regular Distributions, the “Series D Accrued Distributions”) on a daily basis, whether or not declared, and be cumulative from the Series D First Issuance Date. If the Company fails to declare and pay pursuant to this Section 4.8.C(iii) the full Series D Minimum Cash Distributions on the Series D Preferred Units on any Series D Minimum Cash Distribution Payment Date, then the amount of such unpaid distributions shall automatically be added to the amount of Series D Accrued Minimum Cash Distributions on such unit on the applicable Series D Minimum Cash Distribution Payment Date without any action on the part of the Company or any other person. To the extent permitted by this Section 4.8.C(iii), the Company shall be entitled to declare and pay all or any part of the Series D Accrued Minimum Cash Distribution relating to distributions that were accrued but not paid in full on subsequent Series D Minimum Cash Distribution Payment Dates, and, following such payment, such Series D Accrued Minimum Cash Distributions shall no longer be deemed Series D Accrued Minimum Cash Distributions hereunder solely to the extent of such payment.
(iv)Distributions payable under Section 4.8.C(iii) on each outstanding Series D Preferred Unit shall be payable in arrears for the prior calendar month on or before the fifth day of the immediately following month (each a “Series D Minimum Cash Distribution Payment Date” and, together with each Series D Regular Distribution Payment Date, a “Series D Distribution Payment Date”); provided, however, that if any Series D Minimum Cash Distribution Payment Date is not a Business Day, then the distribution which would otherwise have been payable on such Series D Minimum Cash Distribution Payment Date may be paid on the preceding Business Day or the following Business Day with the same force and effect as if paid on such Series D Minimum Cash Distribution Payment Date.
(v)Any distribution payable on the Series D Preferred Units for any partial distribution period shall be computed on the basis of a 360-day year consisting of twelve 30-day months. A “distribution period” shall mean, with respect to the first “distribution period,” the period from and including the Series D First Issuance Date to and including the first Series D Regular Distribution Payment Date or Series D Minimum Cash Distribution Payment Date, as applicable, and with respect to each subsequent “distribution period,” the period from but excluding a Series D Regular Distribution Payment Date or Series D Minimum Cash Distribution Payment Date, as applicable, to and including the next succeeding Series D Regular Distribution Payment Date or Series D Minimum Cash Distribution Payment Date, respectively, or other date as of which Series D Accrued Distributions are to be calculated. Distributions shall be payable to holders of record as they appear in the Member Registry at the close of business on the applicable record date, which record date shall be the date designated by the Managing

Member for the payment of distributions that is not more than 30 nor less than 10 days prior to such Series D Distribution Payment Date.
(vi)Distributions on the Series D Preferred Units shall accrue whether or not the Company has earnings, whether or not there are funds legally available for the payment of such distributions and whether or not such distributions are authorized or declared.
(vii)No distribution on any Junior Securities (whether in cash, securities or other property, or any combination of the foregoing) will be declared or paid on such Junior Securities, nor shall any Junior Securities be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any Junior Securities) by the Company, unless, at the time of such declaration and payment, (A) the holders of outstanding Series D Preferred Units shall first receive, or simultaneously receive, a cash distribution on each outstanding Series D Preferred Unit in an amount at least equal to the amount of the aggregate Series D Accrued Distributions then accrued on such Series D Preferred Unit and not previously paid, or such aggregate Series D Accrued Distributions are declared and a sum sufficient for the payment thereof is set apart for payment and paid on or before the next Series D Regular Distribution Payment Date, (B) all principal and interest due and owing with respect to the Promissory Notes has been paid in full and (C) the Company complies with the distribution obligations set forth in Section 4.10.C(ii), to the extent applicable.
(viii)When distributions are not paid in full (or a sum sufficient for such full payment is not set apart) on the Series D Preferred Units, all distributions declared upon the Series D Preferred Units shall be declared and paid pro rata based on the number of Series D Preferred Units then outstanding.
(ix)Any distribution payment made on the Series D Preferred Units shall first be credited against the earliest accrued but unpaid distribution due with respect to such Series D Preferred Units which remains payable.
(x)Notwithstanding anything to the contrary herein, if the Managing Member pays any Series D Participating Dividend as provided in Section 3(j) of the Series D Articles Supplementary, the Company shall make an equivalent cash distribution with respect to the Series D Preferred Units.
(xi)If the dividend rate at which the Managing Member is required to distribute payments or amounts to the holders of Series D Preferred Stock increases or decreases pursuant to the terms of the Series D Articles Supplementary, the distribution rate that is required to be paid on the Series D Preferred Units shall increase or decrease by the same amount and for the same periods.
D.Liquidation Preference.
(i)Upon any Liquidation of the Managing Member or Liquidating Event of the Company, the holders of the Series D Preferred Units will be entitled to be paid out of the assets of the Company legally available for distribution to its members, in cash or property at its fair market value as determined by the Managing Member, in an amount, for each outstanding Series D Preferred Unit equal to the sum of (i) the Series D Liquidation Amount plus (ii) all Series D Accrued Distributions to and including the date of payment, in each case before any distribution or payment is made to holders of Common Units or any Junior Securities as to the distribution of assets upon a liquidation. In addition, upon any Liquidation of the Managing Member, the amount payable with respect to the Series D Preferred Stock pursuant to the second sentence of Section 4(a) of the Series D Articles Supplementary shall be distributed to the holders of the Series D Preferred Units. The amounts described in this Section 4.8.D(i) are collectively referred to as the “Series D Liquidation Preference.” Such amounts shall be distributed in full redemption of the Series D Preferred Units.
(ii)In the event that, upon any Liquidation of the Managing Member or Liquidating Event of the Company, the available assets of the Company are insufficient to pay the Series D Liquidation Preference on all outstanding Series D Preferred Units, then the holders of Series D Preferred Units shall share ratably in any such distribution of assets in proportion to the full Series D Liquidation Preference per unit to which they would otherwise be respectively entitled.
(iii)Upon a Change of Control, if the outstanding Series D Preferred Units are not redeemed or repurchased as provided herein, then the Company will cause any acquirer of the Company to assume the obligations set forth herein and be subject to the terms and conditions set forth herein. Notwithstanding the foregoing, if such assumption is not permitted by law, the Company shall take any actions under its control necessary to cause the acquirer to issue securities of the acquirer with substantially similar contractual rights as those contained herein (including the inclusion of a provision in the relevant merger or consolidation agreement requiring the acquirer to issue securities of the acquirer with substantially similar contractual rights as those contained herein).
(iv)Written notice of any Liquidation of the Managing Member or Liquidating Event of the Company, stating the payment date or dates when, and the place or places where, the amounts distributable in such circumstances shall be payable, shall be given by first class mail, postage prepaid, not less than 30 nor more than 60 days prior to the payment date stated therein to each record holder of the Series D Preferred Units at the respective address of such holders as the same shall appear on the Member Registry in the books and records of the Company.
E.Redemption and Repurchase.
(i)Material Event Redemption. If the Managing Member is required to redeem any of the Series D Preferred Stock as provided in Section 5(a) of the Series D Articles Supplementary immediately upon or immediately prior to the occurrence of Material Event Redemption, the Company shall, on the Series D Redemption Date of such Series D Preferred Stock, redeem such number of outstanding Series D Preferred Units equal to the number of shares of Series D Preferred Stock for which the Managing Member has given notice of redemption pursuant to Section 5(e) of the Series D Articles Supplementary. The aggregate Series D Redemption Price will be due and payable, and paid in cash in immediately available funds, to the respective holders of the Series D Preferred Units on the applicable Series D Redemption Date.
(ii)REIT Non-Compliance Redemption. If, at any time while any Series D Preferred Units are outstanding, the Managing Member is required to redeem any of the Series D Preferred Stock as provided in Section 5(b) of the Series D Articles Supplementary following a determination by the Managing Member, upon advice of tax counsel (the “REIT Non-Compliance Determination”), that it no longer meets the requirements for qualification and taxation as a REIT under the Code (“REIT Non-Compliance”), the Company shall, on the Series D Redemption Date of such Series D Preferred Stock, redeem for cash such number of outstanding Series D Preferred Units equal to the number of shares of Series D Preferred Stock for which the applicable holder of the Series D Preferred Stock has given a REIT Redemption Notice (as defined in the

Series D Articles Supplementary) pursuant to Section 5(f) of the Series D Articles Supplementary. The aggregate Series D Redemption Price will be due and payable, and paid in cash in immediately available funds, to the respective holders of the Series D Preferred Units on the applicable Series D Redemption Date.
(iii)Series D Mandatory Redemption. If the Managing Member is required to redeem any of the Series D Preferred Stock as provided in Section 5(c) of the Series D Articles Supplementary immediately following the Series D Maturity Date (the “Series D Mandatory Redemption”), the Company shall, on the Series D Redemption Date of such Series D Preferred Stock, redeem for cash such number of outstanding Series D Preferred Units equal to the number of shares of Series D Preferred Stock for which the Managing Member has given notice of redemption pursuant to Section 5(e) of the Series D Articles Supplementary. The aggregate Series D Redemption Price will be due and payable, and paid in cash in immediately available funds, to the respective holders of the Series D Preferred Units on the applicable Series D Redemption Date.
(iv) Series D Optional Redemption. If the Managing Member elects to redeem any of the Series D Preferred Stock at any time from and after the Series D First Issuance Date (a “Series D Optional Redemption”), in whole or in part, the Company shall, on the Series D Redemption Date of such Series D Preferred Stock, redeem for cash such number of outstanding Series D Preferred Units equal to the number of shares of Series D Preferred Stock for which the Managing Member has given notice of redemption pursuant to Section 5(e) of the Series D Articles Supplementary. The aggregate Series D Redemption Price will be due and payable, and paid in cash in immediately available funds, to the respective holders of the Series D Preferred Units on the applicable Series D Redemption Date. The minimum Series D Redemption Price for all Series D Preferred Units being redeemed in any Series D Optional Redemption pursuant to this Section 4.8.E(iv) shall be at least $50.0 million, unless such Series D Optional Redemption is pursuant to a Permitted DST Transaction.
(v)In addition to any redemption pursuant to this Section 4.8.E, the Company may at any time and from time-to-time purchase Series D Preferred Units in privately negotiated transactions, provided that in such privately negotiated transactions all holders of Series D Preferred Units are offered a ratable opportunity to participate.
F.Notices.
(i)Notice of redemption will be given by the Managing Member to the holders of Series D Preferred Units concurrently with the notice by the Managing Member to the holders of Series D Preferred Stock in connection with any Material Event Redemption, Series D Mandatory Redemption or Series D Optional Redemption, and shall be consistent with the notice procedures set forth in Section 5(e) of the Series D Articles Supplementary, including the content and information requirements of such notice.
(ii)Notice of redemption will be given by the Managing Member to the holders of Series D Preferred Units concurrently with the notice by the Managing Member to the holders of Series D Preferred Stock in connection with any REIT Non-Compliance Determination, and shall be consistent with the notice procedures set forth in Section 5(f) of the Series D Articles Supplementary, including the content and information requirements of such notice.
G.Voting. The holders of the Series D Preferred Units shall not have any voting rights.

H.Construction. The Series D Preferred Units have been created and are being issued in conjunction with the issuance and sale of Series D Preferred Stock by the Managing Member, and as such, the Series D Preferred Units are intended to have designations, preferences and other rights and terms that are substantially the same as those of the Series D Preferred Stock, all such that the economic interests of the Series D Preferred Units and the Series D Preferred Stock are substantially identical, and the provisions, terms and conditions of this Agreement, including this Section 4.8, shall be interpreted in a fashion consistent with this intent.
Section 4.9    Series C Preferred Units
A.Designation and Number. There shall be a series of Units designated as the “Series C Preferred Units” (the “Series C Preferred Units”). The number of authorized Series C Preferred Units is 125.
B.Rank. The Series C Preferred Units shall, with respect to distribution and redemption rights and rights upon liquidation, dissolution, or winding up of the Company, rank senior to the Series D Preferred Units, any Junior Securities and to any other class or series of equity securities of the Company now or hereafter issued and outstanding.
C.Distributions.
(i)Each holder of the then outstanding Series C Preferred Units shall be entitled to receive, when and as authorized by the Managing Member, out of funds legally available for the payment of distributions, cumulative preferential cash distributions at the rate of 12.0% per annum of the total of $1,000.00 per unit plus all accumulated and unpaid distributions thereon. Such distributions shall accrue on a daily basis and be cumulative from the first date on which any Series C Preferred Unit is issued, such issue date to be contemporaneous with the receipt by the Company of subscription funds for the Series C Preferred Units, except that funds transferred on the first business day of a calendar year shall be deemed received on January 1 of such year (the “Series C Preferred Original Issue Date”), and shall be payable semi-annually in arrears on or before June 30 and December 31 of each year (each a “Series C Preferred Distribution Payment Date”); provided, however, that if any Series C Preferred Distribution Payment Date is not a business day, then the distribution which would otherwise have been payable on such Series C Preferred Distribution Payment Date may be paid on the preceding business day or the following business day with the same force and effect as if paid on such Series C Preferred Distribution Payment Date. Any distribution payable on the Series C Preferred Units for any partial distribution period will be computed on the basis of a 360-day year consisting of twelve 30-day months. A “distribution period” shall mean, with respect to the first “distribution period,” the period from and including the Series C Preferred Original Issue Date to and including the first Series C Preferred Distribution Payment Date, and with respect to each subsequent “distribution period,” the period from but excluding a Series C Preferred Distribution Payment Date to and including the next succeeding Series C Preferred Distribution Payment Date or other date as of which accrued distributions are to be calculated. Distributions will be payable to holders of record as they appear in the unit records of the Company at the close of business on the applicable record date, which shall be the fifteenth day of the calendar month in which the applicable Series C Preferred Distribution Payment Date falls or on such other date designated by the Managing Member for the payment of distributions that is not more than 30 nor less than 10 days prior to such Series C Preferred Distribution Payment Date (each, a “Series C Preferred Distribution Record Date”).

(ii)No distributions on Series C Preferred Units shall be declared by the Company or paid or set apart for payment by the Company at such time as the terms and provisions of any written agreement between the Company and any party that is not an Affiliate of the Company, including any agreement relating to its indebtedness, prohibit such declaration, payment or setting apart for payment or provide that such declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such declaration or payment shall be restricted or prohibited by law.
(iii)Notwithstanding the foregoing, distributions on the Series C Preferred Units shall accrue whether or not the terms and provisions set forth in Section 4.9.C(ii) hereof at any time prohibit the current payment of distributions, whether or not the Company has earnings, whether or not there are funds legally available for the payment of such distributions, and whether or not such distributions are authorized or declared. Furthermore, distributions will be declared and paid when due in all events to the fullest extent permitted by law and except as provided in Section 4.9.C(ii) above. Accrued but unpaid distributions on the Series C Preferred Units will accumulate as of the Series C Preferred Distribution Payment Date on which they first become payable.
(iv)Unless full cumulative distributions on all outstanding Series C Preferred Units have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for payment for all past distribution periods, no distributions (other than in Junior Securities) shall be declared or paid or set aside for payment nor shall any other distribution be declared or made upon any Junior Securities or Series D Preferred Units, nor shall any Junior Securities or Series D Preferred Units be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such units) by the Company (except by conversion into or exchange for other Junior Securities and except for transfers made pursuant to the provisions of Article VI of the Charter).
(v)When distributions are not paid in full (or a sum sufficient for such full payment is not set apart) on the Series C Preferred Units, all distributions declared upon the Series C Preferred Units shall be declared and paid pro rata based on the number of Series C Preferred Units then outstanding.
(vi)Any distribution payment made on the Series C Preferred Units shall first be credited against the earliest accrued but unpaid distribution due with respect to such units which remains payable. Holders of the Series C Preferred Units shall not be entitled to any distribution, whether payable in cash, property, or units, in excess of full cumulative distributions on the Series C Preferred Units as described above.
(vii)Any distribution payment made on the Series C Preferred Units may be made via check or electronic payment. Permissible forms of electronic payment pursuant to this paragraph shall include, without limitation, Automated Clearing House transfers, direct deposits or wire transfers.
D.Liquidation Preference.
(i)Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company (each a “Series C Preferred Liquidation Event”), the holders of Series C Preferred Units then outstanding are entitled to be paid, or have the Company declare and set aside for payment, out of the assets of the Company legally available for distribution to its unitholders, a liquidation preference equal to the sum of the following (collectively, the “Series C Preferred Liquidation Preference”): (i) $1,000.00 per Series C Preferred Unit, (ii) all accrued and unpaid distributions thereon through and including the date of payment, and (iii) if the Series C Preferred Liquidation Event occurs before the Redemption Premium (as defined below) right expires, the per unit Redemption Premium in effect on the date of payment of the Series C Preferred Liquidation Preference, before any distribution of assets is made to holders of any Junior Securities. In the event that the Company elects to set aside the Series C Preferred Liquidation Preference for payment, the Series C Preferred Units shall remain outstanding until the holders thereof are paid the full Series C Preferred Liquidation Preference, which payment shall be made no later than immediately prior to the Company making its final liquidating distribution on the Junior Securities. In the event that the Redemption Premium in effect on the payment date is less than the Redemption Premium on the date that the Series C Preferred Liquidation Preference was set apart for payment, the Company may make a corresponding reduction to the funds set apart for payment of the Series C Preferred Liquidation Preference.
(ii)If, upon any such Series C Preferred Liquidation Event, the available assets of the Company are insufficient to pay the full amount of the Series C Preferred Liquidation Preference on all outstanding Series C Preferred Units, then the holders of the Series C Preferred Units shall share ratably in any such distribution of assets in proportion to the full Series C Preferred Liquidation Preference to which they would otherwise be respectively entitled.
(iii)After payment of the full amount of the Series C Preferred Liquidation Preference to which they are entitled, the holders of Series C Preferred Units will have no right or claim to any of the remaining assets of the Company.
(iv)Upon the Company’s provision of written notice as to the effective date of any such Series C Preferred Liquidation Event, accompanied by a check or electronic payment in the amount of the full Series C Preferred Liquidation Preference to which each record holder of the Series C Preferred Units is entitled, the Series C Preferred Units shall no longer be deemed outstanding and all rights of the holders of such Series C Preferred Units will terminate. Such notice shall be given by first class mail, postage pre-paid, or via electronic mail to each record holder of the Series C Preferred Units at the respective addresses of such holders as the same shall appear on the unit transfer records of the Company. Permissible forms of electronic payment pursuant to this paragraph shall include, without limitation, ACH transfers, direct deposit or wire transfers, in each case to be initiated on or before the day on which the related notice is given.
(v)The consolidation or merger of the Company with or into any other business enterprise or of any other business enterprise with or into the Company, or the sale, lease or conveyance of all or substantially all of the assets or business of the Company, shall not be deemed to constitute a Series C Preferred Liquidation Event; provided, however that any such transaction which results in an amendment, restatement or replacement of the Operating Agreement that has a material adverse effect on the rights and preferences of the Series C Preferred Units, or that increases the number of authorized or issued Series C Preferred Units, shall be deemed a Series C Preferred Liquidation Event for purposes of determining whether the Series C Preferred Liquidation Preference is payable unless the right to receive payment is waived by holders of a majority of the outstanding Series C Preferred Units voting as a separate class (excluding any Series C Preferred Units that were not issued in a private placement of the Series C Preferred Units conducted by H&L Equities, LLC).
E.Redemption and Repurchase.

(i)Right of Optional Redemption. The Company, at its option, may redeem the Series C Preferred Units, in whole or in part, at any time or from time to time, for cash at a redemption price equal to $1,000.00 per Series C Preferred Unit plus all accrued and unpaid distributions thereon to and including the date fixed for redemption (except as provided in Section 4.9.E(iii) below), plus a redemption premium per Series C Preferred Unit (each, a “Series C Preferred Redemption Premium”) calculated as follows based on the date fixed for redemption:
(1)until December 31, 2022, $100, and
(2)thereafter, no Series C Preferred Redemption Premium.
If less than all of the outstanding Series C Preferred Units are to be redeemed, the Series C Preferred Units to be redeemed may be selected by any equitable method determined by the Company, provided that such method does not result in the creation of fractional units.
(ii)Limitations on Redemption. Unless full cumulative distributions on all Series C Preferred Units shall have been, or contemporaneously are, declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past distribution periods, no Series C Preferred Units shall be redeemed or otherwise acquired, directly or indirectly, by the Company unless all outstanding Series C Preferred Units are simultaneously redeemed or acquired, and the Company shall not purchase or otherwise acquire, directly or indirectly, any Junior Securities of the Company (except by exchange for Junior Securities); provided, however, that the foregoing shall not prevent the purchase by the Company of Series C Preferred Units corresponding to shares of Series C Preferred Stock transferred to a Charitable Beneficiary (as defined in the Charter) pursuant to Article VI of the Charter in order to ensure that the Managing Member remains qualified as a real estate investment trust for federal income tax purposes or the purchase or acquisition of Series C Preferred Units pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding Series C Preferred Units.
(iii)Rights to Distributions on Units Called for Redemption. Immediately prior to or upon any redemption of Series C Preferred Units, the Company shall pay, in cash, any accumulated and unpaid distributions to and including the redemption date, unless a redemption date falls after a Series C Preferred Distribution Record Date and prior to the corresponding Series C Preferred Distribution Payment Date, in which case each holder of Series C Preferred Units at the close of business on such Series C Preferred Distribution Record Date shall be entitled to the distribution payable on such Series C Preferred Units on the corresponding Series C Preferred Distribution Payment Date notwithstanding the redemption of such Series C Preferred Units before such Series C Preferred Distribution Payment Date.
(iv)Procedures for Redemption. Notice of redemption will be given by the Managing Member to the holders of Series C Preferred Units concurrently with the notice by the Managing Member to the holders of Series C Preferred Stock in connection with any redemption of the Series C Preferred Stock pursuant to the Series C Articles Supplementary and shall be consistent with the notice procedures set forth in Section 5(d) of the Series C Articles Supplementary, including the content and information requirements of such notice.
(v)Status of Redeemed Units. Any Series C Preferred Units that shall at any time have been redeemed or otherwise acquired by the Company shall, after such redemption or acquisition, have the status of authorized but unissued Series C Preferred Units which may be issued by the Managing Member from time to time at its discretion.

F.Voting. The holders of Series C Preferred Units shall not have any voting rights.
G.Construction. The Series C Preferred Units were created and issued in conjunction with the issuance and sale of Series C Preferred Stock by the Managing Member, and as such, the Series C Preferred Units are intended to have designations, preferences and other rights and terms that are substantially the same as those of the Series C Preferred Stock, all such that the economic interests of the Series C Preferred Units and the Series C Preferred Stock are substantially identical, and the provisions, terms and conditions of this Agreement shall be interpreted in a fashion consistent with this intent.
Sectino 4.10    Series C Units.
A.Designation and Number. There shall be a series of Units designated as the “Series C Units” (the “Series C Units”). The number of authorized Series C Units is 100.
B.Rank. Subject to the provisions of this Section 4.10, the Series C Units shall rank pari passu with the Class A Units as to the payment of regular and special periodic or other distributions and distribution of assets upon liquidation, dissolution or winding up. The Series C Units shall rank (a) junior to the Class B Units, and shall not have any right to, nor claim against, the payment of regular and special periodic distributions of assets upon liquidation, dissolution or winding up to the extent such distributions are Class B Available Cash (other than the Series C Units Participation Amount) and (b) pari passu with the Class B Units as to the payment of the Series C Units Participation Amount. As to the payment of distributions and as to distribution of assets upon liquidation, dissolution or winding up, any class or series of Units which by its terms specifies that it shall rank junior to, on a parity with, or senior to the Class A Units shall also rank junior to, or pari passu with, or senior to, as the case may be, the Series C Units. As to the payment of distributions and as to distribution of assets upon liquidation, dissolution or winding up, any class or series of Units which by its terms specifies that it shall rank junior to, on a parity with, or senior to the Class B Units shall also rank junior to, or pari passu with, or senior to, as the case may be, the Series C Units, as applicable, with respect to the Series C Units Participation Amount. So long as the Series C Units remain issued and outstanding, without the written consent of all of the holders of Series C Units, the Company shall not (i) authorize or issue any securities having any preference as to the dividend or redemption rights, liquidation preferences, voting rights or any other rights or privileges of the Series C Units, (ii) reclassify any Units into interests having any preference as to the dividend or redemption rights, liquidation preferences, voting rights or any other rights or privileges of the Series C Units, (iii) authorize or issue any debt convertible into or exchangeable for Units having any preference as to the dividend or redemption rights, liquidation preferences, voting rights or any other rights or privileges of the Series C Units, or (iv) amend or repeal any provision of, or add any provision to this Agreement if such actions would alter or change the preferences, rights, privileges or restrictions provided for the benefit of the Series C Units. Except for the Series C Units Participation Amount, the Series C Units shall not have any right to, nor claim against, any regular, periodic or other distributions or distributions of assets upon liquidation, dissolution or winding up attributable to, or due and owing in respect of, the Class B Units. Notwithstanding the foregoing or any other provision of this Agreement to the contrary, the Company shall have the right to issue the Class B Units in conjunction with, and upon the closing of, the SAFStor Transaction.
C.Distributions.
(i)Series C Units shall, when, as and if authorized and declared by the Managing Member out of funds legally available for that purpose, be entitled to receive distributions (a “Series C Unit Distribution”) equal to the Series C Units Distribution

Amount on such Company Record Date established by the Managing Member with respect to such distribution.
(ii)Notwithstanding anything to the contrary herein, following the receipt by each holder of Common Units of distributions in an aggregate amount equal to its pro rata share of the Invested Capital, no distribution on the Common Units (whether in cash, securities or other property, or any combination of the foregoing) will be declared or paid on the Common Units by the Company, unless, at the time of such declaration and payment, a distribution equal to the Series C Units Distribution Amount is declared and paid, respectively, on the Series C Units, such that the record date and payment date for such Series C Unit Distribution occur on the same dates as the record date and payment date, respectively, for such distribution with respect to the Common Units.
D.Liquidation. Upon any Liquidation of the Managing Member or any Liquidating Event of the Company, (a) 10% of any Remaining Liquidation Cash available for distribution to the Common Units (and specifically excluding any amounts distributable to the Class B Units in connection therewith) by the Company and (b) the Series C Units Participation Amount shall, in each case, be paid to the holders of the Series C Units, pro rata based on the number of Series C Units held by each such holder.
E.Voting. The holders of the Series C Units shall not have any voting rights.
ARTICLE V

DISTRIBUTIONS
Section 5.1    Requirement and Characterization of Distributions
A.General. The Managing Member may cause the Company to distribute at least quarterly all, or such portion as the Managing Member may in its sole and absolute discretion determine, of the Available Cash of the Company with respect to such quarter or shorter period to the Members in accordance with the terms established for the class or classes of Units or other Interests held by such Members who are Members on the respective Company Record Date with respect to such quarter or shorter period as provided in Sections 5.1.B and in accordance with the respective terms established for each class of Interest. Notwithstanding anything to the contrary contained herein, in no event may a Member receive a distribution of Available Cash with respect to a Unit for a quarter or shorter period if such Member is entitled to receive a distribution with respect to a Share for which such Unit has been redeemed or exchanged. Unless otherwise expressly provided for herein, or in the terms established for a new class or series of Units or other Interests created in accordance with Article IV hereof, no Interest shall be entitled to a distribution in preference to any other Interest. The Managing Member shall make such reasonable efforts, as determined by it in its sole and absolute discretion and consistent with the qualification of the Managing Member as a REIT, to distribute Available Cash (a) to Members so as to preclude any such distribution or portion thereof from being treated as part of a sale of property to the Company by a Member under Section 707 of the Code or the Regulations thereunder; provided that the Managing Member, the Managing Member Entity, and the Company shall not have liability to a Member under any circumstances as a result of any distribution to a Member being so treated, and (b) to the Managing Member in an amount sufficient to enable the Managing Member Entity to make distributions to its stockholders that will enable the Managing Member Entity to (1) satisfy the requirements for qualification as a REIT under the Code and the Regulations (the “REIT Requirements”), and (2) avoid any U.S. federal income or excise tax liability, except to the extent that a distribution pursuant to clause (2) would prevent the Company from making a distribution to the holders of Series D Preferred Units in accordance with Section 4.8.

B.Distributions.
(i)Each holder of Units or other Interests of a class that is entitled to any preference in distribution (including, for the avoidance of doubt, the Series D Preferred Units) shall be entitled to a distribution in accordance with the rights of any such class of Interests (and, within such class, pro rata in proportion to the respective Percentage Interests on such Company Record Date); and
(ii)To the extent there is Available Cash remaining after the payment of any preference in distribution in accordance with the foregoing clause (i), (A) the portion of the Available Cash that is Class B Available Cash shall be distributed to the Class B Units (pro-rata among the Class B Units on a per Unit basis) and (B) the portion (if any) of the Available Cash that is not Class B Available Cash shall be distributed to Interests (other than the Class B Units) that are not entitled to any preference in distribution, including the Common Units (other than the Class B Units), to each such class and, if applicable, to each series within such class in accordance with the terms and conditions of such class and, if applicable, series (and, in the case of Common Units (other than Class B Units), all distributions shall be made pro-rata among the Common Units (other than the Class B Units) on a per Unit basis).
C.Distributions With Respect to LTIP Units. In accordance with Section 4.6.A, LTIP Unitholders shall be entitled to receive distributions in an amount per LTIP Unit equal to the Class A Unit Distribution.
D.Distributions With Respect to Series D Preferred Units. Series D Preferred Units shall be entitled to receive distributions in accordance with Section 4.8.
E.Distributions With Respect to Series C Preferred Units. Series C Preferred Units shall be entitled to receive distributions in accordance with Section 4.9.
F.Distributions With Respect to Series C Units. Series C Units shall be entitled to receive distributions in accordance with Section 4.10.
Section 5.2    Amounts Withheld
All amounts withheld pursuant to the Code or any provisions of any state or local tax law and Section 10.5 with respect to any allocation, payment or distribution to a Member or Assignee shall be treated as amounts distributed to the Member or Assignee, as the case may be, pursuant to Section 5.1 for all purposes under this Agreement.
Section 5.3    Distributions Upon Liquidation
Proceeds from a Liquidating Event shall be distributed to the Members in accordance with Section 13.2.
Section 5.4    Revisions to Reflect Issuance of Interests
If the Company issues Interests to any Member or any Additional Member pursuant to Article IV hereof, or if there is any change in the ownership of the Units (for example, as a result of a conversion, redemption or splitting of units), the Managing Member shall make such revisions to this Article V and the Member Registry in the books and records of the Company as it deems necessary to reflect the issuance of such additional Interests without the consent or approval of any other Member.

ARTICLE VI

ALLOCATIONS
Section 6.1    Allocations for Capital Account Purposes
For purposes of maintaining the Capital Accounts and in determining the rights of the Members among themselves, the Member’s items of income, gain, loss and deduction (computed in accordance with Exhibit B) shall be allocated among the Members in each taxable year (or portion thereof) as provided herein below.
A.Net Income. After giving effect to the special allocations set forth in Section 1 of Exhibit C of this Agreement, Net Income shall be allocated:
(1)first, to the Managing Member until the cumulative Net Income allocated under this clause (1) equals the cumulative Net Losses allocated to the Managing Member under Section 6.1.B(6);
(2)second, to each DRO Member until the cumulative Net Income allocated to such DRO Member under this clause (2) equals the cumulative Net Losses allocated to such DRO Member under Section 6.1.B(5) (and among the DRO Members, pro rata in proportion to their respective percentages of the cumulative Net Losses allocated to all DRO Members pursuant to Section 6.1.B(5) hereof);
(3)third, to the Managing Member until the cumulative Net Income allocated under this clause (3) equals the cumulative Net Losses allocated to the Managing Member under Section 6.1.B(4);
(4)fourth, to the holders of any Interests that are entitled to any preference upon liquidation until the cumulative Net Income allocated under this clause (4) equals the cumulative Net Losses allocated to such Members under Section 6.1.B(3);
(5)fifth, to the holders of any Interests that are entitled to any preference in distribution in accordance with the rights of any such class of Interests until each such Interest has been allocated, on a cumulative basis pursuant to this clause (5), Net Income equal to the amount of distributions payable that are attributable to the preference of such class of Interests whether or not paid (and, within such class, pro rata in proportion to the respective Percentage Interests as of the last day of the period for which such allocation is being made); and
(6)finally, with respect to Interests that are not entitled to any preference in distribution or with respect to which distributions are not limited to any preference in distribution, including the Common Units, among the classes of such Interests in a manner that reflects the relative terms of such classes (as reasonably determined by the Managing Member) (and, within each such class, pro rata in proportion to the respective Percentage Interests of such class as of the last day of the period for which such allocation is being made).
B.Net Losses. After giving effect to the special allocations set forth in Section 1 of Exhibit C, Net Losses shall be allocated:

(1)first, to the holders of Interests, in proportion to, and to the extent that, their share of the Net Income previously allocated pursuant to Section 6.1.A(6) exceeds, on a cumulative basis, the sum of (a) distributions with respect to such Interests pursuant to clause (ii) of Section 5.1.B and (b) Net Losses allocated under this clause (1);
(2)second, with respect to classes of Interests that are not entitled to any preference in distribution upon liquidation of such class, pro rata to each such class in accordance with the terms of such class (and, within such class, pro rata in proportion to the respective Percentage Interests as of the last day of the period for which such allocation is being made); provided, however, that Net Losses shall not be allocated to any Member pursuant to this Section 6.1.B(2) to the extent that such allocation would cause such Member to have an Adjusted Capital Account Deficit (or increase any existing Adjusted Capital Account Deficit) (determined in each case (i) by not including in the Members’ Adjusted Capital Accounts any amount that a Member is obligated to contribute to the Company with respect to any deficit in its Capital Account pursuant to Section 13.3 and (ii) in the case of a Member who also holds classes of Interests that are entitled to any preferences in distribution upon liquidation, by subtracting from such Members’ Adjusted Capital Account the amount of such preferred distribution to be made upon liquidation) at the end of such taxable year (or portion thereof);
(3)third, with respect to classes of Interests that are entitled to any preference in distribution upon liquidation, in reverse order of the priorities of each such class (and within each such class, pro rata in proportion to their respective Percentage Interests as of the last day of the period for which such allocation is being made); provided, however, that Net Losses shall not be allocated to any Member pursuant to this Section 6.1.B(3) to the extent that such allocation would cause such Member to have an Adjusted Capital Account Deficit (or increase any existing Adjusted Capital Account Deficit) (determined in each case by not including in the Members’ Adjusted Capital Accounts any amount that a Member is obligated to contribute to the Company with respect to any deficit in its Capital Account pursuant to Section 13.3) at the end of such taxable year (or portion thereof);
(4)fourth, to the Managing Member, in an amount equal to the excess of (a) the amount of the Company’s Recourse Liabilities over (b) the Aggregate DRO Amount;
(5)fifth, to and among the DRO Members, in proportion to their respective DRO Amounts, until such time as the DRO Members as a group have been allocated cumulative Net Losses pursuant to this clause (4) equal to the Aggregate DRO Amount; and
(6)thereafter, to the Managing Member.
C.Allocation of Nonrecourse Debt. For purposes of Regulation Section 1.752-3(a), the Members agree that Nonrecourse Liabilities of the Company in excess of the sum of (i) the amount of Partnership Minimum Gain and (ii) the total amount of Nonrecourse Built-in Gain shall be allocated by the Managing Member by taking into account facts and circumstances relating to each Member’s respective interest in the profits of the Company. For this purpose, the Managing Member shall have the sole and absolute discretion in any Fiscal Year to allocate such excess Nonrecourse Liabilities among the Members in any manner permitted under Code Section 752 and the Regulations thereunder.

D.Recapture Income. Any gain allocated to the Members upon the sale or other taxable disposition of any Company asset shall, to the extent possible after taking into account other required allocations of gain pursuant to Exhibit C, be characterized as Recapture Income in the same proportions and to the same extent as such Members have been allocated any deductions directly or indirectly giving rise to the treatment of such gains as Recapture Income.
E.Special Allocations Regarding LTIP Units. Notwithstanding the provisions of Section 6.1.A, Liquidating Gains shall first be allocated to the LTIP Unitholders until their Economic Capital Account Balances to the extent attributable to their ownership of LTIP Units are equal to (i) the Class A Unit Economic Balance multiplied by (ii) the number of their LTIP Units. For this purpose, “Liquidating Gains” means net gains that are or would be realized in connection with the actual or hypothetical sale of all or substantially all of the assets of the Company, including but not limited to net capital gain realized in connection with an adjustment to the value of Company assets under Section 704(b) of the Code made pursuant to Section 1.D of Exhibit B of the Agreement. The “Economic Capital Account Balances” of the LTIP Unitholders will be equal to their Capital Account balances to the extent attributable to their ownership of LTIP Units. Similarly, the “Class A Unit Economic Balance” shall mean (i) the Capital Account balance of the Managing Member Entity, plus the amount of the Managing Member’s share of any Partner Minimum Gain or Partnership Minimum Gain, in either case to the extent attributable to the Managing Member Entity’s ownership of Class A Units and computed on a hypothetical basis after taking into account all allocations through the date on which any allocation is made under this Section 6.1.E, but prior to the realization of any Liquidating Gains, divided by (ii) the number of the Managing Member Entity’s Class A Units. Any such allocations shall be made among the LTIP Unitholders whose LTIP Units are designated Class A Units in proportion to the amounts required to be allocated to each under this Section 6.1.E. The parties agree that the intent of this Section 6.1.E is to make the Capital Account balance associated with each LTIP Unit to be economically equivalent to the Capital Account balance associated with the Managing Member Entity’s Class A Units (on a per-Unit basis), provided that Liquidating Gains are of a sufficient magnitude to do so upon a sale of all or substantially all of the assets of the Company, or upon an adjustment to the Members’ Capital Accounts pursuant to Section 1.D of Exhibit B. To the extent the LTIP Unitholders receive a distribution in excess of their Capital Accounts, such distribution will be a guaranteed payment under Section 707(c) of the Code.
F.Special Allocations in Connection with a Liquidity Event. The Members intend that the allocation of Net Income, Net Losses and other items of income, gain, loss, deduction and credit required to be allocated to the Capital Accounts of the Members pursuant to this Agreement will result in final Capital Account balances that will permit the amount each Member is entitled to receive upon “liquidation” of the Company (within the meaning of Section 1.704-1(b)(2)(ii)(g) of the Treasury Regulations) to equal the amount such Member would have received if such amount was distributable solely pursuant to the priorities set forth in Article IV, Article V and Section 13.2.A(1) – (7) (assuming, for this purpose, that distributions under Section 13.2.A(7) are made to the Members (other than the Members holding Class B Units) in accordance with Sections 5.1.B(ii)(B), 5.1.C and 5.1.F) (and, for the avoidance of doubt, taking into account any applicable DRO Amounts). Accordingly, notwithstanding the provisions of Section 6.1.A, in the taxable year of the event precipitating a Liquidity Event and thereafter, appropriate adjustments to allocations of Net Income and Net Losses to the Members shall be made to achieve such result.
Section 6.2    Revisions to Allocations to Reflect Issuance of Interests
If the Company issues Units or other Interests to any Member or any Additional Member pursuant to Article IV hereof, the Managing Member shall make such revisions to this Article VI and the Member Registry in the books and records of the Company as it deems necessary to reflect the terms of the issuance of such Units or Interests, including making preferential allocations to classes of Units or Interests that are entitled thereto. Such revisions shall not require the consent or approval of any other Member.
ARTICLE VII

MANAGEMENT AND OPERATIONS OF BUSINESS
Section 7.1    Management
A.Powers of Managing Member. Except as otherwise expressly provided in this Agreement, all management powers over the business and affairs of the Company are and shall be exclusively vested in the Managing Member, and no Non-Managing Member shall have any right to participate in or exercise control or management power over the business and affairs of the Company. The Managing Member may not be removed by the Non-Managing Members with or without cause. In addition to the powers now or hereafter granted a managing member of a limited liability company under applicable law or which are granted to the Managing Member under any other provision of this Agreement, the Managing Member, subject to Section 7.11, shall have full power and authority to do all things deemed necessary or desirable by it to conduct the business of the Company, to exercise all powers set forth in Section 3.2 and to effectuate the purposes set forth in Section 3.1, including, without limitation:
(1)the making of any expenditures, the lending or borrowing of money (including, without limitation, making prepayments on loans and borrowing money to permit the Company to make distributions to its Members in such amounts as are required under Section 5.1.A or will permit the Managing Member and the Managing Member Entity (so long as such entity qualifies as a REIT) to avoid the payment of any U.S. federal income tax (including, for this purpose, any excise tax pursuant to Section 4981 of the Code) and to make distributions to its stockholders sufficient to permit the Managing Member to maintain its REIT status), the assumption or guarantee of, or other contracting for, indebtedness and other liabilities including, without limitation, the assumption or guarantee of the debt of the Managing Member, its Subsidiaries or the Company’s Subsidiaries, the issuance of evidences of indebtedness (including the securing of same by mortgage, deed of trust or other lien or encumbrance on the Company’s assets) and the incurring of any obligations the Managing Member deems necessary for the conduct of the activities of the Company;
(2)the making of tax, regulatory and other filings, or rendering of periodic or other reports to governmental or other agencies having jurisdiction over the business or assets of the Company;
(3)the acquisition, disposition, mortgage, pledge, encumbrance, hypothecation or exchange of any or all of the assets of the Company (including acquisition of any new assets, the exercise or grant of any conversion, option, privilege or subscription right or other right available in connection with any assets at any time held by the Company) or the merger or other combination of the Company or any Subsidiary of the Company with or into another entity on such terms as the Managing Member deems proper;
(4)the use of the assets of the Company (including, without limitation, cash on hand) for any purpose consistent with the terms of this Agreement and on any terms it sees fit, including, without limitation, the financing of the conduct of the operations of the Managing Member, the Company or any of the Company’s

Subsidiaries, the lending of funds to other Persons (including, without limitation, the Managing Member, its Subsidiaries, and the Company’s Subsidiaries) and the repayment of obligations of the Company and its Subsidiaries and any other Person in which the Company has an equity investment and the making of capital contributions to its Subsidiaries;
(5)the origination, acquisition, ownership, financing, including through securitizations, servicing and disposition of mortgage loans and other interests in real property;
(6)the management, operation, leasing, landscaping, repair, alteration, demolition or improvement of any real property or improvements owned by the Company or any Subsidiary of the Company or any Person in which the Company has made a direct or indirect equity investment;
(7)the negotiation, execution, and performance of any contracts, conveyances or other instruments that the Managing Member considers useful or necessary to the conduct of the Company’s operations or the implementation of the Managing Member’s powers under this Agreement, including contracting with contractors, developers, consultants, accountants, legal counsel, other professional advisors and other agents and the payment of their expenses and compensation out of the Company’s assets;
(8)the mortgage, pledge, encumbrance or hypothecation of any assets of the Company;
(9)the distribution of Company cash or other Company assets in accordance with this Agreement;
(10)the holding, managing, investing and reinvesting of cash and other assets of the Company;
(11)the hedging of liabilities of the Company;
(12)the collection and receipt of revenues and income of the Company;
(13)the selection, designation of powers, authority and duties and the dismissal of employees of the Company (including, without limitation, employees having titles such as “president,” “vice president,” “secretary” and “treasurer”) and agents, outside attorneys, accountants, consultants and contractors of the Company and the determination of their compensation and other terms of employment or hiring;
(14)the maintenance of such insurance for the benefit of the Company and the Members (including, without limitation, the Managing Member Entity and the Managing Member) as it deems necessary or appropriate;
(15)the formation of, or acquisition of an interest (including non-voting interests in entities controlled by Affiliates of the Company or third parties) in, and the contribution of property to, any further limited or general partnerships, joint ventures, limited liability companies or other relationships that it deems desirable (including, without limitation, the acquisition of interests in, and the contributions of funds or property to, or making of loans to, its Subsidiaries and any other Person in which it has an equity investment from time to time, or the incurrence of indebtedness on behalf of such Persons or the guarantee of the obligations of such Persons); provided that as long as the Managing Member has determined to continue to qualify as a REIT, the Company may not engage in any such formation, acquisition or contribution that would cause the Managing Member to fail to qualify as a REIT;
(16)the control of any matters affecting the rights and obligations of the Company, including the settlement, compromise, submission to arbitration or any other form of dispute resolution or abandonment of any claim, cause of action, liability, debt or damages due or owing to or from the Company, the commencement or defense of suits, legal proceedings, administrative proceedings, arbitrations or other forms of dispute resolution, the representation of the Company in all suits or legal proceedings, administrative proceedings, arbitrations or other forms of dispute resolution, the incurring of legal expense and the indemnification of any Person against liabilities and contingencies to the extent permitted by law;
(17)the determination of the fair market value of any Company property distributed in kind, using such reasonable method of valuation as the Managing Member may adopt;
(18)the exercise, directly or indirectly, through any attorney-in-fact acting under a general or limited power of attorney, of any right, including the right to vote, appurtenant to any assets or investment held by the Company;
(19)the exercise of any of the powers of the Managing Member enumerated in this Agreement on behalf of or in connection with any Subsidiary of the Company or any other Person in which the Company has a direct or indirect interest, individually or jointly with any such Subsidiary or other Person;
(20)the exercise of any of the powers of the Managing Member enumerated in this Agreement on behalf of any Person in which the Company does not have any interest pursuant to contractual or other arrangements with such Person;
(21)the making, executing and delivering of any and all deeds, leases, notes, deeds to secure debt, mortgages, deeds of trust, security agreements, conveyances, contracts, guarantees, warranties, indemnities, waivers, releases or other legal instruments or agreements in writing necessary or appropriate in the judgment of the Managing Member for the accomplishment of any of the powers of the Managing Member enumerated in this Agreement;
(22)the distribution of cash to acquire Units held by a Member in connection with a Member’s exercise of its Redemption Right under Section 8.6;
(23)the determination regarding whether a payment to a Member who exercises its Redemption Right under Section 8.6 that is assumed by the Managing Member will be paid in the form of the Cash Amount or the Shares Amount, except as such determination may be limited by Section 8.6.
(24)the acquisition of Interests in exchange for cash, debt instruments and other property;

(25)the maintenance of the Member Registry in the books and records of the Company to reflect the Capital Contributions and Percentage Interests of the Members as the same are adjusted from time to time to the extent necessary to reflect redemptions, Capital Contributions, the issuance of Units, the admission of any Additional Member or any Substituted Member or otherwise; and
(26)the registration of any class of securities of the Company under the Securities Act or the Exchange Act and the listing of any debt securities of the Company on any exchange.
B.No Approval by Non-Managing Members. Except as provided in Section 7.11, each of the Non-Managing Members agrees that the Managing Member is authorized to execute, deliver and perform the above-mentioned agreements and transactions on behalf of the Company without any further act, approval or vote of the Members, notwithstanding any other provision of this Agreement, the Act or any applicable law, rule or regulation, to the full extent permitted under the Act or other applicable law. The execution, delivery or performance by the Managing Member or the Company of any agreement authorized or permitted under this Agreement shall be in the sole and absolute discretion of the Managing Member without consideration of any other obligation or duty, fiduciary or otherwise, of the Company or the Members and shall not constitute a breach by the Managing Member of any duty that the Managing Member may owe the Company or the Non-Managing Members or any other Persons under this Agreement or of any duty stated or implied by law or equity. The Non-Managing Members acknowledge that the Managing Member is acting for the benefit of the Company, the Members and the stockholders of the Managing Member.
C.Insurance. At all times from and after the date hereof, the Managing Member may cause the Company to obtain and maintain (i) casualty, liability and other insurance on the properties of the Company and its Subsidiaries, (ii) liability insurance for the Indemnitees hereunder, and (iii) such other insurance as the Managing Member, in its sole and absolute discretion, determines to be necessary.
D.Working Capital and Other Reserves. At all times from and after the date hereof, the Managing Member may cause the Company to establish and maintain working capital reserves in such amounts as the Managing Member, in its sole and absolute discretion, deems appropriate and reasonable from time to time, including upon liquidation of the Company under Article XIII.
Section 7.2    Certificate of Formation
To the extent that such action is determined by the Managing Member to be reasonable and necessary or appropriate, the Managing Member shall file amendments to and restatements of the Certificate of Formation and do all the things to maintain the Company as a limited liability company under the laws of the State of Delaware and each other state, the District of Columbia or other jurisdiction in which the Company may elect to do business or own property. Subject to the terms of Section 8.5.A(4), the Managing Member shall not be required, before or after filing, to deliver or mail a copy of the Certificate of Formation or any amendment thereto to any Member. The Managing Member shall use all reasonable efforts to cause to be filed such other certificates or documents as may be reasonable and necessary or appropriate for the formation, continuation, qualification and operation of a limited liability company in the State of Delaware and any other state, the District of Columbia or other jurisdiction in which the Company may elect to do business or own property.
Section 7.3    Title to Company Assets

Title to Company assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Company as an entity, and no Members, individually or collectively, shall have any ownership interest in such Company assets or any portion thereof. Title to any or all of the Company assets may be held in the name of the Company, the Managing Member or one or more nominees, as the Managing Member may determine, in its sole and absolute discretion, including Affiliates of the Managing Member. The Managing Member hereby declares and warrants that any Company assets for which legal title is held in the name of the Managing Member or any nominee or Affiliate of the Managing Member shall be held by the Managing Member for the use and benefit of the Company in accordance with the provisions of this Agreement. All Company assets shall be recorded as the property of the Company in its books and records, irrespective of the name in which legal title to such Company assets is held.
Section 7.4    Reimbursement of the Managing Member
A.No Compensation. Except as provided in this Section 7.4 and elsewhere in this Agreement (including the provisions of Articles V and VI regarding distributions, payments and allocations to which it may be entitled), the Managing Member shall not receive payments from the Company or otherwise be compensated for its services as the Managing Member of the Company.
B.Responsibility for Company, Managing Member and Managing Member Entity Expenses. The Company shall be responsible for and shall pay all expenses relating to the Company’s organization, the ownership of its assets and its operations. The Company shall also be responsible for the administrative and operating costs and expenses incurred by the Managing Member, including, but not limited to, all expenses relating to the Managing Member’s and the Managing Member Entity’s (i) continued existence and subsidiary operations, (ii) offerings and registration of securities, (iii) preparation and filing of any periodic or other reports and communications required under federal, state or local laws and regulations, (iv) compliance with laws, rules and regulations promulgated by any regulatory body, (v) operating or administrative costs incurred in the ordinary course of business on behalf of the Company, (vi) director fees and expenses of the Company, (vii) any expenses (other than the purchase price) incurred by the Managing Member in connection with the redemption or other repurchase of its Shares, and (viii) all costs and expenses of the Managing Member in connection with its operation as a REIT; provided, however, that such costs and expenses shall not include any administrative or operating costs of the Managing Member attributable to assets owned by the Managing Member directly and not through the Company or its subsidiaries; and provided, further, such costs shall not include any costs that are the responsibility of the Manager under the Management Agreement. The Managing Member, at the Managing Member’s sole and absolute discretion, shall be reimbursed on a monthly basis, or such other basis as the Managing Member may determine in its sole and absolute discretion, for all expenses the Managing Member incurs relating to or resulting from the ownership and operation of, or for the benefit of, the Company (including, without limitation, expenses related to the operations of the Managing Member Entity and to the management and administration of any Subsidiaries of the Managing Member, the Managing Member Entity or the Company or Affiliates of the Company, such as auditing expenses and filing fees); provided, however, that (i) the amount of any such reimbursement shall be reduced by (x) any interest earned by the Managing Member with respect to bank accounts or other instruments or accounts held by it on behalf of the Company as permitted in Section 7.5.A (which interest is considered to belong to the Company and shall be paid over to the Company to the extent not applied to reimburse the Managing Member for expenses hereunder); and (y) any amount derived by the Managing Member from any investments permitted in Section 7.5.A; (ii) the Company shall not be responsible for any taxes that the Managing Member Entity would not have been required to pay if the Managing Member Entity qualified as a REIT for U.S. federal income tax purposes or any taxes imposed on the Managing Member Entity by reason of the

Managing Member Entity’s failure to distribute to its stockholders an amount equal to its taxable income; (iii) the Company shall not be responsible for expenses or liabilities incurred by the Managing Member in connection with any business or assets of the Managing Member other than its ownership of Interests or operation of the business of the Company or ownership of interests in Qualified Assets to the extent permitted in Section 7.5.A; and (iv) the Company shall not be responsible for any expenses or liabilities of the Managing Member that are excluded from the scope of the indemnification provisions of Section 7.7.A by reason of the provisions of clause (i), (ii) or (iii) thereof. The Managing Member shall determine in good faith the amount of expenses incurred by it or the Managing Member Entity related to the ownership of Units or Interests or operation of, or for the benefit of, the Company. If certain expenses are incurred that are related both to the ownership of Interests or operation of, or for the benefit of, the Company and to the ownership of other assets (other than Qualified Assets and such other assets as permitted under Section 7.5.A) or the operation of other businesses, such expenses will be allocated to the Company and such other entities (including the Managing Member and the Managing Member Entity) owning such other assets or businesses in such a manner as the Managing Member in its sole and absolute discretion deems fair and reasonable. Such reimbursements shall be in addition to any reimbursement to the Managing Member pursuant to Section 10.3.C and as a result of indemnification pursuant to Section 7.7. All payments and reimbursements hereunder shall be characterized for U.S. federal income tax purposes as expenses of the Company incurred on its behalf, and not as expenses of the Managing Member or the Managing Member Entity.
C.Interest Issuance Expenses. The Managing Member shall also be reimbursed for all expenses it incurs relating to any issuance of Interests, Shares, Debt of the Company, Funding Debt of the Managing Member, or rights, options, warrants or convertible or exchangeable securities pursuant to Article IV (including, without limitation, all costs, expenses, damages and other payments resulting from or arising in connection with litigation related to any of the foregoing), all of which expenses are considered by the Members to constitute expenses of, and for the benefit of, the Company.
D.Purchases of Shares by the Managing Member Entity. If the Managing Member Entity exercises its rights under the Charter (or, if the Managing Member is not the Managing Member Entity, the organizational documents of the Managing Member Entity) to purchase Shares or otherwise elects or is required to purchase from its stockholders Shares in connection with a Share repurchase or similar program or otherwise, or for the purpose of delivering such Shares to satisfy an obligation under any dividend reinvestment or equity purchase program adopted by the Managing Member Entity, any employee equity purchase plan adopted by the Managing Member Entity or any similar obligation or arrangement undertaken by the Managing Member Entity in the future, the purchase price paid by the Managing Member Entity for those Shares and any other expenses incurred by the Managing Member Entity in connection with such purchase shall be considered expenses of the Company and shall be reimbursable to the Managing Member Entity, subject to the conditions that: (i) if those Shares subsequently are to be sold by the Managing Member Entity, the Managing Member Entity shall pay to the Company any proceeds received by the Managing Member Entity for those Shares (provided that a transfer of Shares for Units pursuant to Section 8.6 would not be considered a sale for such purposes); and (ii) if such Shares are required to be cancelled pursuant to applicable law or are not retransferred by the Managing Member Entity within thirty (30) days after the purchase thereof, the Managing Member shall cause the Company to cancel a number of Units (rounded to the nearest whole Unit) held by the Managing Member equal to the product attained by multiplying the number of those Shares by a fraction, the numerator of which is one and the denominator of which is the Conversion Factor.
E.Reimbursement not a Distribution. Except as set forth in the succeeding sentence, if and to the extent any reimbursement made pursuant to this Section 7.4 is determined for U.S.

federal income tax purposes not to constitute a payment of expenses of the Company, the amount so determined shall constitute a guaranteed payment with respect to capital within the meaning of Section 707(c) of the Code, shall be treated consistently therewith by the Company and all Members and shall not be treated as a distribution for purposes of computing the Members’ Capital Accounts. Amounts deemed paid by the Company to the Managing Member in connection with redemption of Units pursuant to clause (ii) of subparagraph (D) above shall be treated as a distribution for purposes of computing the Member’s Capital Accounts.
F.Funding for Certain Capital Transactions. In the event that the Managing Member shall undertake to acquire (whether by merger, consolidation, purchase or otherwise) the assets or equity interests of another Person and such acquisition shall require the payment of cash by the Managing Member (whether to such Person or to any other selling party or parties in such transaction or to one or more creditors, if any, of such Person or such selling party or parties), (i) the Company shall advance to the Managing Member the cash required to consummate such acquisition if, and to the extent that, such cash is not to be obtained by the Managing Member through an issuance of Shares described in Section 4.2 or pursuant to a transaction described in Section 7.5.B, (ii) the Managing Member shall immediately, upon consummation of such acquisition, transfer to the Company (or cause to be transferred to the Company), in full and complete satisfaction of such advance and as required by Section 7.5, the assets or equity interests of such Person acquired by the Managing Member in such acquisition (or equity interests in Persons owning all of such assets or equity interests), and (iii) pursuant to and in accordance with Section 4.2 and Section 7.5.B, the Company shall issue to the Managing Member, Interests and/or rights, options, warrants or convertible or exchangeable securities of the Company having designations, preferences and other rights that are substantially the same as those of any additional Shares, other equity securities, New Securities and/or Convertible Funding Debt, as the case may be, issued by the Managing Member in connection with such acquisition (whether issued directly to participants in the acquisition transaction or to third parties in order to obtain cash to complete the acquisition). In addition to, and without limiting, the foregoing, in the event that the Managing Member engages in a transaction in which (x) the Managing Member (or a wholly owned direct or indirect Subsidiary of the Managing Member) merges with another entity (referred to as the “Parent Entity”) that is organized in the “UPREIT format” (i.e., where the Parent Entity holds substantially all of its assets and conducts substantially all of its operations through a partnership, limited liability company or other entity (referred to as an “Operating Entity”)) and the Managing Member survives such merger, (y) such Operating Entity merges with or is otherwise acquired by the Company in exchange in whole or in part for Interests, and (z) the Managing Member is required or elects to pay part of the consideration in connection with such merger involving the Parent Entity in the form of cash and part of the consideration in the form of Shares, the Company shall distribute to the Managing Member with respect to its existing Interests an amount of cash sufficient to complete such transaction and the Managing Member shall cause the Company to cancel a number of Units (rounded to the nearest whole number) held by the Managing Member equal to the product attained by multiplying the number of additional Shares of the Managing Member that the Managing Member would have issued to the Parent Entity or the owners of the Parent Entity in such transaction if the entire consideration therefor were to have been paid in Shares by a fraction, the numerator of which is one and the denominator of which is the Conversion Factor.
Section 7.5    Outside Activities of the Managing Member; Relationship of Shares to Units; Funding Debt
A.General. Without the Consent of the Non-Managing Members (excluding any Managing Member Entity or other Non-Managing Member that is an Affiliate of the Managing Member), the Managing Member shall not, directly or indirectly, enter into or conduct any business other than in connection with the ownership, acquisition and disposition of Units or other Interests as a Member and the management of the business of the Company and such activities as are incidental thereto. Without the Consent of the Non-Managing Members (excluding any Managing Member Entity or other Non-Managing Member that is an Affiliate of the Managing Member), the assets of the Managing Member shall be limited to Interests and permitted debt obligations of the Company (as contemplated by Section 7.5.F) so that Shares and Units are completely fungible except as otherwise specifically provided herein; provided that (i) the Managing Member shall be permitted to hold such bank accounts or similar instruments or accounts in its name as it deems necessary to carry out its responsibilities and purposes as contemplated under this Agreement and its organizational documents (provided that accounts held on behalf of the Company to permit the Managing Member to carry out its responsibilities under this Agreement shall be considered to belong to the Company and the interest earned thereon shall, subject to Section 7.4.B, be applied for the benefit of the Company); and, provided further that, the Managing Member shall be permitted to acquire Qualified Assets.
B.Repurchase of Shares and Other Securities. If the Managing Member exercises its rights under the Charter (or, if the Managing Member is not the Managing Member Entity, the organizational documents of the Managing Member Entity) to purchase Shares or otherwise elects to purchase from the holders thereof Shares, other equity securities of the Managing Member, New Securities or Convertible Funding Debt, then the Managing Member shall cause the Company to purchase from the Managing Member (i) in the case of a purchase of Shares, that number of Units of the appropriate class equal to the product obtained by multiplying the number of Shares purchased by the Managing Member times a fraction, the numerator of which is one and the denominator of which is the Conversion Factor, or (ii) in the case of the purchase of any other securities on the same terms and for the same aggregate price that the Managing Member purchased such securities.
C.Forfeiture of Shares. If the Company or the Managing Member Entity acquires Shares as a result of the forfeiture of such Shares under a restricted or similar share, share bonus or similar share plan, then the Managing Member shall cause the Company to cancel, without payment of any consideration to the Managing Member, that number of Units of the appropriate class equal to the number of Shares so acquired, and, if the Company acquired such Shares, it shall transfer such Shares to the Managing Member for cancellation.
D.Issuances of Shares and Other Securities. The Managing Member shall not grant, award or issue any additional Shares (other than Shares issued pursuant to Section 8.6 or pursuant to a dividend or distribution (including any Share split) of Shares to all of its stockholders that results in an adjustment to the Conversion Factor pursuant to clause (i), (ii) or (iii) of the definition thereof), other equity securities of the Managing Member, New Securities or Convertible Funding Debt unless (i) the Managing Member shall cause, pursuant to Section 4.2.A, the Company to issue to the Managing Member, Interests or rights, options, warrants or convertible or exchangeable securities of the Company having designations, preferences and other rights, all such that the economic interests are substantially the same as those of such additional Shares, other equity securities, New Securities or Convertible Funding Debt, as the case may be, and (ii) in exchange therefor, the Managing Member transfers or otherwise causes to be transferred to the Company, as an additional Capital Contribution, the proceeds (if any) from the grant, award, or issuance of such additional Shares, other equity securities, New Securities or Convertible Funding Debt, as the case may be, or from the exercise of rights contained in such additional Shares, other equity securities, New Securities or Convertible Funding Debt, as the case may be (or, in the case of an acquisition described in Section 7.4.F in which all or a portion of the cash required to consummate such acquisition is to be obtained by the Managing Member through an issuance of Shares described in Section 4.2, the Managing Member complies with such Section 7.4.F). Without limiting the foregoing, the Managing Member is expressly authorized to issue additional Shares, other equity securities, New Securities or Convertible Funding Debt, as the case may be, for less than fair market value, and the Managing Member is expressly authorized, pursuant to Section 4.2.A, to cause the Company to issue to the Managing Member corresponding Interests, (for example, and not by way of limitation, the issuance of Shares and corresponding Units pursuant to a stock purchase plan providing for purchases of Shares, either by employees or stockholders, at a discount from fair market value or pursuant to employee stock options that have an exercise price that is less than the fair market value of the Shares, either at the time of issuance or at the time of exercise) as long as (a) the Managing Member concludes in good faith that such issuance is in the interests of the Managing Member and the Company and (b) the Managing Member transfers all proceeds from any such issuance or exercise to the Company as an additional Capital Contribution.
E.Equity Incentive Plan. If at any time or from time to time, the Managing Member sells or otherwise issues Shares pursuant to any Equity Incentive Plan, the Managing Member shall transfer or cause to be transferred the net proceeds of the sale of such Shares, if any, to the Company as an additional Capital Contribution in exchange for an amount of additional Units equal to the number of Shares so sold divided by the Conversion Factor.
F.Funding Debt. The Managing Member or the Managing Member Entity or any wholly owned Subsidiary of either of them may incur a Funding Debt from a financial institution or other lender, including, without limitation, a Funding Debt that is convertible into Shares or otherwise constitutes a class of New Securities (“Convertible Funding Debt”), subject to the condition that the Managing Member, the Managing Member Entity or such Subsidiary, as the case may be, lend to the Company the net proceeds of such Funding Debt; provided that Convertible Funding Debt shall be issued in accordance with the provisions of Section 7.5.D above; and, provided further that the Managing Member, the Managing Member Entity or such Subsidiary shall not be obligated to lend the net proceeds of any Funding Debt to the Company in a manner that would be inconsistent with the Managing Member’s or the Managing Member Entity’s ability to qualify or remain qualified as a REIT. If the Managing Member, the Managing Member Entity or such Subsidiary enters into any Funding Debt, the loan to the Company shall be on comparable terms and conditions, including interest rate, repayment schedule, costs and expenses and other financial terms, as are applicable with respect to or incurred in connection with such Funding Debt.
G.Capital Contributions of the Managing Member. The Capital Contributions by the Managing Member pursuant to Sections 7.5.D and 7.5.E will be deemed to equal the cash contributed by the Managing Member plus (a) in the case of cash contributions funded by an offering of any equity interests in or other securities of the Managing Member, the offering costs attributable to the cash contributed to the Company to the extent not reimbursed pursuant to Section 7.4.C and (b) in the case of Units issued pursuant to Section 7.5.E, an amount equal to the difference between the Value of the Shares sold pursuant to any Equity Incentive Plan and the net proceeds of such sale.
H.Tax Loans. The Managing Member or the Managing Member Entity may in its sole and absolute discretion, cause the Company to make an interest free loan to the Managing Member or the Managing Member Entity, as applicable, provided that the proceeds of such loans are used to satisfy any tax liabilities of the Managing Member or Managing Member Entity, as applicable.
Section 7.6    Transactions with Affiliates
A.Transactions with Certain Affiliates. The Company shall not, directly or indirectly, sell, transfer or convey any property to, or purchase any property from, or borrow funds from, or lend funds to, any Member or any Affiliate of the Company or the Managing Member that is not also a Subsidiary of the Company, if such transaction is prohibited by the Charter.

B.Joint Ventures. The Company may transfer assets to joint ventures, limited liability companies, partnerships, corporations, business trusts or other business entities in which it is or thereby becomes a participant upon such terms and subject to such conditions consistent with this Agreement and applicable law as the Managing Member, in its sole and absolute discretion, believes to be advisable.
C.Conflict Avoidance. The Managing Member is expressly authorized to enter into, in the name and on behalf of the Company, a non-competition arrangement and other conflict avoidance agreements with various Affiliates of the Company and the Managing Member on such terms as the Managing Member, in its sole and absolute discretion, believes are advisable.
D.Benefit Plans Sponsored by the Company. The Managing Member in its sole and absolute discretion and without the approval of the Non-Managing Members may propose and adopt on behalf of the Company employee benefit plans funded by the Company for the benefit of employees of the Managing Member, the Company, Subsidiaries of the Company, or any Affiliate of any of them.
Section 7.7    Indemnification
A.General. The Company shall indemnify each Indemnitee to the fullest extent provided by the Act from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including, without limitation, attorneys fees and other legal fees and expenses), judgments, fines, settlements and other amounts, arising from or in connection with any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, incurred by the Indemnitee and relating to the Company, the Managing Member or the Managing Member Entity or the operation of, or the ownership of property by, the Indemnitee, Company, the Managing Member or the Managing Member Entity as set forth in this Agreement in which any such Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, unless it is established by a final determination of a court of competent jurisdiction that: (i) the act or omission of the Indemnitee was material to the matter giving rise to the proceeding and either was committed in bad faith or was the result of active and deliberate dishonesty, (ii) the Indemnitee actually received an improper personal benefit in money, property or services or (iii) in the case of any criminal proceeding, the Indemnitee had reasonable cause to believe that the act or omission was unlawful. Without limitation, the foregoing indemnity shall extend to any liability of any Indemnitee, pursuant to a loan guarantee, contractual obligation for any indebtedness or other obligation or otherwise, for any indebtedness of the Company or any Subsidiary of the Company (including, without limitation, any indebtedness which the Company or any Subsidiary of the Company has assumed or taken subject to), and the Managing Member is hereby authorized and empowered, on behalf of the Company, to enter into one or more indemnity agreements consistent with the provisions of this Section 7.7 in favor of any Indemnitee having or potentially having liability for any such indebtedness. The termination of any proceeding by judgment, order or settlement does not create a presumption that the Indemnitee did not meet the requisite standard of conduct set forth in this Section 7.7.A. The termination of any proceeding by conviction or upon a plea of nolo contendere or its equivalent, or an entry of an order of probation prior to judgment, does not create a rebuttable presumption that the Indemnitee acted in a manner contrary to that specified in this Section 7.7.A with respect to the subject matter of such proceeding. Any indemnification pursuant to this Section 7.7 shall be made only out of the assets of the Company, and any insurance proceeds from the liability policy covering the Managing Member and any Indemnitee, and no Member shall have any obligation to contribute to the capital of the Company or otherwise provide funds to enable the Company to fund its obligations under this Section 7.7.
B.Reimbursement of Expenses. Reasonable expenses expected to be incurred by an Indemnitee shall be paid or reimbursed by the Company in advance of the final disposition of any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative made or threatened against an Indemnitee upon receipt by the Company of (i) a written affirmation by the Indemnitee of the Indemnitee’s good faith belief that the standard of conduct necessary for indemnification by the Company as authorized in Section 7.7.A has been met and (ii) a written undertaking by or on behalf of the Indemnitee to repay the amount if it shall ultimately be determined that the standard of conduct has not been met.
C.No Limitation of Rights. The indemnification provided by this Section 7.7 shall be in addition to any other rights to which an Indemnitee or any other Person may be entitled under any agreement, pursuant to any vote of the Members, as a matter of law or otherwise, and shall continue as to an Indemnitee who has ceased to serve in such capacity unless otherwise provided in a written agreement pursuant to which such Indemnitee is indemnified.
D.Insurance. The Company may purchase and maintain insurance on behalf of the Indemnitees and such other Persons as the Managing Member shall determine against any liability that may be asserted against or expenses that may be incurred by such Person in connection with the Company’s activities, regardless of whether the Company would have the power to indemnify such Indemnitee or Person against such liability under the provisions of this Agreement.
E.No Personal Liability for Members. In no event may an Indemnitee subject any of the Members to personal liability by reason of the indemnification provisions set forth in this Agreement.
F.Interested Transactions. An Indemnitee shall not be denied indemnification in whole or in part under this Section 7.7 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.
G.Benefit. The provisions of this Section 7.7 are for the benefit of the Indemnitees, their employees, officers, directors, trustees, heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons. Any amendment, modification or repeal of this Section 7.7, or any provision hereof, shall be prospective only and shall not in any way affect the limitation on the Company’s liability to any Indemnitee under this Section 7.7 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or related to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.
H.Indemnification Payments Not Distributions. If and to the extent any payments to the Managing Member pursuant to this Section 7.7 constitute gross income to the Managing Member (as opposed to the repayment of advances made on behalf of the Company), such amounts shall constitute guaranteed payments within the meaning of Section 707(c) of the Code, shall be treated consistently therewith by the Company and all Members, and shall not be treated as distributions for purposes of computing the Members’ Capital Accounts.
I.Exception to Indemnification. Notwithstanding anything to the contrary in this Agreement, the Managing Member shall not be entitled to indemnification hereunder for any loss, claim, damage, liability or expense for which the Managing Member is obligated to indemnify the Company under any other agreement between the Managing Member and the Company.
Section 7.8    Liability of the Managing Member

A.General. Notwithstanding anything to the contrary set forth in this Agreement, the Managing Member (which, for the purposes of this Section 7.8, shall include the directors and officers of the Managing Member) shall not be liable for monetary or other damages to the Company, any Members or any Assignees for losses sustained, liabilities incurred or benefits not derived as a result of errors in judgment or mistakes of fact or law or of any act or omission unless the Managing Member acted in bad faith and the act or omission was material to the matter giving rise to the loss, liability or benefit not derived.
B.Obligation to Consider Interests of Managing Member. The Non-Managing Members expressly acknowledge that the Managing Member, in considering whether to dispose of any of the Company assets, shall take into account the tax consequences to the Managing Member Entity of any such disposition and shall have no liability whatsoever to the Company or any Non-Managing Member for decisions that are based upon or influenced by such tax consequences.
C.No Obligation to Consider Separate Interests of Non-Managing Members and Their Owners. The Non-Managing Members expressly acknowledge that the Managing Member is acting on behalf of the Company and the Members of the Company, that the Managing Member is under no obligation to consider the separate interests of the Non-Managing Members (including, without limitation, the tax consequences to the Non-Managing Members or Assignees) or their owners in deciding whether to cause the Company to take (or decline to take) any actions, and that the Managing Member shall not be liable for monetary or other damages for losses sustained, liabilities incurred or benefits not derived by Non-Managing Members in connection with any decisions or actions made or taken or declined to be made or taken, provided that the Managing Member has acted pursuant to its authority under this Agreement. Any decisions or actions not taken by the Managing Member in accordance with the terms of this Agreement shall not constitute a breach of any duty owed to the Company or the Non-Managing Members by law or equity, fiduciary or otherwise. In the event of a conflict between the interests of the Non-Managing Members and the stockholders of the Managing Member, the Managing Member and its Affiliates may endeavor in good faith to resolve any conflicts in a manner that is not adverse to either the stockholders of the Managing Member or the Non-Managing Members; provided the Non-Managing Members acknowledge and agree that the Managing Member and its Affiliates may fulfill their duties to the Non-Managing Members by acting in the best interests of the stockholders of the Managing Member; and the Managing Member shall not be liable for monetary or other losses sustained, liabilities incurred or benefits not derived by the Non-Managing Members in connection therewith.
D.Actions of Agents. Subject to its obligations and duties as Managing Member set forth in Section 7.1.A, the Managing Member may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its agents. The Managing Member shall not be responsible for any misconduct or negligence on the part of any such agent appointed by the Managing Member in good faith.
E.Effect of Amendment. Notwithstanding any other provision contained herein, any amendment, modification or repeal of this Section 7.8 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the Managing Member’s liability to the Company and the Non-Managing Members under this Section 7.8 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.
F.Limitations of Fiduciary Duty. Sections 7.1.B, Section 7.7.E and this Section 7.8 and any other Section of this Agreement limiting the liability of the Managing Member and/or the directors and officers of the Managing Member shall constitute an express limitation of any duties, fiduciary or otherwise, that they would owe the Company or the Non-Managing Members if such duty would be imposed by any law, in equity or otherwise.
Section 7.9    Other Matters Concerning the Managing Member
A.Reliance on Documents. The Managing Member may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture or other paper or document believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties.
B.Reliance on Advisors. The Managing Member may consult with legal counsel, accountants, appraisers, management consultants, investment bankers and other consultants and advisers selected by it, and any act taken or omitted to be taken in reliance upon the opinion of such Persons as to matters which the Managing Member reasonably believes to be within such Person’s professional or expert competence shall be conclusively presumed to have been done or omitted in good faith and in accordance with such opinion.
C.Action Through Agents. The Managing Member shall have the right, in respect of any of its powers or obligations hereunder, to act through any of its duly authorized officers and a duly appointed attorney or attorneys-in-fact. Each such attorney shall, to the extent provided by the Managing Member in the power of attorney, have full power and authority to do and perform all and every act and duty that is permitted or required to be done by the Managing Member hereunder.
D.Actions to Maintain REIT Status or Avoid Taxation of the Managing Member Entity. Notwithstanding any other provisions of this Agreement or the Act, any action of the Managing Member on behalf of the Company or any decision of the Managing Member to refrain from acting on behalf of the Company undertaken in the good faith belief that such action or omission is necessary or advisable in order (i) to protect the ability of the Managing Member Entity to qualify as a REIT or (ii) to allow the Managing Member Entity to avoid incurring any liability for taxes under Sections 857 or 4981 of the Code, is expressly authorized under this Agreement and is deemed approved by all of the Non-Managing Members.
Section 7.10 Reliance by Third Parties
Notwithstanding anything to the contrary in this Agreement, any Person dealing with the Company shall be entitled to assume that the Managing Member has full power and authority, without consent or approval of any other Member or Person, to encumber, sell or otherwise use in any manner any and all assets of the Company, to enter into any contracts on behalf of the Company and to take any and all actions on behalf of the Company, and such Person shall be entitled to deal with the Managing Member as if the Managing Member were the Company’s sole party in interest, both legally and beneficially. Each Non-Managing Member hereby waives any and all defenses or other remedies that may be available against such Person to contest, negate or disaffirm any action of the Managing Member in connection with any such dealing, in each case except to the extent that such action imposes, or purports to impose, liability on the Non-Managing Member. In no event shall any Person dealing with the Managing Member or its representatives be obligated to ascertain that the terms of this Agreement have been complied with or to inquire into the necessity or expedience of any act or action of the Managing Member or its representatives. Each and every certificate, document or other instrument executed on behalf of the Company by the Managing Member or its representatives shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (i) at the time of the execution and delivery of such certificate, document or instrument, this Agreement was in full force and effect, (ii) the Person executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the Company, and (iii) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Company.
Section 7.11    Restrictions on Managing Member’s Authority
The Managing Member may not take any action in contravention of an express prohibition or limitation of this Agreement without the written Consent of (i) all Members adversely affected or (ii) such lower percentage of the Interests held by Non-Managing Members as may be specifically provided for under a provision of this Agreement or the Act. The preceding sentence shall not apply to any limitation or prohibition in this Agreement that expressly authorizes the Managing Member to take action (either in its discretion or in specified circumstances) so long as the Managing Member acts within the scope of such authority.
Section 7.12    Loans by Third Parties
The Company may incur Debt, or enter into similar credit, guarantee, financing or refinancing arrangements for any purpose (including, without limitation, in connection with any acquisition of property and any borrowings from, or guarantees of Debt of the Managing Member or any of its Affiliates) with any Person upon such terms as the Managing Member determines appropriate.
Section 7.13    Separateness of the SAFStor Assets
From and after the date of this Agreement the Managing Member shall cause the Company and each Subsidiary of the Company that owns, directly or indirectly, any SAFStor Assets, to:
A.maintain its own records, books, resolutions, and agreements and satisfy customary corporate and other formalities, as applicable, in each case, in a manner sufficient to allow the Company to reasonably determine, from time to time, the fair market value of the SAFStor Assets, and provide such records, books, resolutions, and agreements to holders of Series C Units, along with any material updates thereto and other related materials, as reasonably requested by the holders of Series C Units;
B.not permit any transaction between a Subsidiary of the Company that owns, directly or indirectly, any SAFStor Assets, on the one hand, and the Company or a Subsidiary of the Company that does not own, directly or indirectly, any SAFStor Assets, on the other hand, for the purpose of increasing the fair market value of the SAFStor Assets and decreasing the fair market value of the Company’s other properties and assets (other than the SAFStor Assets); and
C.provide prompt written notice to the holders of Series C Units of any sale, assignment, pledge, encumbrance, hypothecation, mortgage, exchange or any other disposition by law or otherwise of any of the SAFStor Assets.
In addition, from and after the date of this Agreement, the Managing Member shall not, and shall cause the Company and each of its Subsidiaries not to, without the written consent of the holders of a majority of the Series C Units, (i) make any further investment into the SAFStor Entities or the SAFStor Assets, (ii) merge any SAFStor Entity with or into the Managing Member or any of its other Subsidiaries or (iii) transfer or comingle any SAFStor Assets to or with the Managing Member or any of its other Subsidiaries, or properties or assets of the Managing Member or any of its other Subsidiaries, other than in each case in a manner which keeps such assets separately identifiable; provided, that the Managing Member shall be permitted to cause the Company and any of its Subsidiaries to enter into one or more Permitted Intercompany Loans.

Section 7.14    SAFStor Valuation
No later than (a) thirty (30) days prior to any Liquidating Event of the Company under Article XIII involving a distribution to holders of Class B Units or (b) fifteen (15) days prior to any other event involving a distribution to holders of Class B Units, the Managing Member shall prepare and deliver to the holders of the Series C Units (i) a written notice setting forth the Managing Member’s reasonable good faith calculation of the fair market value of the SAFStor Assets, together with reasonable supporting documentation therefor, and the expected amounts attributable to the proceeds received from or allocable to the SAFStor Assets (collectively, the “SAFStor Valuation”) and (ii) a certificate, duly executed by an officer of the Managing Member, whereby such officer affirms that the SAFStor Valuation was calculated in good faith and that the Company and the Managing Member are, and have been, in compliance with their respective obligations under Section 7.13. For the avoidance of doubt, the SAFStor Valuation will account for the outstanding amount of any Permitted Intercompany Loans, as applicable. Following receipt of such SAFStor Valuation, (A) the holders of the Series C Units shall have access to such books and records relating to the SAFStor Valuation as such holders may reasonably request for the purpose of reviewing the SAFStor Valuation and (B) the holders of a majority of the Series C Units may elect, in lieu of accepting the Managing Member’s determination of the SAFStor Valuation, to cause the Company to engage an impartial nationally recognized and qualified third-party valuation firm reasonably acceptable to the holders of a majority of the Series C Units to make a determination as to such SAFStor Valuation. The Company shall pay the costs and expenses of such valuation firm. The SAFStor Valuation, as provided by the Managing Member and agreed upon by the holders of a majority of the Series C Units or as finally determined by such qualified third-party valuation firm shall be deemed, for all purposes of this Agreement, including Article XIII, notwithstanding anything to the contrary herein, the value attributable to the SAFStor Assets from such Liquidation Event or otherwise, subject to, with respect to any such Liquidation Event, customary purchase price adjustments, escrows or indemnities in connection therewith, as applicable.
ARTICLE VIII

RIGHTS AND OBLIGATIONS OF MEMBERS
Section 8.1Limitation of Liability
The Members shall have no liability under this Agreement except as expressly provided in this Agreement, including Section 10.5, or under the Act.
Section 8.2Management of Business
No Member or Assignee (other than the Managing Member or any of its Affiliates, or any officer, director, employee, partner, agent or trustee of the Managing Member, the Company or any of their Affiliates, in their capacity as such) shall take part in the operation, management or control (within the meaning of the Act) of the Company’s business, transact any business in the Company’s name or have the power to sign documents for or otherwise bind the Company. The transaction of any such business by the Managing Member, any of its Affiliates or any officer, director, employee, partner, agent or trustee of the Managing Member, the Company or any of their Affiliates, in their capacity as such, shall not affect, impair or eliminate the limitations on the liability of the Non-Managing Members or Assignees under this Agreement.
Section 8.3Outside Activities of Non-Managing Members
Subject to Section 7.5 hereof, and subject to any agreements entered into pursuant to Section 7.6.B hereof and to any other agreements entered into by a Non-Managing Member or its

Affiliates with the Company or a Subsidiary, any Non-Managing Member and any officer, director, employee, agent, trustee, Affiliate or owner of any Non-Managing Member shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Company, including business interests and activities in direct or indirect competition with the Company. Neither the Company nor any Members shall have any rights by virtue of this Agreement in any business ventures of any Non-Managing Member or Assignee. None of the Non-Managing Members or any other Person shall have any rights by virtue of this Agreement or the limited liability company relationship established hereby in any business ventures of any other Person (other than the Managing Member to the extent expressly provided herein), and no Person (other than the Managing Member) shall have any obligation pursuant to this Agreement to offer any interest in any such business venture to the Company, any Non-Managing Member or any such other Person, even if such opportunity is of a character which, if presented to the Company, any Non-Managing Member or such other Person, could be taken by such Person.
Section 8.4Return of Capital
Except pursuant to the right of redemption set forth in Section 8.6, no Member shall be entitled to the withdrawal or return of its Capital Contribution, except to the extent of distributions made pursuant to this Agreement or upon termination of the Company as provided herein. No Member or Assignee shall have priority over any other Member or Assignee either as to the return of Capital Contributions (except as permitted by Section 4.2.A) or, except to the extent provided by Exhibit C or as permitted by Sections 4.2.A, 5.1.B, 6.1.A and 6.1.B, or otherwise expressly provided in this Agreement, as to profits, losses, distributions or credits.
Section 8.5Rights of Non-Managing Members Relating to the Company
A.General. In addition to other rights provided by this Agreement or by the Act, and except as limited by Section 8.5.D, each Non-Managing Member shall have the right, for a purpose reasonably related to such Non-Managing Member’s interest as a member in the Company, upon written demand with a statement of the purpose of such demand and at such Non-Managing Member’s own expense:
(1)to obtain a copy of the Company’s U.S. federal, state and local income tax returns for each Fiscal Year;
(2)to obtain a current list of the name and last known business, residence or mailing address of each Member;
(3)to obtain a copy of this Agreement and the Certificate of Formation and all amendments thereto, together with executed copies of all powers of attorney pursuant to which this Agreement, the Certificate of Formation and all amendments thereto have been executed;
(4)to obtain true and full information regarding the amount of cash and a description and statement of the Agreed Value of any other property or services contributed by each Member and which each Member has agreed to contribute in the future, and the date on which each Member became a Member; and
(5)other information regarding the affairs of the Company as is just and reasonable.

B.Notice of Conversion Factor. The Company shall notify each Non-Managing Member upon request (i) of the then current Conversion Factor and (ii) of any changes to the Conversion Factor.
C.Reserved.
D.Confidentiality. Notwithstanding any other provision of this Section 8.5, the Managing Member may keep confidential from the Non-Managing Members, for such period of time as the Managing Member determines in its sole and absolute discretion, any information that (i) the Managing Member reasonably believes to be in the nature of trade secrets or other information the disclosure of which the Managing Member in good faith believes is not in the best interests of the Company or could damage the Company or its business or (ii) the Company is required by law or by agreements with unaffiliated third parties to keep confidential.
Section 8.6Redemption Right
A.Common Units.
(i)Subject to Section 8.6.C and Section 11.6.E, at any time on or after one (1) year following the date of the initial issuance thereof (which, in the event of the transfer of a Common Unit, shall be deemed to be the date that the Common Unit was issued to the original recipient thereof for purposes of this Section 8.6), the holder of a Common Unit (if other than the Managing Member or any Subsidiary of the Managing Member), including any LTIP Units that are converted into Class A Units, shall have the right (the “Redemption Right”) to require the Company to redeem such Common Unit, with such redemption to occur on the Specified Redemption Date and at a redemption price equal to and in the form of the Cash Amount to be paid by the Company. Any such Redemption Right shall be exercised pursuant to a Notice of Redemption delivered to the Company (with a copy to the Managing Member) by the holder of the Units who is exercising the Redemption Right (the “Redeeming Member”). A Non-Managing Member may exercise the Redemption Right from time to time, without limitation as to frequency, with respect to part or all of the Common Units that it owns, as selected by the Non-Managing Member, provided, however, that a Non-Managing Member may not exercise the Redemption Right for fewer than one thousand (1,000) Common Units of a particular class unless such Redeeming Member then holds fewer than one thousand (1,000) Common Units of that class, in which event the Redeeming Member must exercise the Redemption Right for all of the Common Units held by such Redeeming Member in that class, and provided further that, with respect to a Non-Managing Member which is an entity, such Non-Managing Member may exercise the Redemption Right for fewer than one thousand (1,000) Common Units without regard to whether or not such Non-Managing Member is exercising the Redemption Right for all of the Common Units held by such Non-Managing Member as long as such Non-Managing Member is exercising the Redemption Right on behalf of one or more of its equity owners in respect of one hundred percent (100%) of such equity owners’ interests in such Non-Managing Member.
(ii)The Redeeming Member shall have no right with respect to any Common Units so redeemed to receive any distributions paid in respect of a Company Record Date for distributions in respect of Common Units after the Specified Redemption Date with respect to such Common Units.
(iii)The Assignee of any Non-Managing Member may exercise the rights of such Non-Managing Member pursuant to this Section 8.6, and such Non-Managing Member shall be deemed to have assigned such rights to such Assignee and shall be bound by the exercise of such rights by such Non-Managing Member’s Assignee. In connection with any exercise of such rights by such Assignee on behalf of such Non-Managing Member, the Cash Amount shall be paid by the Company directly to such Assignee and not to such Non-Managing Member.
(iv)If the Managing Member Entity provides notice to the Non-Managing Members, pursuant to Section 8.5.C hereof, the Redemption Right shall be exercisable, without regard to whether the Common Units have been outstanding for any specified period, during the period commencing on the date on which the Managing Member Entity provides such notice and ending on the record date to determine stockholders eligible to receive such distribution or to vote upon the approval of such merger, sale or other extraordinary transaction (or, if no such record date is applicable, at least twenty (20) Business Days before the consummation of such merger, sale or other extraordinary transaction). If this subparagraph (iv) applies, the Specified Redemption Date is the date on which the Company and the Managing Member receive notice of exercise of the Redemption Right, rather than ten (10) Business Days after receipt of the Notice of Redemption.
B.Managing Member Entity Assumption of Redemption Right.
(i)If a Non-Managing Member has delivered a Notice of Redemption, the Managing Member Entity may, in its sole and absolute discretion (subject to the limitations on ownership and transfer of Shares set forth in the Charter or, if the Managing Member is not the Managing Member Entity, the organizational documents of the Managing Member Entity), elect to assume directly and satisfy a Redemption Right. If such election is made by the Managing Member, the Company shall determine whether the Managing Member Entity shall pay the Redemption Amount in the form of the Cash Amount or the Shares Amount. The Company’s decision regarding whether such payment shall be made in the form of the Cash Amount or the Shares Amount shall be made by the Managing Member, in its capacity as the managing member of the Company and in its sole and absolute discretion. Upon such payment by the Managing Member Entity, the Managing Member Entity shall acquire the Common Units offered for redemption by the Redeeming Member and shall be treated for all purposes of this Agreement as the owner of such Common Units. Unless the Managing Member Entity, in its sole and absolute discretion, shall exercise its right to assume directly and satisfy the Redemption Right, the Managing Member Entity shall not have any obligation to the Redeeming Member or to the Company with respect to the Redeeming Member’s exercise of the Redemption Right. If the Managing Member Entity shall exercise its right to assume directly and satisfy the Redemption Right in the manner described in the first sentence of this Section 8.6.B and the Managing Member Entity shall fully perform its obligations in connection therewith, the Company shall have no right or obligation to pay any amount to the Redeeming Member with respect to such Redeeming Member’s exercise of the Redemption Right, and each of the Redeeming Member, the Company and the Managing Member Entity shall, for U.S. federal income tax purposes, treat the transaction between the Managing Member Entity and the Redeeming Member as a sale of the Redeeming Member’s Common Units to the Managing Member Entity. Nothing contained in this Section 8.6.B shall imply any right of the Managing Member Entity to require any Non-Managing Member to exercise the Redemption Right afforded to such Non-Managing Member pursuant to Section 8.6.A. Any Common Units acquired by the Managing Member pursuant to the Redeeming Member’s exercise of the Redemption Right shall retain such classification or series designation attributable to such Common Units from and after the acquisition by the Managing Member thereof.

(ii)If the Managing Member determines to pay the Redeeming Member the Redemption Amount in the form of Shares, the total number of Shares to be paid to the Redeeming Member in exchange for the Redeeming Member’s Common Units shall be the applicable Shares Amount. If this amount is not a whole number of Shares, the Redeeming Member shall be paid (i) that number of Shares which equals the nearest whole number less than such amount plus (ii) an amount of cash which the Managing Member determines, in its reasonable discretion, to represent the fair value of the remaining fractional Share which would otherwise be payable to the Redeeming Member.
(iii)Each Redeeming Member agrees to execute such documents or provide such information or materials as the Managing Member Entity may reasonably require in connection with the issuance of Shares upon exercise of the Redemption Right.
C.Exceptions to Exercise of Redemption Right. Notwithstanding the provisions of Sections 8.6.A and 8.6.B, a Member shall not be entitled to exercise the Redemption Right pursuant to Section 8.6.A if (but only as long as) the delivery of Shares to such Member on the Specified Redemption Date would (i) be prohibited under the restrictions on the ownership or transfer of Shares in the Charter (or, if the Managing Member is not the Managing Member Entity, the organizational documents of the Managing Member Entity), (ii) be prohibited under applicable federal or state securities laws or regulations (in each case regardless of whether the Managing Member would in fact assume and satisfy the Redemption Right), (iii) without limiting the foregoing, result in the Managing Member’s Shares being owned by fewer than 100 persons (determined without reference to rules of attribution), (iv) without limiting the foregoing, result in the Managing Member Entity being “closely held” within the meaning of Section 856(h) of the Code or cause the Managing Member to own, actually or constructively, ten percent (10%) or more of the ownership interests in a tenant of the Managing Member, the Company or a Subsidiary of the Company’s real property within the meaning of Section 856(d)(2)(B) of the Code, and (v) without limiting the foregoing, cause the acquisition of the Shares by the Redeeming Member to be “integrated” with any other distribution of Shares for purposes of complying with the registration provision of the Securities Act. Notwithstanding the foregoing, the Managing Member may, in its sole and absolute discretion, waive such prohibition set forth in this Section 8.6.C.
D.No Liens on Common Units Delivered for Redemption. Each Non-Managing Member covenants and agrees that all Common Units delivered for redemption shall be delivered to the Company or the Managing Member Entity, as the case may be, free and clear of all liens; and, notwithstanding anything contained herein to the contrary, neither the Managing Member Entity nor the Company shall be under any obligation to acquire Common Units which are or may be subject to any liens. Each Non-Managing Member further agrees that, if any state or local property transfer tax is payable as a result of the transfer of its Common Units to the Company or the Managing Member Entity, such Non-Managing Member shall assume and pay such transfer tax.
E.Additional Interests; Modification of Holding Period. If the Company issues Interests to any Additional Member pursuant to Article IV, the Managing Member shall make such revisions to this Section 8.6 as it determines are necessary to reflect the issuance of such Interests (including setting forth any restrictions on the exercise of the Redemption Right with respect to such Interests which differ from those set forth in this Agreement), provided that no such revisions shall materially adversely affect the rights of any other Non-Managing Member to exercise its Redemption Right without that Non-Managing Member’s prior written consent. In addition, the Managing Member may, with respect to any holder or holders of Common Units, at any time and from time to time, as it shall determine in its sole and absolute discretion, (i) reduce or waive the length of the period prior to which such holder or holders may not exercise the

Redemption Right or (ii) reduce or waive the length of the period between the exercise of the Redemption Right and the Specified Redemption Date.
ARTICLE IX

BOOKS, RECORDS, ACCOUNTING AND REPORTS
Section 9.1Records and Accounting
The Managing Member shall keep or cause to be kept at the principal office of the Company appropriate books and records with respect to the Company’s business, including, without limitation, all books and records necessary to provide to the Non-Managing Members any information, lists and copies of documents required to be provided pursuant to Section 9.3. Any records maintained by or on behalf of the Company in the regular course of its business may be kept on, or be in the form of, punch cards, magnetic tape, photographs, micrographics or any other information storage device, provided, however, that the records so maintained are convertible into clearly legible written form within a reasonable period of time. The books of the Company shall be maintained, for financial and tax reporting purposes, on an accrual basis in accordance with generally accepted accounting principles.
Section 9.2    Fiscal Year
The fiscal year of the Company shall be the calendar year.
Section 9.3    Reports
A.Annual Reports. As soon as practicable, but in no event later than the date on which the Managing Member Entity mails its annual report to its stockholders, the Managing Member Entity shall cause to be mailed to each Non-Managing Member an annual report, as of the close of the most recently ended Fiscal Year, containing financial statements of the Company, or of the Managing Member Entity (and, if different, the Managing Member) if such statements are prepared on a consolidated basis with the Company, for such Fiscal Year, presented in accordance with generally accepted accounting principles, such statements to be audited by a nationally recognized firm of independent public accountants selected by the Managing Member Entity.
B.Quarterly Reports. If and to the extent that the Managing Member Entity mails quarterly reports to its stockholders, as soon as practicable, but in no event later than the date on which such reports are mailed, the Managing Member Entity shall cause to be mailed to each Non-Managing Member a report containing unaudited financial statements, as of the last day of such fiscal quarter, of the Company, or of the Managing Member Entity (and, if different, the Managing Member) if such statements are prepared on a consolidated basis with the Company, and such other information as may be required by applicable law or regulation, or as the Managing Member determines to be appropriate.
C.The Managing Member shall have satisfied its obligations under Section 9.3.A and Section 9.3.B by posting or making available the reports required by this Section 9.3 on the website maintained from time to time by the Company or the Managing Member Entity, provided that such reports are able to be printed or downloaded from such website.

ARTICLE X

TAX MATTERS
Section 10.1     Tax Classification; Preparation of Tax Returns
At all times that the Company has a single Member for federal income tax purposes, it is the intent of the Members that the Company shall be operated in a manner consistent with its treatment as a “disregarded entity” for federal, state and local income and franchise tax purposes. At all times that the Company has more than one Member for federal income tax purposes, it is the intent of the Members that the Company shall be operated in a manner consistent with its treatment as a “partnership” for federal, state and local income and franchise tax purposes. The Managing Member shall arrange for the preparation and timely filing of all returns of Company income, gains, deductions, losses and other items required of the Company for U.S. federal and state income tax purposes and shall use all reasonable efforts to furnish, within ninety (90) days of the close of each taxable year, the tax information reasonably required by Non-Managing Members for U.S. federal and state income tax reporting purposes.
Section 10.2    Tax Elections
A.Except as otherwise provided herein, the Managing Member shall, in its sole and absolute discretion, determine whether to make any available election pursuant to the Code (including the election under Section 754 of the Code). The Managing Member shall have the right to seek to revoke any such election upon the Managing Member’s determination in its sole and absolute discretion that such revocation is in the best interests of the Members.
B.Without limiting the foregoing, the Members, intending to be legally bound, hereby authorize the Managing Member, on behalf of the Company, to make an election (the “LV Safe Harbor Election”) to have the “liquidation value” safe harbor provided in Proposed Treasury Regulation § 1.83-3(l) and the Proposed Revenue Procedure set forth in Internal Revenue Service Notice 2005-43, as such safe harbor may be modified when such proposed guidance is issued in final form or as amended by subsequently issued guidance (the “LV Safe Harbor”), apply to any interest in the Company transferred to a service provider while the LV Safe Harbor Election remains effective, to the extent such interest meets the LV Safe Harbor requirements (collectively, such interests are referred to as “LV Safe Harbor Interests”). The Managing Member is authorized and directed to execute and file the LV Safe Harbor Election on behalf of the Company and the Members. The Company and the Members (including any person to whom an interest in the Company is transferred in connection with the performance of services) hereby agree to comply with all requirements of the LV Safe Harbor (including forfeiture allocations) with respect to all LV Safe Harbor Interests and to prepare and file all U.S. federal income tax returns reporting the tax consequences of the issuance and vesting of LV Safe Harbor Interests consistent with such final LV Safe Harbor guidance. The Company is also authorized to take such actions as are necessary to achieve, under the LV Safe Harbor, the effect that the election and compliance with all requirements of the LV Safe Harbor referred to above would be intended to achieve under Proposed Treasury Regulation § 1.83-3, including amending this Agreement.
Section 10.3    Tax Matters Partner; Partnership Representative
A.General.
(i)For taxable years of the Company beginning prior to January 1, 2018, the Managing Member shall be the “tax matters partner” of the Company under Section 6223(a) of the Code (as in effect prior to the effective date of the Bipartisan Budget Act of 2015 (the “Budget Act”)) for U.S. federal income tax purposes. Pursuant to Section 6223(c)(3) of the Code (as in effect prior to the effective date of the Budget Act), upon receipt of notice from the IRS of the beginning of an administrative proceeding with respect to the Company for any such taxable year, the tax matters partner shall furnish the IRS with the name, address, taxpayer identification number and profit interest of each of the Non-Managing Members and any Assignees; provided, however, that such information is provided to the Company by the Non-Managing Members.
(ii)For taxable years of the Company beginning after December 31, 2017, the Managing Member shall be the “partnership representative” of the Company under Section 6231(a) of the Code for U.S. federal income tax purposes.
B.Powers.
(i)With respect to any audit or proceeding for a taxable year of the Company beginning prior to January 1, 2018, the tax matters partner is authorized, but not required:
(1)to enter into any settlement with the IRS with respect to any administrative or judicial proceedings for the adjustment of Company items required to be taken into account by a Member for income tax purposes (such administrative proceedings being referred to as a “tax audit” and such judicial proceedings being referred to as “judicial review”), and in the settlement agreement the tax matters partner may expressly state that such agreement shall bind all Members, except that such settlement agreement shall not bind any Member (i) who (within the time prescribed pursuant to the Code and Regulations) files a statement with the IRS providing that the tax matters partner shall not have the authority to enter into a settlement agreement on behalf of such Member or (ii) who is a “notice partner” (as defined in Section 6231(a)(8) of the Code (as in effect prior to the effective date of the Budget Act)) or a member of a “notice group” (as defined in Section 6223(b)(2) of the Code (as in effect prior to the effective date of the Budget Act));
(2)if a notice of a final administrative adjustment at the Company level of any item required to be taken into account by a Member for tax purposes (a “final adjustment”) is mailed to the tax matters partner, to seek judicial review of such final adjustment, including the filing of a petition for readjustment with the Tax Court or the filing of a complaint for refund with the United States Claims Court or the District Court of the United States for the district in which the Company’s principal place of business is located;
(3)to intervene in any action brought by any other Member for judicial review of a final adjustment;
(4)to file a request for an administrative adjustment with the IRS at any time and, if any part of such request is not allowed by the IRS, to file an appropriate pleading (petition or complaint) for judicial review with respect to such request;
(5)to enter into an agreement with the IRS to extend the period for assessing any tax which is attributable to any item required to be taken into account by a Member for tax purposes, or an item affected by such item;

(6)to take any other action on behalf of the Members of the Company in connection with any tax audit or judicial review proceeding, to the extent permitted by applicable law or regulations; and
(7)to take any other action required by the Code and Regulations in connection with its role as tax matters partner.
(ii)With respect to any audit or proceeding for a taxable year of the Company beginning after December 31, 2017, the partnership representative is authorized, but not required (except as required under the applicable provisions of the Code), to take any action contemplated by Sections 6221 through 6241 of the Code. All Members (and former Members) agree to cooperate with, and to take all reasonable actions requested by, the partnership representative to avoid or reduce any tax imposed under Code Section 6225, including cooperating with any election under Code Section 6226, or to otherwise allow the Company and the partnership representative to comply with the applicable provisions of the Code.
The taking of any action and the incurring of any expense by the tax matters partner or partnership representative, as applicable, in connection with any audit or proceeding referred to in this Section 10.3.B, except to the extent required by law, is a matter in the sole and absolute discretion of the tax matters partner or partnership representative, as applicable, and the provisions relating to indemnification of the Managing Member set forth in Section 7.7 shall be fully applicable to the tax matters partner or partnership representative, as applicable, in its capacity as such.
C.Reimbursement. The tax matters partner or partnership representative, as applicable, shall receive no compensation for its services. All third party costs and expenses incurred by the tax matters partner or partnership representative, as applicable, in performing its duties as such (including legal and accounting fees and expenses) shall be borne by the Company. Nothing herein shall be construed to restrict the Company from engaging an accounting firm and/or law firm to assist the tax matters partner or partnership representative, as applicable, in discharging its duties hereunder, so long as the compensation paid by the Company for such services is reasonable. Each Member hereby agrees to reimburse the Company from and against any “imputed underpayment” liability of the Company under Section 6225 of the Code that is the result of adjustments to the Member’s distributive share of Company items of income, gain, loss, deduction, or credit for a Company taxable year, including, but not limited to any interest, penalty, addition to tax, or additional amount which relates to an adjustment to any such item or share. The obligations of a Member under this Section 10.3.C shall survive such Member’s sale or other disposition of its Interests in the Company and the termination, dissolution, liquidation, or winding up of the Company.
Section 10.4    Organizational Expenses
The Company shall elect to deduct expenses as provided in Section 709 of the Code.
Section 10.5    Withholding
Each Non-Managing Member hereby authorizes the Company to withhold from or pay on behalf of or with respect to such Non-Managing Member any amount of U.S. federal, state, local, or foreign taxes that the Managing Member determines that the Company is required to withhold or pay with respect to any amount distributable, allocable or otherwise transferred to such Non-Managing Member pursuant to this Agreement, including, without limitation, any taxes required to be withheld or paid by the Company pursuant to Sections 1441, 1442, 1445, 1446 or 1471-1474, inclusive, of the Code and the Regulations thereunder. Any amount paid on behalf of or with respect to a Non-Managing Member (other than amounts actually withheld from payments to a Non-Managing Member) shall constitute a loan by the Company to such Non-Managing Member, which loan shall be repaid by such Non-Managing Member within fifteen (15) days after notice from the Managing Member that such payment must be made unless (i) the Company withholds such payment from a distribution which would otherwise be made to the Non-Managing Member or (ii) the Managing Member determines, in its sole and absolute discretion, that such payment may be satisfied out of the available funds of the Company which would, but for such payment, be distributed to the Non-Managing Member. Any amounts withheld pursuant to the foregoing clauses (i) or (ii) shall be treated as having been distributed or otherwise paid to such Non-Managing Member. Each Non-Managing Member hereby unconditionally and irrevocably grants to the Company a security interest in such Non Managing Member’s Interests to secure such Non-Managing Member’s obligation to pay to the Company any amounts required to be paid pursuant to this Section 10.5. If a Non-Managing Member fails to pay any amounts owed to the Company pursuant to this Section 10.5 when due, the Managing Member may, in its sole and absolute discretion, elect to make the payment to the Company on behalf of such defaulting Non-Managing Member, and in such event shall be deemed to have loaned such amount to such defaulting Non-Managing Member and shall succeed to all rights and remedies of the Company as against such defaulting Non-Managing Member (including, without limitation, the right to receive distributions). Any amounts payable by a Non-Managing Member hereunder shall bear interest at the base rate on corporate loans at large United States money center commercial banks, as published from time to time in The Wall Street Journal, plus four (4) percentage points (but not higher than the maximum rate that may be charged under law) from the date such amount is due (i.e., fifteen (15) days after demand) until such amount is paid in full. Each Non-Managing Member shall take such actions as the Company or the Managing Member shall request to perfect or enforce the security interest created hereunder.
ARTICLE XI

TRANSFERS AND WITHDRAWALS
Section 11.1    Transfer
A.Definition. The term “transfer,” when used in this Article XI with respect to a Unit, shall be deemed to refer to a transaction by which the Member purports to assign all or any part of its Interest to another Person, and includes a sale, assignment, gift, pledge, encumbrance, hypothecation, mortgage, exchange or any other disposition by law or otherwise. The term “transfer” when used in this Article XI does not include any redemption or repurchase of Units by the Company from a Member or acquisition of Units from a Non-Managing Member by the Managing Member Entity pursuant to Section 8.6 or otherwise. No part of the Unit of a Member shall be subject to the claims of any creditor, any spouse for alimony or support, or to legal process, and may not be voluntarily or involuntarily alienated or encumbered except as may be specifically provided for in this Agreement.
B.General. No Unit shall be transferred, in whole or in part, except in accordance with the terms and conditions set forth in this Article XI. Any transfer or purported transfer of a Unit not made in accordance with this Article XI shall be null and void.
Section 11.2    Transfers of Interests of Managing Member
A.General. Other than to an Affiliate of the Managing Member Entity, the Managing Member may not transfer any of its Units or other Interests except in connection with (i) a transaction permitted under Section 11.2.B, (ii) a transfer to any wholly owned Subsidiary of the Managing Member or the owner of all of the ownership interests of the Managing Member Entity, or (iii) as otherwise expressly permitted under this Agreement, nor shall the Managing

Member withdraw as Managing Member except in connection with a transaction permitted under Section 11.2.B or any transfer, merger, consolidation, or other combination permitted under clause (ii) of this Section 11.2.A.
B.Termination Transactions. The Managing Member Entity shall not engage in any merger (including, without limitation, a triangular merger), consolidation or other combination with or into another Person (other than any transaction permitted by Section 11.2.A), any sale of all or substantially all of its assets or any reclassification, recapitalization or change of outstanding Shares (other than a change in par value, or from par value to no par value, or as a result of a subdivision or combination as described in the definition of “Conversion Factor”) (a “Termination Transaction”), unless:
(i)the Consent of the Non-Managing Members is obtained;
(ii)following such Termination Transaction, substantially all of the assets directly or indirectly owned by the surviving entity are owned directly or indirectly by the Company or another limited partnership or limited liability company which is the survivor of a merger, consolidation or combination of assets with the Company; or
(iii)in connection with such Termination Transaction all Members either will receive, or will have the right to receive, for each Unit an amount of cash, securities, or other property equal to the product of the Conversion Factor and the greatest amount of cash, securities or other property paid to a holder of Shares, if any, corresponding to such Unit in consideration of one such Share at any time during the period from and after the date on which the Termination Transaction is consummated; provided, however, that, if in connection with the Termination Transaction, a purchase, tender or exchange offer shall have been made to and accepted by the holders of the percentage required for the approval of mergers under the organizational documents of the Managing Member Entity, each holder of Units shall receive, or shall have the right to receive without any right of Consent set forth above in this Section 11.2.B, the greatest amount of cash, securities, or other property which such holder would have received had it exercised the Redemption Right and received Shares in exchange for its Units immediately prior to the expiration of such purchase, tender or exchange offer and had thereupon accepted such purchase, tender or exchange offer.
C.Creation of New Managing Member. The Managing Member shall not enter into an agreement or other arrangement providing for or facilitating the creation of a managing member other than the Managing Member, unless the successor managing member executes and delivers a counterpart to this Agreement in which such managing member agrees to be fully bound by all of the terms and conditions contained herein that are applicable to a Managing Member.
Section 11.3    Non-Managing Members’ Rights to Transfer
A.General. Except to the extent expressly permitted in Sections 11.3.B and 11.3.C or in connection with the exercise of a Redemption Right pursuant to Section 8.6, a Non-Managing Member may not transfer all or portion of its Interest, or any of such Non-Managing Member’s rights as a Non-Managing Member, without the prior written consent of the Managing Member, which consent may be withheld in the Managing Member’s sole and absolute discretion. Any transfer otherwise permitted under Sections 11.3.B and 11.3.C shall be subject to the conditions set forth in Section 11.3.D and 11.3.E, and all permitted transfers shall be subject to Section 11.5 and Section 11.6.

B.Incapacitated Non-Managing Member. If a Non-Managing Member is subject to Incapacity, the executor, administrator, trustee, committee, guardian, conservator or receiver of such Non-Managing Member’s estate shall have all the rights of a Non-Managing Member, but not more rights than those enjoyed by other Non-Managing Members, for the purpose of settling or managing the estate and such power as the Incapacitated Non-Managing Member possessed to transfer all or any part of its interest in the Company. The Incapacity of a Non-Managing Member, in and of itself, shall not dissolve or terminate the Company.
C.Permitted Transfers. A Non-Managing Member may transfer, with or without the consent of the Managing Member, all or a portion of its Interest:
(i)in the case of a Non-Managing Member who is an individual, to a member of his or her Immediate Family, any trust formed for the benefit of himself or herself and/or members of his or her Immediate Family, or any Company, limited liability company, joint venture, corporation or other business entity comprised only of himself or herself and/or members of his or her Immediate Family and entities the ownership interests in which are owned by or for the benefit of himself or herself and/or members of his or her Immediate Family;
(ii)in the case of a Non-Managing Member which is a trust, to the beneficiaries of such trust;
(iii)in the case of a Non-Managing Member which is a partnership, limited liability company, joint venture, corporation or other business entity to which Units were transferred pursuant to clause (i) above, to its partners, owners or stockholders, as the case may be, who are members of the Immediate Family of or are actually the Person(s) who transferred Units to it pursuant to clause (i) above;
(iv)in the case of a Non-Managing Member which acquired Units as of the date hereof and which is a partnership, limited liability company, joint venture, corporation or other business entity, to its partners, owners, stockholders or Affiliates thereof, as the case may be, or the Persons owning the beneficial interests in any of its partners, owners or stockholders or Affiliates thereof (it being understood that this clause (iv) will apply to all of each Person’s Interests whether the Units relating thereto were acquired on the date hereof or hereafter);
(v)in the case of a Non-Managing Member which is a partnership, limited liability company, joint venture, corporation or other business entity other than any of the foregoing described in clause (iii) or (iv), in accordance with the terms of any agreement between such Non-Managing Member and the Company pursuant to which such Interest was issued;
(vi)pursuant to a gift or other transfer without consideration;
(vii)pursuant to applicable laws of descent or distribution;
(viii)to another Non-Managing Member; and
(ix)pursuant to a grant of security interest or other encumbrance effectuated in a bona fide transaction or as a result of the exercise of remedies related thereto, subject to the provisions of Section 11.3.E hereof.

A trust or other entity will be considered formed “for the benefit” of a Member’s Immediate Family even though some other Person has a remainder interest under or with respect to such trust or other entity.
D.No Transfers Violating Securities Laws. The Managing Member may prohibit any transfer of Units by a Non-Managing Member unless it receives a written opinion of legal counsel (which opinion and counsel shall be reasonably satisfactory to the Company) to such Non-Managing Member to the effect that such transfer would not require filing of a registration statement under the Securities Act or would not otherwise violate any federal or state securities laws or regulations applicable to the Company or the Unit or, at the option of the Company, an opinion of legal counsel to the Company to the same effect.
E.No Transfers to Holders of Nonrecourse Liabilities. No pledge or transfer of any Units may be made to a lender to the Company or any Person who is related (within the meaning of Section 1.752-4(b) of the Regulations) to any lender to the Company whose loan otherwise constitutes a Nonrecourse Liability unless (i) the Managing Member is provided prior written notice thereof and (ii) the lender enters into an arrangement with the Company and the Managing Member to exchange or redeem for the Redemption Amount any Units in which a security interest is held simultaneously with the time at which such lender would be deemed to be a partner in the Company for purposes of allocating liabilities to such lender under Section 752 of the Code.
Section 11.4    Substituted Members
A.Consent of Managing Member. No Non-Managing Member shall have the right to substitute a transferee as a Non-Managing Member in its place. The Managing Member shall, however, have the right to consent to the admission of a transferee of the interest of a Non-Managing Member pursuant to this Section 11.4 as a Substituted Member, which consent may be given or withheld by the Managing Member in its sole and absolute discretion. The Managing Member’s failure or refusal to permit a transferee of any such interests to become a Substituted Member shall not give rise to any cause of action against the Company, the Managing Member or any Member. The Managing Member hereby grants its consent to the admission as a Substituted Member to any bona fide financial institution that loans money or otherwise extends credit to a holder of Units and thereafter becomes the owner of such Units pursuant to the exercise by such financial institution of its rights under a pledge of such Units granted in connection with such loan or extension of credit.
B.Rights of Substituted Member. A transferee who has been admitted as a Substituted Member in accordance with this Article XI shall have all the rights and powers and be subject to all the restrictions and liabilities of a Non-Managing Member under this Agreement. The admission of any transferee as a Substituted Member shall be conditioned upon the transferee executing and delivering to the Company an acceptance of all the terms and conditions of this Agreement (including, without limitation, the provisions of Section 15.11) and such other documents or instruments as may be required to effect the admission.
C.Member Registry. Upon the admission of a Substituted Member, the Managing Member shall update the Member Registry in the books and records of the Company as it deems necessary to reflect such admission in the Member Registry.
Section 11.5    Assignees
If the Managing Member, in its sole and absolute discretion, does not consent to the admission of any permitted transferee under Section 11.3 as a Substituted Member, as described in Section 11.4, such transferee shall be considered an Assignee for purposes of this Agreement.

An Assignee shall be entitled to all the rights of an assignee of a limited liability company interest under the Act, including the right to receive distributions from the Company and the allocable shares of Net Income, Net Losses and Recapture Income and all items of income, gain, loss, deduction and credit of the Company attributable to the Units assigned to such transferee, and shall have the rights granted to the Non-Managing Members under Section 8.6, but shall not be deemed to be a holder of Units for any other purpose under this Agreement, and shall not be entitled to vote such Units in any matter presented to the Non-Managing Members for a vote (such Units being deemed to have been voted on such matter in the same proportion as all other Units held by Non-Managing Members are voted). If any such transferee desires to make a further assignment of any such Units, such transferee shall be subject to all the provisions of this Article XI to the same extent and in the same manner as any Non-Managing Member desiring to make an assignment of Units.
Section 11.6    General Provisions
A.Withdrawal of Non-Managing Member. No Non-Managing Member may withdraw from the Company other than as a result of a permitted transfer of all of such Non-Managing Member’s Units in accordance with this Article XI or pursuant to redemption of all of its Units under Section 8.6.
B.Termination of Status as Non-Managing Member. Any Non-Managing Member who shall transfer all of its Units in a transfer permitted pursuant to this Article XI or pursuant to redemption of all of its Units under Section 8.6 shall cease to be a Non-Managing Member.
C.Timing of Transfers. Transfers pursuant to this Article XI may only be made upon three (3) Business Days prior notice to the Managing Member, unless the Managing Member otherwise agrees.
D.Allocations. If any Interest is transferred during any quarterly segment of the Company’s Fiscal Year in compliance with the provisions of this Article XI or redeemed or transferred pursuant to Section 8.6, Net Income, Net Losses, each item thereof and all other items attributable to such interest for such fiscal year shall be divided and allocated between the transferor Member and the transferee Member by taking into account their varying interests during the fiscal year in accordance with Section 706(d) of the Code and corresponding Regulations, using the interim closing of the books method (unless the Managing Member, in its sole and absolute discretion, elects to adopt a daily, weekly, or a monthly proration period, in which event Net Income, Net Losses, each item thereof and all other items attributable to such interest for such fiscal year shall be prorated based upon the applicable method selected by the Managing Member). Solely for purposes of making such allocations, each of such items for the calendar month in which the transfer or redemption occurs shall be allocated to the Person who is a Member as of midnight on the last day of said month. All distributions of Available Cash attributable to any Unit with respect to which the Company Record Date is before the date of such transfer, assignment or redemption shall be made to the transferor Member or the Redeeming Member, as the case may be, and, in the case of a transfer or assignment other than a redemption, all distributions of Available Cash thereafter attributable to such Unit shall be made to the transferee Member.
E.Additional Restrictions. Notwithstanding anything to the contrary herein, and in addition to any other restrictions on transfer herein contained, including, without limitation, the provisions of Article VII and this Article XI, in no event may any transfer or assignment of an Interest by any Member (including pursuant to Section 8.6) be made without the express consent of the Managing Member, in its sole and absolute discretion, (i) to any person or entity who lacks the legal right, power or capacity to own an Interest; (ii) in violation of applicable law; (iii) of any component portion of an Interest, such as the Capital Account, or rights to distributions, separate and apart from all other components of an Interest; (iv) if in the opinion of legal counsel to the Company there is a significant risk that such transfer would cause a termination of the Company for U.S. federal or state income tax purposes (except as a result of the redemption or exchange for Shares of all Units held by all Non-Managing Members other than the Managing Member, the Managing Member Entity, or any Subsidiary of either, or pursuant to a transaction expressly permitted under Section 7.11B or Section 11.2); (v) if in the opinion of counsel to the Company, there is a significant risk that such transfer would cause the Company to cease to be classified as a partnership for federal income tax purposes (except as a result of the redemption or exchange for Shares of all Units held by all Non-Managing Members other than the Managing Member, the Managing Member Entity or any Subsidiary of either, or pursuant to a transaction expressly permitted under Section 7.11B or Section 11.2); (vi) if such transfer requires the registration of such Interest pursuant to any applicable federal or state securities laws; (vii) if such transfer is effectuated through an “established securities market” or a “secondary market (or the substantial equivalent thereof)” within the meaning of Section 7704 of the Code and the Regulations thereunder or such transfer causes the Company to become a “publicly traded partnership,” as such term is defined in Section 469(k)(2) or Section 7704(b) of the Code (provided, however, that, this clause (vii) shall not be the basis for limiting or restricting in any manner the exercise of the Redemption Right under Section 8.6 unless, and only to the extent that, outside tax counsel provides to the Managing Member an opinion to the effect that, in the absence of such limitation or restriction, there is a significant risk that the Company will be treated as a “publicly traded partnership” and, by reason thereof, taxable as a corporation for U.S. federal income tax purposes); (viii) if such transfer subjects the Company or the activities of the Company to regulation under the Investment Company Act of 1940, the Investment Advisors Act of 1940 or ERISA, each as amended; (ix) if such transfer could adversely affect the ability of the Managing Member Entity to remain qualified as a REIT; or (x) if in the opinion of legal counsel for the transferring Member (which opinion and counsel shall be reasonable satisfactory to the Company) or legal counsel for the Company, there is a risk that such transfer would cause the Managing Member Entity to fail to remain qualified as a REIT or subject the Managing Member Entity to any additional taxes under Section 857 or Section 4981 of the Code.
F.Avoidance of “Publicly Traded Partnership” Status. The Managing Member shall monitor the transfers of interests in the Company to determine (i) if such interests are being traded on an “established securities market” or a “secondary market (or the substantial equivalent thereof)” within the meaning of Section 7704 of the Code and (ii) whether additional transfers of interests would result in the Company being unable to qualify for at least one of the “safe harbors” set forth in Regulations Section 1.7704-1 (or such other guidance subsequently published by the IRS setting forth safe harbors under which interests will not be treated as “readily tradable on a secondary market (or the substantial equivalent thereof)” within the meaning of Section 7704 of the Code) (the “Safe Harbors”). The Managing Member shall take all steps reasonably necessary or appropriate to prevent any trading of interests or any recognition by the Company of transfers made on such markets and, except as otherwise provided herein, to insure that at least one of the Safe Harbors is met; provided, however, that the foregoing shall not authorize the Managing Member to limit or restrict in any manner the right of any holder of a Unit to exercise the Redemption Right in accordance with the terms of Section 8.6 unless, and only to the extent that, outside tax counsel provides to the Managing Member an opinion to the effect that, in the absence of such limitation or restriction, there is a significant risk that the Company will be treated as a “publicly traded partnership” and, by reason thereof, taxable as a corporation.
ARTICLE XII

ADMISSION OF MEMBERS
Section 12.1    Admission of a Successor Managing Member

A successor to all of the Managing Member’s Managing Member Interest pursuant to Section 11.2 who is proposed to be admitted as a successor Managing Member shall be admitted to the Company as the Managing Member, effective upon such transfer. Any such successor shall carry on the business of the Company without dissolution. In such case, the admission shall be subject to such successor Managing Member executing and delivering to the Company an acceptance of all of the terms and conditions of this Agreement and such other documents or instruments as may be required to effect the admission.
Section 12.2    Admission of Additional Members
A.General. No Person shall be admitted as an Additional Member without the consent of the Managing Member, which consent shall be given or withheld in the Managing Member’s sole and absolute discretion. A Person who makes a Capital Contribution to the Company in accordance with this Agreement or who exercises an option to receive Units shall be admitted to the Company as an Additional Member only with the consent of the Managing Member and only upon furnishing to the Managing Member (i) evidence of acceptance in form satisfactory to the Managing Member of all of the terms and conditions of this Agreement, including, without limitation, the power of attorney granted in Section 15.11 and (ii) such other documents or instruments as may be required in the discretion of the Managing Member to effect such Person’s admission as an Additional Member. The admission of any Person as an Additional Member shall become effective on the date upon which the name of such Person is recorded on the books and records of the Company, following the consent of the Managing Member to such admission.
B.Allocations to Additional Members. If any Additional Member is admitted to the Company on any day other than the first day of a Fiscal Year, then Net Income, Net Losses, each item thereof and all other items allocable among Members and Assignees for such Fiscal Year shall be allocated among such Additional Member and all other Members and Assignees by taking into account their varying interests during the Fiscal Year in accordance with Section 706(d) of the Code, using the interim closing of the books method (unless the Managing Member, in its sole and absolute discretion, elects to adopt a daily, weekly or monthly proration method, in which event Net Income, Net Losses, and each item thereof would be prorated based upon the applicable period selected by the Managing Member). Solely for purposes of making such allocations, each of such items for the calendar month in which an admission of any Additional Members occurs shall be allocated among all the Members and Assignees including such Additional Member. All distributions of Available Cash with respect to which the Company Record Date is before the date of such admission shall be made solely to Members and Assignees other than the Additional Member, and all distributions of Available Cash thereafter shall be made to all the Members and Assignees including such Additional Member.
Section 12.3    Amendment of Agreement and Certificate of Formation
For the admission to the Company of any Member, the Managing Member shall take all steps necessary and appropriate under the Act to amend the records of the Company and, if necessary, to prepare as soon as practical an amendment of this Agreement (including an amendment to the Member Registry) and, if required by law, shall prepare and file an amendment to the Certificate of Formation and may for this purpose exercise the power of attorney granted pursuant to Section 15.11.
Section 12.4    Limit on Number of Members
Unless otherwise permitted by the Managing Member in its sole and absolute discretion, no Person shall be admitted to the Company as an Additional Member if the effect of such admission would be to cause the Company to have a number of Members that would cause the Company to become a reporting company under the Exchange Act.
ARTICLE XIII

DISSOLUTION AND LIQUIDATION
Section 13.1    Dissolution
The Company shall not be dissolved by the admission of Substituted Members or Additional Members or by the admission of a successor Managing Member in accordance with the terms of this Agreement. Upon the withdrawal of the Managing Member, any successor Managing Member shall continue the business of the Company. The Company shall dissolve, and its affairs shall be wound up, upon the first to occur of any of the following (“Liquidating Events”):
(i)an event of withdrawal of the Managing Member (other than an event of bankruptcy) unless within ninety (90) days after the withdrawal, the written Consent of the Non-Managing Members to continue the business of the Company and to the appointment, effective as of the date of withdrawal, of a substitute Managing Member is obtained;
(ii)an election to dissolve the Company made by the Managing Member, in its sole and absolute discretion;
(iii)entry of a decree of judicial dissolution of the Company pursuant to the provisions of the Act;
(iv)the sale of all or substantially all of the assets and properties of the Company for cash or for marketable securities; or
(v)a final and non-appealable judgment is entered by a court of competent jurisdiction ruling that the Managing Member is bankrupt or insolvent, or a final and non-appealable order for relief is entered by a court with appropriate jurisdiction against the Managing Member, in each case under any federal or state bankruptcy or insolvency laws as now or hereafter in effect, unless prior to or at the time of the entry of such order or judgment, the written Consent of the Non-Managing Members is obtained to continue the business of the Company and to the appointment, effective as of a date prior to the date of such order or judgment, of a substitute Managing Member.
Section 13.2    Winding Up
A.General. Upon the occurrence of a Liquidating Event, the Company shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets, and satisfying the claims of its creditors and Members. No Member shall take any action that is inconsistent with, or not necessary to or appropriate for, the winding up of the Company’s business and affairs. The Managing Member (or, if there is no remaining Managing Member, any Person elected by a majority in interest of the Non-Managing Members (the “Liquidator”)) shall be responsible for overseeing the winding up and dissolution of the Company and shall take full account of the Company’s liabilities and property and the Company property shall be liquidated as promptly as is consistent with obtaining the fair value thereof, and the proceeds therefrom (which may, to the extent determined by the Managing Member, include equity or other securities of the Managing Member or any other entity) shall be applied and distributed in the following order:

(1)First, to the payment and discharge of all of the Company’s debts and liabilities to creditors other than the Members, including, for the avoidance of doubt, any Permitted Intercompany Loans;
(2)Second, to the payment and discharge of all of the Company’s debts and liabilities to the Managing Member;
(3)Third, to the payment and discharge of all of the Company’s debts and liabilities to the Non-Managing Members;
(4)Fourth, to the holders of Units that are entitled to any preference in distribution upon liquidation in accordance with the rights of any such class of Interests (and, within each such class to each holder thereof pro rata in accordance with the terms and conditions of such class);
(5)Fifth, with respect to all amounts attributable to the proceeds received from or allocable to, the SAFStor Assets, (x) 90% to the Members holding Class B Units, pro rata based on the number of Class B Units then outstanding and (y) 10% to the Members holding Series C Units, pro rata based on the number of Series C Units then outstanding, until the Series C Units have received distributions pursuant to this Section 13.2.A(5) equal to the Series C Units Participation Cap;
(6)Sixth, with respect to all remaining amounts attributable to the proceeds received from or allocable to, the SAFStor Assets, 100% to the Members holding Class B Units, pro rata based on the number of Class B Units then outstanding; and
(7)The balance, if any, to the Members (other than the Members holding Class B Units) in accordance with their positive Capital Accounts, after giving effect to all contributions, distributions, and allocations for all periods.
The Managing Member shall not receive any additional compensation for any services performed pursuant to this Article XIII.
B.Deferred Liquidation. Notwithstanding the provisions of Section 13.2.A which require liquidation of the assets of the Company, but subject to the order of priorities set forth therein, if prior to or upon dissolution of the Company the Liquidator determines that an immediate sale of part or all of the Company’s assets would be impractical or would cause undue loss to the Members, the Liquidator may, in its sole and absolute discretion, defer for a reasonable time the liquidation of any assets except those necessary to satisfy liabilities of the Company (including to those Members as creditors) or distribute to the Members, in lieu of cash, as tenants in common and in accordance with the provisions of Section 13.2.A, undivided interests in such Company assets as the Liquidator deems not suitable for liquidation. Any such distributions in kind shall be made only if, in the good faith judgment of the Liquidator, such distributions in kind are in the best interest of the Members, and shall be subject to such conditions relating to the disposition and management of such properties as the Liquidator deems reasonable and equitable and to any agreements governing the operation of such properties at such time. The Liquidator shall determine the fair market value of any property distributed in kind using such reasonable method of valuation as it may adopt.
Section 13.3    Compliance with Timing Requirements of Regulations; Restoration of Deficit Capital Accounts

A.Timing of Distributions. If the Company is “liquidated” within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), distributions shall be made under this Article XIII to the Managing Member and Non-Managing Members who have positive Capital Accounts in compliance with Regulations Section 1.704-1(b)(2)(ii)(b)(2). In the discretion of the Managing Member, a pro rata portion of the distributions that would otherwise be made to the Managing Member and Non-Managing Members pursuant to this Article XIII may be: (A) distributed to a trust established for the benefit of the Managing Member and Non-Managing Members for the purposes of liquidating Company assets, collecting amounts owed to the Company and paying any contingent or unforeseen liabilities or obligations of the Company or of the Managing Member arising out of or in connection with the Company (in which case the assets of any such trust shall be distributed to the Managing Member and Non-Managing Members from time to time, in the reasonable discretion of the Managing Member, in the same proportions as the amount distributed to such trust by the Company would otherwise have been distributed to the Managing Member and Non-Managing Members pursuant to this Agreement); or (B) withheld to provide a reasonable reserve for Company liabilities (contingent or otherwise) and to reflect the unrealized portion of any installment obligations owed to the Company; provided, however, that such withheld amounts shall be distributed to the Managing Member and Non-Managing Members as soon as practicable.
B.Restoration of Deficit Capital Accounts upon Liquidation of the Company. If any Member has a deficit balance in its Capital Account (after giving effect to all contributions, distributions and allocations for all taxable years, including the year during which such liquidation occurs), such Member shall have no obligation to make any contribution to the capital of the Company with respect to such deficit, and such deficit shall not be considered a debt owed to the Company or to any other Person for any purpose whatsoever, except as otherwise set forth in this Section 13.3.B, or as otherwise expressly agreed in writing by the affected Member and the Company after the date hereof. Notwithstanding the foregoing, (i) if the Managing Member has a deficit balance in its Capital Account (after giving effect to all contributions, distributions, and allocations for all Fiscal Years of the Company or portions thereof, including the year during which such liquidation occurs), the Managing Member shall contribute to the capital of the Company the amount necessary to restore such deficit balance to zero in compliance with Regulations Section 1.704-1(b)(2)(ii)(b)(3); (ii) if a DRO Member has a deficit balance in its Capital Account (after giving effect to all contributions, distributions, and allocations for all Fiscal Years of the Company or portions thereof, including the year during which such liquidation occurs), such DRO Member shall be obligated to make a contribution to the Company with respect to any such deficit balance in such DRO Member’s Capital Account upon a liquidation of the Company in an amount equal to the lesser of such deficit balance or such DRO Member’s DRO Amount; and (iii) the first sentence of this Section 13.3.B shall not apply with respect to any other Member to the extent, but only to such extent, that such Member previously has agreed in writing, with the consent of the Managing Member, to undertake an express obligation to restore all or any portion of a deficit that may exist in its Capital Account upon a liquidation of the Company. No Non-Managing Member shall have any right to become a DRO Member, to increase its DRO Amount, or otherwise agree to restore any portion of any deficit that may exist in its Capital Account without the express written consent of the Managing Member, in its sole and absolute discretion. Any contribution required of a Member under this Section 13.3.B shall be made on or before the later of (i) the end of the Fiscal Year of the Company in which the interest is liquidated or (ii) the ninetieth (90th) day following the date of such liquidation. The proceeds of any contribution to the Company made by a DRO Member with respect to a deficit in such DRO Member’s Capital Account balance shall be treated as a Capital Contribution by such DRO Member and the proceeds thereof shall be treated as assets of the Company to be applied as set forth in Section 13.2.A.
C.Restoration of Deficit Capital Accounts upon a Liquidation of a Member’s Interest by Transfer. If a DRO Member’s interest in the Company is “liquidated” within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g) (other than in connection with a liquidation of the Company) which term shall include a redemption by the Company of such DRO Member’s interest upon exercise of the Redemption Right, and such DRO Member is designated on Exhibit E as a Part II DRO Member, such DRO Member shall be required to contribute cash to the Company equal to the lesser of (i) the amount required to increase its Capital Account balance as of such date to zero, or (ii) such DRO Member’s DRO Amount. For this purpose, (i) the DRO Member’s deficit Capital Account balance shall be determined by taking into account all contributions, distributions, and allocations for the portion of the Fiscal Year of the Company ending on the date of the liquidation or redemption, and (ii) solely for purposes of determining such DRO Member’s Capital Account balance, the Managing Member shall redetermine the Carrying Value of the Company’s assets on such date based upon the principles set forth in Sections 1.D.(3) and (4) of Exhibit B hereto, and shall take into account the DRO Member’s allocable share of any Unrealized Gain or Unrealized Loss resulting from such redetermination in determining the balance of its Capital Account. The amount of any payment required hereunder shall be due and payable within the time period specified in the second to last sentence of Section 13.3.B.
D.Effect of the Death of a DRO Member. After the death of a DRO Member who is an individual, the executor of the estate of such DRO Member may elect to reduce (or eliminate) the DRO Amount of such DRO Member. Such elections may be made by such executor by delivering to the Managing Member within two hundred and seventy (270) days of the death of such Non-Managing Member, a written notice setting forth the maximum deficit balance in its Capital Account that such executor agrees to restore under this Section 13.3, if any. If such executor does not make a timely election pursuant to this Section 13.3 (whether or not the balance in the applicable Capital Account is negative at such time), then the DRO Member’s estate (and the beneficiaries thereof who receive distributions of Interests therefrom) shall be deemed a DRO Member with a DRO Amount in the same amount as the deceased DRO Member. Any DRO Member which itself is a partnership for U.S. federal income tax purposes may likewise elect, after the date of its partner’s death to reduce (or eliminate) its DRO Amount by delivering a similar notice to the Managing Member within the time period specified above, and in the absence of any such notice the DRO Amount of such DRO Member shall not be reduced to reflect the death of any of its partners.
Section 13.4    Rights of Non-Managing Members
Except as otherwise provided in this Agreement, each Non-Managing Member shall look solely to the assets of the Company for the return of its Capital Contributions and shall have no right or power to demand or receive property other than cash from the Company. Except as otherwise expressly provided in this Agreement, no Non-Managing Member shall have priority over any other Non-Managing Member as to the return of its Capital Contributions, distributions, or allocations.
Section 13.5    Notice of Dissolution
If a Liquidating Event occurs or an event occurs that would, but for provisions of an election or objection by one or more Members pursuant to Section 13.1, result in a dissolution of the Company, the Managing Member shall, within thirty (30) days thereafter, provide written notice thereof to each of the Members and to all other parties with whom the Company regularly conducts business (as determined in the discretion of the Managing Member).
Section 13.6    Cancellation of Certificate of Limited Liability Company
Upon the completion of the liquidation of the Company cash and property as provided in Section 13.2, the Company shall be terminated and the Certificate of Formation and all qualifications of the Company as a foreign limited liability company in jurisdictions other than the State of Delaware shall be canceled and such other actions as may be necessary to terminate the Company shall be taken.
Section 13.7    Reasonable Time for Winding Up
A reasonable time shall be allowed for the orderly winding up of the business and affairs of the Company and the liquidation of its assets pursuant to Section 13.2, to minimize any losses otherwise attendant upon such winding-up, and the provisions of this Agreement shall remain in effect among the Members during the period of liquidation.
Section 13.8    Waiver of Partition
Each Member hereby waives any right to partition of the Company property.
Section 13.9    Liability of Liquidator
The Liquidator shall be indemnified and held harmless by the Company in the same manner and to the same degree as an Indemnitee may be indemnified pursuant to Section 7.7.
ARTICLE XIV

AMENDMENT OF COMPANY AGREEMENT; MEETINGS
Section 14.1    Amendments
A.General. Amendments to this Agreement may be proposed by the Managing Member or by any Non-Managing Member holding Interests representing twenty-five percent (25%) or more of the Percentage Interest of the Common Units. Following such proposal (except an amendment governed by Section 14.1.B), the Managing Member shall submit any proposed amendment to the Non-Managing Members. The Managing Member shall seek the written Consent of the Non-Managing Members as set forth in this Section 14.1 on the proposed amendment or shall call a meeting to vote thereon and to transact any other business that it may deem appropriate. For purposes of obtaining a written Consent, the Managing Member may require a response within a reasonable specified time, but not less than fifteen (15) days, any failure to respond in such time period shall constitute a vote in favor of the recommendation of the Managing Member. A proposed amendment shall be adopted and be effective as an amendment hereto if it is approved by the Managing Member and, except as provided in Section 14.1.B, 14.1.C or 14.1.D, it receives the Consent of the Members holding Interests representing more than fifty percent (50%) of the Percentage Interest of the Common Units (including Common Units held by the Managing Member Entity).
B.Amendments Not Requiring Non-Managing Member Approval. Notwithstanding Section 14.1.A but subject to Section 14.1.C, the Managing Member shall have the power, without the consent of the Non-Managing Members, to amend this Agreement as may be required to facilitate or implement any of the following purposes:
(1)to add to the obligations of the Managing Member or surrender any right or power granted to the Managing Member or any Affiliate of the Managing Member for the benefit of the Non-Managing Members;
(2)to reflect the admission, substitution, termination, or withdrawal of Members in accordance with this Agreement (which may be effected through the replacement of the Member Registry with an amended Member Registry);

(3)to set forth the designations, rights, powers, duties, and preferences of the holders of any additional Interests issued pursuant to Article IV;
(4)to reflect a change that does not adversely affect the Non-Managing Members in any material respect, or to cure any ambiguity, correct or supplement any provision in this Agreement not inconsistent with law or with other provisions of this Agreement, or make other changes with respect to matters arising under this Agreement that will not be inconsistent with law or with the provisions of this Agreement;
(5)to satisfy any requirements, conditions, or guidelines contained in any order, directive, opinion, ruling or regulation of a federal, state or local agency or contained in federal, state or local law;
(6)to modify the method by which Members’ Capital Accounts, or any debits or credits thereto, are computed, in each case in accordance with Section 1.E of Exhibit B to this Agreement; and
(7)to include provisions in the Agreement that may be referenced in any rulings, regulations, notices, announcements, or other guidance regarding the U.S. federal income tax treatment of compensatory Interests issued and made effective after the date hereof or in connection with any elections that the Managing Member determines to be necessary or advisable in respect of any such guidance. Any such amendment may include, without limitation, (a) a provision authorizing or directing the Managing Member to make any election under such guidance, (b) a covenant by the Company that all of the Members must (I) comply with the such guidance and (II) take all actions (or, as the case may be, not take any action) necessary, including providing the Company with any required information, to permit the Company to comply with the requirements set forth or referred to in the Regulations for such election or other related guidance from the IRS, and (c) an amendment to the capital account maintenance provisions and the allocation provisions contained in Exhibit B or Exhibit C of this Agreement so that such provisions comply with (I) the provisions of the Code and the Regulations as they apply to the issuance of compensatory Interests and (II) the requirements of such guidance and any election made by the Managing Member with respect thereto, including, a provision requiring “forfeiture allocations” as appropriate.
The Managing Member shall notify the Non-Managing Members in writing when any action under this Section 14.1.B is taken in the next regular communication to the Non-Managing Members or within ninety (90) days of the date thereof, whichever is earlier.
C.Amendments Requiring Member Approval (Excluding the Managing Member Entity). Notwithstanding Sections 14.1.A and 14.1.B, without the Consent of the Non-Managing Members, the Managing Member shall not amend Section 4.2.A, Section 7.1.A (second sentence only), Section 7.5, Section 7.6, Section 7.8, Section 7.11, Section 11.2, the last sentence of Section 11.4.A (provided that no such amendment shall in any event adversely affect the rights of any lender who made a loan or who extended credit and received in connection therewith a pledge of Units prior to the date such amendment is adopted unless, and only to the extent such lender consents thereto), Section 13.1, this Section 14.1.C or Section 14.2.
D.Other Amendments Requiring Certain Non-Managing Member Approval. Notwithstanding anything in this Section 14.1 to the contrary, this Agreement shall not be amended with respect to any Member adversely affected without the Consent of such Member adversely affected or to any Assignee who is a bona fide financial institution that loans money or otherwise extends credit to a holder of Units that is adversely affected, but in either case only if such amendment would (i) modify the limited liability of such Non-Managing Member, (ii) amend Section 7.11, (iii) amend Article IV, Article V or Article VI (except as permitted pursuant to Sections 4.2, 5.4, 6.2 and 14.1.B(3)), (iv) amend Section 8.6 or any defined terms set forth in Article I that relate to the Redemption Right (except as permitted in Section 8.6.E), or (v) amend Sections 11.3 or 11.5, or add any additional restrictions to Section 11.6.E or amend Section 14.1.B(4) or this Section 14.1.D.
E.Amendment and Restatement of Member Registry Not an Amendment. Notwithstanding anything in this Article XIV or elsewhere in this Agreement to the contrary, any amendment and restatement of the Member Registry by the Managing Member to reflect events or changes otherwise authorized or permitted by this Agreement shall not be deemed an amendment of this Agreement and may be done at any time and from time to time, as determined by the Managing Member without the Consent of the Non-Managing Members and without any notice requirement.
Section 14.2    Meetings of the Members
A.General. Meetings of the Members may be called by the Managing Member and shall be called upon the receipt by the Managing Member of a written request by Non-Managing Members holding Interests representing twenty-five percent (25%) or more of the Percentage Interest of the Common Units (including Common Units held by the Managing Member Entity). The call shall state the nature of the business to be transacted. Notice of any such meeting shall be given to all Members not less than seven (7) days nor more than thirty (30) days prior to the date of such meeting. Members entitled to vote may vote in person or by proxy at such meeting. Whenever the vote or Consent of Members is permitted or required under this Agreement, such vote or Consent may be given at a meeting of Members or may be given in accordance with the procedure prescribed in Section 14.1.A. Except as otherwise expressly provided in this Agreement, the Consent of holders of Interests representing a majority of the Percentage Interests of the Common Units shall control (including Common Units held by the Managing Member Entity).
B.Actions Without a Meeting. Except as otherwise expressly provided by this Agreement, any action required or permitted to be taken at a meeting of the Members may be taken without a meeting if a written consent setting forth the action so taken is signed by Members holding Interests representing more than fifty percent (50%) (or such other percentage as is expressly required by this Agreement) of the Percentage Interest of the Common Units (including Common Units held by the Managing Member Entity). Such consent may be in one instrument or in several instruments, and shall have the same force and effect as a vote of Members. Such consent shall be filed with the Managing Member. An action so taken shall be deemed to have been taken at a meeting held on the date on which written consents from the Members holding the required Percentage Interest of the Common Units have been filed with the Managing Member.
C.Proxy. Each Non-Managing Member may authorize any Person or Persons to act for him by proxy on all matters in which a Non-Managing Member is entitled to participate, including waiving notice of any meeting, or voting or participating at a meeting. Every proxy must be signed by the Non-Managing Member or its attorney-in-fact. No proxy shall be valid after the expiration of eleven (11) months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the Non-Managing Member executing it, such revocation to be effective upon the Company’s receipt of written notice thereof.

D.Conduct of Meeting. Each meeting of Members shall be conducted by the Managing Member or such other Person as the Managing Member may appoint pursuant to such rules for the conduct of the meeting as the Managing Member or such other Person deem appropriate.
ARTICLE XV

GENERAL PROVISIONS
Section 15.1    Addresses and Notice
Any notice, demand, request or report required or permitted to be given or made to a Member or Assignee under this Agreement shall be in writing and shall be deemed given or made when delivered in person, when sent by first class United States mail or by other means of written communication (including, but not limited to, via e-mail) to the Member or Assignee at the address set forth in the Member Registry or such other address as the Members shall notify the Managing Member in writing.
Section 15.2    Titles and Captions
All article or section titles or captions in this Agreement are for convenience only. They shall not be deemed part of this Agreement and in no way define, limit, extend or describe the scope or intent of any provisions hereof. Except as specifically provided otherwise, references to “Articles” “Sections” and “Exhibits” are to Articles, Sections and Exhibits of this Agreement.
Section 15.3    Pronouns and Plurals
Whenever the context may require, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.
Section 15.4    Further Action
The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.
Section 15.5    Binding Effect
This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.
Section 15.6    Creditors
Other than as expressly set forth herein with regard to any Indemnitee, none of the provisions of this Agreement shall be for the benefit of, or shall be enforceable by, any creditor of the Company.
Section 15.7    Waiver
No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach or any other covenant, duty, agreement or condition.

Section 15.8    Counterparts
This Agreement may be executed in counterparts, all of which together shall constitute one agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart. Each party shall become bound by this Agreement immediately upon affixing its signature hereto.
Section 15.9    Applicable Law
This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law.
Section 15.10    Invalidity of Provisions
If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.
Sectino 15.11    Power of Attorney
A.General. Each Non-Managing Member and each Assignee who accepts Units (or any rights, benefits or privileges associated therewith) is deemed to irrevocably constitute and appoint the Managing Member, any Liquidator and authorized officers and attorneys-in-fact of each, and each of those acting singly, in each case with full power of substitution, as its true and lawful agent and attorney-in-fact, with full power and authority in its name, place and stead to:
(1)execute, swear to, acknowledge, deliver, file and record in the appropriate public offices (a) all certificates, documents and other instruments (including, without limitation, this Agreement and the Certificate of Formation and all amendments or restatements thereof) that the Managing Member or any Liquidator deem appropriate or necessary to form, qualify or continue the existence or qualification of the Company as a limited liability company in the State of Delaware and in all other jurisdictions in which the Company may conduct business or own property, (b) all instruments that the Managing Member or any Liquidator deem appropriate or necessary to reflect any amendment, change, modification or restatement of this Agreement in accordance with its terms, (c) all conveyances and other instruments or documents that the Managing Member or any Liquidator deems appropriate or necessary to reflect the dissolution and liquidation of the Company pursuant to the terms of this Agreement, including, without limitation, a certificate of cancellation, (d) all instruments relating to the admission, withdrawal, removal or substitution of any Member pursuant to, or other events described in, Article XI, XII or XIII or the Capital Contribution of any Member and (e) all certificates, documents and other instruments relating to the determination of the rights, preferences and privileges of Interests; and
(2)execute, swear to, acknowledge and file all ballots, consents, approvals, waivers, certificates and other instruments appropriate or necessary, in the sole and absolute discretion of the Managing Member or any Liquidator, to make, evidence, give, confirm or ratify any vote, consent, approval, agreement or other action which is made or given by the Members hereunder or is consistent with the terms of this Agreement or appropriate or necessary, in the sole and absolute discretion of the Managing Member or any Liquidator, to effectuate the terms or intent of this Agreement.

Nothing contained in this Section 15.11 shall be construed as authorizing the Managing Member or any Liquidator to amend this Agreement except in accordance with Article XIV or as may be otherwise expressly provided for in this Agreement.
B.Irrevocable Nature. The foregoing power of attorney is hereby declared to be irrevocable and a power coupled with an interest, in recognition of the fact that each of the Members will be relying upon the power of the Managing Member or any Liquidator to act as contemplated by this Agreement in any filing or other action by it on behalf of the Company, and it shall survive and not be affected by the subsequent Incapacity of any Non-Managing Member or Assignee and the transfer of all or any portion of such Non-Managing Member’s or Assignee’s Units and shall extend to such Non-Managing Member’s or Assignee’s heirs, successors, assigns and personal representatives. Each such Non-Managing Member or Assignee hereby agrees to be bound by any representation made by the Managing Member or any Liquidator, acting in good faith pursuant to such power of attorney; and each such Non-Managing Member or Assignee hereby waives any and all defenses which may be available to contest, negate or disaffirm the action of the Managing Member or any Liquidator, taken in good faith under such power of attorney. Each Non-Managing Member or Assignee shall execute and deliver to the Managing Member or the Liquidator, within fifteen (15) days after receipt of the Managing Member’s or Liquidator’s request therefor, such further designation, powers of attorney and other instruments as the Managing Member or the Liquidator, as the case may be, deems necessary to effectuate this Agreement and the purposes of the Company.
Section 15.12    Entire Agreement
This Agreement contains the entire understanding and agreement among the Member with respect to the subject matter hereof and supersedes any prior written oral understandings or agreements among them with respect thereto.
Section 15.13    No Rights as Stockholders
Nothing contained in this Agreement shall be construed as conferring upon the holders of the Units any rights whatsoever as stockholders of the Managing Member Entity, including, without limitation, any right to receive dividends or other distributions made to stockholders of the Managing Member Entity, or to vote or to consent or receive notice as stockholders in respect to any meeting of stockholders for the election of directors of the Managing Member Entity or any other matter.
Section 15.14    Limitation to Preserve REIT Status
To the extent that any amount paid or credited to the Managing Member Entity or any of their officers, directors, employees or agents pursuant to Sections 7.4 or 7.7 would constitute gross income to the Managing Member Entity for purposes of Sections 856(c)(2) or 856(c)(3) of the Code (a “Managing Member Payment”) then, notwithstanding any other provision of this Agreement, the amount of such Managing Member Payment for any Fiscal Year shall not exceed the lesser of:
(i)an amount equal to the excess, if any, of (a) 4% of the Managing Member Entity’s total gross income (within the meaning of Section 856(c)(3) of the Code but not including the amount of any Managing Member Payments) for the Fiscal Year which is described in subsections (A) though (H) of Section 856(c)(2) of the Code over (b) the amount of gross income (within the meaning of Section 856(c)(2) of the Code) derived by the Managing Member Entity from sources other than those described in subsections (A) through (H) of Section 856(c)(2) of the Code (but not including the amount of any Managing Member Payments); or

(ii)an amount equal to the excess, if any of (a) 24% of the Managing Member Entity’s total gross income (but not including the amount of any Managing Member Payments) for the Fiscal Year which is described in subsections (A) through (I) of Section 856(c)(3) of the Code over (b) the amount of gross income (within the meaning of Section 856(c)(3) of the Code but not including the amount of any Managing Member Payments) derived by the Managing Member Entity from sources other than those described in subsections (A) through (I) of Section 856(c)(3) of the Code;
provided, however, that Managing Member Payments in excess of the amounts set forth in subparagraphs (i) and (ii) above may be made if the Managing Member Entity, as a condition precedent, obtains an opinion of tax counsel that the receipt of such excess amounts would not adversely affect the Managing Member Entity’s ability to qualify as a REIT. To the extent Managing Member Payments may not be made in a given Fiscal Year due to the foregoing limitations, such Managing Member Payments shall carry over and be treated as arising in the following year; provided, however, that such amounts shall not carry over for more than five (5) Fiscal Years, and if not paid within such five (5) Fiscal Year period, shall expire; and provided further that (i) as Managing Member Payments are made, such payments shall be applied first to carry over amounts outstanding, if any, and (ii) with respect to carry over amounts for more than one Fiscal Year, such payments shall be applied to the earliest Fiscal Year first.
[Remainder of page intentionally left blank, signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

MANAGING MEMBER:

NexPoint Storage Partners, Inc.

By: /s/ Brian Mitts
Name: Brian Mitts Title: Chief Financial Officer, Secretary and Treasurer

[Signature Page to Second A&R LLCA of
NexPoint Storage Partners Operating Company, LLC]

NON-MANAGING MEMBERS:

NexPoint Real Estate Opportunities, LLC

By: /s/ Brian Mitts
Name: Brian Mitts Title: Authorized Signatory

NFRO REIT Sub II, LLC

By: /s/ Brian Mitts
Name: Brian Mitts Title: Executive Vice President, Chief Financial Officer and Principal Financial and Accounting Officer

GAF REIT, LLC

By: /s/ Dustin Norris
Name: Dustin Norris Title: Executive Vice President

GAF REIT Sub II, LLC

By: /s/ Brian Mitts
Name: Brian Mitts Title: Authorized Signatory

[Signature Page to Second A&R LLCA of
NexPoint Storage Partners Operating Company, LLC]

Extra Space Storage LP
By: ESS Holdings Business Trust I Its: General Partner
By: /s/ P. Scott Stubbs
Name: P. Scott Stubbs Title: Trustee

[Signature Page to Second A&R LLCA of
NexPoint Storage Partners Operating Company, LLC]

EXHIBIT A
FORM OF MEMBER REGISTRY

CLASS A UNITS
Name And Address Of Member	Class A Units	Percentage Interest (Class A Units)	Percentage Interest (Common Units)

NexPoint Storage Partners, Inc.	162,751.00	100.00000%	51.31148%
300 Crescent Court, Suite 700 Dallas, TX 75201 Attn: Matt McGraner Email: mmcgraner@nexpoint.com

TOTAL CLASS A UNITS	162,751.00	100.00000%	51.31148%

CLASS B UNITS
Name And Address Of Member	Class B Units		Percentage Interest (Class B Units)	Percentage Interest (Common Units)

NexPoint Real Estate Opportunities, LLC	47,064.35		30.47589%	14.83826%
300 Crescent Court, Suite 700 Dallas, TX 75201 Attn: Email:

NFRO REIT Sub II, LLC	101,553.79		65.75979%	32.01747%
300 Crescent Court, Suite 700 Dallas, TX 75201 Attn: Email:

GAF REIT, LLC	3,924.92		2.54153%	1.23743%
300 Crescent Court, Suite 700 Dallas, TX 75201 Attn: Email:

GAF REIT Sub II, LLC	1,888.38		0.59536%	1.22280%
300 Crescent Court, Suite 700 Dallas, TX 75201 Attn: Email:

TOTAL CLASS B UNITS	154,431.44	$	100.00000%	48.68852%

	SERIES C UNITS
Name And Address Of Member	Series C Units	Percentage Interest

Extra Space Storage LP	100		100.00000%
2795 East Cottonwood Parkway, Suite 300 Salt Lake City, Utah 84121 Attn: Gwyn G. McNeal Email: gmcneal@extraspace.com

TOTAL SERIES C UNITS	100		100.00000%

A-1
AmericasActive:17820717.13
AmericasActive:17820717.17

	SERIES C PREFERRED UNITS
Name And Address Of Member	Series C Preferred Units	Percentage Interest

NexPoint Storage Partners, Inc.	125	100.00000%
300 Crescent Court, Suite 700 Dallas, TX 75201 Attn: Matt McGraner Email: mmcgraner@nexpoint.com

TOTAL SERIES C PREFERRED UNITS	125	100.00000%

	SERIES D PREFERRED UNITS
Name And Address Of Member	Series D Preferred Units	Percentage Interest

NexPoint Storage Partners, Inc.	300,000	100.00000%
300 Crescent Court, Suite 700 Dallas, TX 75201 Attn: Matt McGraner Email: mmcgraner@nexpoint.com

TOTAL SERIES D PREFERRED UNITS	300,000	100.00000%

A-2
AmericasActive:17820717.13
AmericasActive:17820717.17

EXHIBIT B
CAPITAL ACCOUNT MAINTENANCE
1.    Capital Accounts of the Members
A.The Company shall maintain for each Member a separate Capital Account in accordance with the rules of Regulations Section l.704-l(b)(2)(iv). Such Capital Account shall be increased by (i) the amount of all Capital Contributions and any other deemed contributions made by such Member to the Company pursuant to this Agreement and (ii) all items of Company income and gain (including income and gain exempt from tax) computed in accordance with Section 1.B and allocated to such Member pursuant to Section 6.1 of the Agreement and Exhibit C thereof, and decreased by (x) the amount of cash or Agreed Value of property actually distributed or deemed to be distributed to such Member pursuant to this Agreement and (y) all items of Company deduction and loss computed in accordance with Section 1.B and allocated to such Member pursuant to Section 6.1 of the Agreement and Exhibit C thereof.
B.For purposes of computing the amount of any item of income, gain, deduction or loss to be reflected in the Members’ Capital Accounts, unless otherwise specified in this Agreement, the determination, recognition and classification of any such item shall be the same as its determination, recognition and classification for U.S. federal income tax purposes determined in accordance with Section 703(a) of the Code (for this purpose all items of income, gain, loss or deduction required to be stated separately pursuant to Section 703(a)(1) of the Code shall be included in taxable income or loss), with the following adjustments:
(1)Except as otherwise provided in Regulations Section 1.704-1(b)(2)(iv)(m), the computation of all items of income, gain, loss and deduction shall be made without regard to any adjustments to the adjusted bases of the assets of the Company pursuant to Sections 734(b) and 743(b) of the Code, provided, however, that the amounts of any adjustments to the adjusted bases of the assets of the Company made pursuant to Section 734 of the Code as a result of the distribution of property by the Company to a Member (to the extent that such adjustments have not previously been reflected in the Members’ Capital Accounts) shall be reflected in the Capital Accounts of the Members in the manner and subject to the limitations prescribed in Regulations Section l.704-1(b)(2)(iv)(m)(4).
(2)The computation of all items of income, gain, and deduction shall be made without regard to the fact that items described in Sections 705(a)(l)(B) or 705(a)(2)(B) of the Code are not includible in gross income or are neither currently deductible nor capitalized for U.S. federal income tax purposes.
(3)Any income, gain or loss attributable to the taxable disposition of any Company property shall be determined as if the adjusted basis of such property as of such date of disposition were equal in amount to the Company’s Carrying Value with respect to such property as of such date.
(4)In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such fiscal year.
(5)In the event the Carrying Value of any Company asset is adjusted pursuant to Section 1.D, the amount of any such adjustment shall be taken into account as gain or loss from the disposition of such asset.

AmericasActive:17820717.13
AmericasActive:17820717.17

(6)Any items specially allocated under Section 2 of Exhibit C to the Agreement hereof shall not be taken into account.
C.A transferee (including any Assignee) of a Unit shall succeed to a pro rata portion of the Capital Account of the transferor in accordance with Regulations Section 1.704-1(b)(2)(iv)(l).
D.(1) Consistent with the provisions of Regulations Section 1.704-1(b)(2)(iv)(f), and as provided in Section 1.D(2), the Carrying Values of all Company assets shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Company property, as of the times of the adjustments provided in Section 1.D(2), as if such Unrealized Gain or Unrealized Loss had been recognized on an actual sale of each such property and allocated pursuant to Section 6.1 of the Agreement.
(2) Such adjustments shall be made as of the following times: (a) immediately prior to the acquisition of an additional interest in the Company by any new or existing Member in exchange for more than a de minimis Capital Contribution; (b) immediately prior to the distribution by the Company to a Member of more than a de minimis amount of property as consideration for an interest in the Company; (c) immediately prior to the liquidation of the Company within the meaning of Regulations Section 1.704-l(b)(2)(ii)(g); (d) immediately prior to the grant of an interest in the Company (other than a de minimis interest) as consideration for the provision of services to or for the benefit of the Company; (e) immediately prior to the issuance by the Company of a noncompensatory option to acquire an interest in the Company (other than an option for a de minimis interest); and (f) at such other times as are permitted by applicable Regulations and as determined in the discretion of the Managing Member; provided, however, that adjustments pursuant to clauses (a), (b), (d), (e) and (f) above shall be made only if the Managing Member determines that such adjustments are necessary or appropriate to reflect the relative economic interests of the Members in the Company or to comply with applicable Regulations; provided further, however, that the issuance of any LTIP Unit shall be deemed to require a revaluation pursuant to this Section 1.D.
(3) In accordance with Regulations Section 1.704- l(b)(2)(iv)(e), the Carrying Value of Company assets distributed in kind shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Company property, as of the time any such asset is distributed.
(4) In determining Unrealized Gain or Unrealized Loss for purposes of this Exhibit B, the aggregate cash amount and fair market value of all Company assets (including cash or cash equivalents) shall be determined by the Managing Member using such reasonable method of valuation as it may adopt, or in the case of a liquidating distribution pursuant to Article XIII of the Agreement, shall be determined and allocated by the Liquidator using such reasonable methods of valuation as it may adopt. The Managing Member, or the Liquidator, as the case may be, shall allocate such aggregate fair market value among the assets of the Company in such manner as it determines in its sole and absolute discretion to arrive at a fair market value for individual properties.
E.The provisions of the Agreement (including this Exhibit B and the other Exhibits to the Agreement) relating to the maintenance of Capital Accounts are intended to comply with Regulations Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with such Regulations. In the event the Managing Member shall determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto (including, without limitation, debits or credits relating to liabilities which are secured by contributed or distributed property or which are assumed by the Company, the Managing Member, or the Non-Managing Members) are computed in order to comply with such Regulations, the Managing Member may

AmericasActive:17820717.13
AmericasActive:17820717.17

make such modification without regard to Article XIV of the Agreement, provided that it is not likely to have a material effect on the amounts distributable to any Person pursuant to Article XIII of the Agreement upon the dissolution of the Company. The Managing Member also shall (i) make any adjustments that are necessary or appropriate to maintain equality between the Capital Accounts of the Members and the amount of Company capital reflected on the Company’s balance sheet, as computed for book purposes, in accordance with Regulations Section l.704-l(b)(2)(iv)(q), and (ii) make any appropriate modifications in the event unanticipated events might otherwise cause this Agreement not to comply with Regulations Section l.704-1(b).
2.    No Interest
No interest shall be paid by the Company on Capital Contributions or on balances in Members’ Capital Accounts.
3.    No Withdrawal
No Member shall be entitled to withdraw any part of its Capital Contribution or Capital Account or to receive any distribution from the Company, except as provided in Articles IV, V, VII and XIII of the Agreement.

AmericasActive:17820717.13
AmericasActive:17820717.17

EXHIBIT C
SPECIAL ALLOCATION RULES
1.    Special Allocation Rules.
Notwithstanding any other provision of the Agreement or this Exhibit C, the following special allocations shall be made in the following order:
A.Minimum Gain Chargeback. Notwithstanding the provisions of Section 6.1 of the Agreement or any other provisions of this Exhibit C, if there is a net decrease in Partnership Minimum Gain during any Fiscal Year, each Member shall be specially allocated items of Company income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Member’s share of the net decrease in Partnership Minimum Gain, as determined under Regulations Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations Section 1.704-2(f)(6). This Section 1.A is intended to comply with the minimum gain chargeback requirements in Regulations Section 1.704-2(f) and for purposes of this Section 1.A only, each Member’s Adjusted Capital Account Deficit shall be determined prior to any other allocations pursuant to Section 6.1 of the Agreement or this Exhibit C with respect to such Fiscal Year and without regard to any decrease in Partner Minimum Gain during such Fiscal Year.
B.Partner Minimum Gain Chargeback. Notwithstanding any other provision of Section 6.1 of this Agreement or any other provisions of this Exhibit C (except Section 1.A), if there is a net decrease in Partner Minimum Gain attributable to a Partner Nonrecourse Debt during any Fiscal Year, each Member who has a share of the Partner Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(5), shall be specially allocated items of Company income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Member’s share of the net decrease in Partner Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(5). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Managing Member and Non-Managing Member pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations Section 1.704-2(i)(4). This Section 1.B is intended to comply with the minimum gain chargeback requirement in such Section of the Regulations and shall be interpreted consistently therewith. Solely for purposes of this Section 1.B, each Member’s Adjusted Capital Account Deficit shall be determined prior to any other allocations pursuant to Section 6.1 of the Agreement or this Exhibit C with respect to such Fiscal Year, other than allocations pursuant to Section 1.A.
C.Qualified Income Offset. In the event any Member unexpectedly receives any adjustments, allocations or distributions described in Regulations Sections 1.704-l(b)(2)(ii)(d)(4), l.704-1(b)(2)(ii)(d)(5), or 1.704-l(b)(2)(ii)(d)(6), and after giving effect to the allocations required under Sections 1.A and 1.B with respect to such Fiscal Year, such Member has an Adjusted Capital Account Deficit, items of Company income and gain (consisting of a pro rata portion of each item of Company income, including gross income and gain for the Fiscal Year) shall be specifically allocated to such Member in an amount and manner sufficient to eliminate, to the extent required by the Regulations, its Adjusted Capital Account Deficit created by such adjustments, allocations or distributions as quickly as possible. This Section 1.C is intended to constitute a “qualified income offset” under Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.
D.Gross Income Allocation. In the event that any Member has an Adjusted Capital Account Deficit at the end of any Fiscal Year (after taking into account allocations to be made

AmericasActive:17820717.13
AmericasActive:17820717.17

under the preceding paragraphs hereof with respect to such Fiscal Year), each such Member shall be specially allocated items of Company income and gain (consisting of a pro rata portion of each item of Company income, including gross income and gain for the Fiscal Year) in an amount and manner sufficient to eliminate, to the extent required by the Regulations, its Adjusted Capital Account Deficit.
E.Nonrecourse Deductions. Except as may otherwise be expressly provided by the Managing Member pursuant to Section 4.2 of the Agreement with respect to other classes of Units, Nonrecourse Deductions for any Fiscal Year shall be allocated only to the Members holding Class A Units in accordance with their respective Percentage Interests. If the Managing Member determines in its good faith discretion that the Company’s Nonrecourse Deductions must be allocated in a different ratio to satisfy the safe harbor requirements of the Regulations promulgated under Section 704(b) of the Code, the Managing Member is authorized, upon notice to the Non-Managing Members, to revise the prescribed ratio for such Fiscal Year to the numerically closest ratio which would satisfy such requirements.
F.Partner Nonrecourse Deductions. Any Partner Nonrecourse Deductions for any Fiscal Year shall be specially allocated to the Member who bears the economic risk of loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable in accordance with Regulations Sections 1.704-2(b)(4) and 1.704-2(i).
G.Adjustments Pursuant to Code Section 734 and Section 743. To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Section 734(b) or 743(b) of the Code is required, pursuant to Regulations Section 1.704-l(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such item of gain or loss shall be specially allocated to the Members in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such Section of the Regulations.
2.    Allocations for Tax Purposes
A.Except as otherwise provided in this Section 2, for U.S. federal income tax purposes, each item of income, gain, loss and deduction shall be allocated among the Members in the same manner as its correlative item of “book” income, gain, loss or deduction is allocated pursuant to Section 6.1 of the Agreement and Section 1 of this Exhibit C.
B.In an attempt to eliminate Book-Tax Disparities attributable to a Contributed Property or Adjusted Property, items of income, gain, loss, and deduction shall be allocated for U.S. federal income tax purposes among the Members as follows:
(1) (a) In the case of a Contributed Property, such items attributable thereto shall be allocated among the Members consistent with the principles of Section 704(c) of the Code to take into account the variation between the Section 704(c) Value of such property and its adjusted basis at the time of contribution (taking into account Section 2.C of this Exhibit C); and
(b) any item of Residual Gain or Residual Loss attributable to a Contributed Property shall be allocated among the Members in the same manner as its correlative item of “book” gain or loss is allocated pursuant to Section 6.1 of the Agreement and Section 1 of this Exhibit C.
(2) (a) In the case of an Adjusted Property, such items shall

AmericasActive:17820717.13
AmericasActive:17820717.17

(i) first, be allocated among the Members in a manner consistent with the principles of Section 704(c) of the Code to take into account the Unrealized Gain or Unrealized Loss attributable to such property and the allocations thereof pursuant to Exhibit B;
(ii) second, in the event such property was originally a Contributed Property, be allocated among the Members in a manner consistent with Section 2.B(1) of this Exhibit C; and
(b) any item of Residual Gain or Residual Loss attributable to an Adjusted Property shall be allocated among the Members in the same manner its correlative item of “book” gain or loss is allocated pursuant to Section 6.1 of the Agreement and Section 1 of this Exhibit C.
(3) all other items of income, gain, loss and deduction shall be allocated among the Members in the same manner as their correlative item of “book” gain or loss is allocated pursuant to Section 6.1 of the Agreement and Section 1 of this Exhibit C.
C.To the extent Regulations promulgated pursuant to Section 704(c) of the Code permit a Company to utilize alternative methods to eliminate the disparities between the Carrying Value of property and its adjusted basis, the Managing Member shall have the authority to elect the method to be used by the Company and such election shall be binding on all Members.

AmericasActive:17820717.13
AmericasActive:17820717.17

EXHIBIT D
NOTICE OF REDEMPTION
The undersigned hereby irrevocably (i) redeems Units in NexPoint Storage Partners Operating Company, LLC (the “Company”) in accordance with the terms of the Second Amended and Restated Limited Liability Company Agreement of the Company, as amended, and the Redemption Right referred to therein, (ii) surrenders such Units and all right, title and interest therein and (iii) directs that the Cash Amount or Shares Amount (as determined by the Managing Member) deliverable upon exercise of the Redemption Right be delivered to the address specified below, and if Shares are to be delivered, such Shares be registered or placed in the name(s) and at the address(es) specified below. The undersigned hereby represents, warrants, and certifies that the undersigned (a) has marketable and unencumbered title to such Units, free and clear of the rights of or interests of any other person or entity, (b) has the full right, power and authority to redeem and surrender such Units as provided herein and (c) has obtained the consent or approval of all persons or entities, if any, having the right to consult or approve such redemption and surrender. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Second Amended and Restated Limited Liability Company Agreement of the Company.

Dated:	Name of Member:

(Signature of Member)

(Street Address)

(City) (State) (Zip Code)

Signature Guaranteed by:

IF SHARES ARE TO BE ISSUED, ISSUE TO:
Name: _________________________________
Social Security or tax identifying number: _________________________
D-1
AmericasActive:17820717.13
AmericasActive:17820717.17

EXHIBIT E
FORM OF DRO REGISTRY

DRO AMOUNT
PART I DRO MEMBERS

PART II DRO MEMBERS

E-1
AmericasActive:17820717.13
AmericasActive:17820717.17

EXHIBIT F
NOTICE OF ELECTION BY MEMBER TO CONVERT
LTIP UNITS INTO CLASS A UNITS
The undersigned holder of LTIP Units hereby irrevocably (i) elects to convert LTIP Units in NexPoint Storage Partners Operating Company, LLC (the “Company”) into Class A Units in accordance with the terms of the Second Amended and Restated Limited Liability Company Agreement of the Company, as amended; and (ii) directs that any cash in lieu of Class A Units that may be deliverable upon such conversion be delivered to the address specified below. The undersigned hereby represents, warrants, and certifies that the undersigned (a) has title to such LTIP Units, free and clear of the rights or interests of any other person or entity other than the Company; (b) has the full right, power, and authority to cause the conversion of such LTIP Units as provided herein; and (c) has obtained the consent to or approval of all persons or entities, if any, having the right to consent or approve such conversion. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Second Amended and Restated Limited Liability Company Agreement of the Company.

Dated:	Name of Member:

(Signature of Member)

(Street Address)

(City) (State) (Zip Code)

Signature Guaranteed by:

F-1
AmericasActive:17820717.13
AmericasActive:17820717.17

EXHIBIT G
NOTICE OF ELECTION BY COMPANY TO FORCE CONVERSION OF
LTIP UNITS INTO CLASS A UNITS
NexPoint Storage Partners Operating Company, LLC (the “Company”) hereby irrevocably elects to cause the number of LTIP Units held by the holder of LTIP Units set forth below to be converted into Class A Units in accordance with the terms of the Limited Liability Agreement of the Company, as amended (the “Agreement”). Capitalized terms used but not defined herein shall have the meanings assigned to them in the Agreement.
Name of Holder:
Date of this Notice:
Number of LTIP Units to be Converted:
Please Print: Exact Name as Registered with Company
G-1
AmericasActive:17820717.13
AmericasActive:17820717.17

Schedule 1.1

SAFStor Assets

Schedule 1.1-1
AmericasActive:17820717.13
AmericasActive:17820717.17